Exhibit 4.8

EXECUTION VERSION

CEQUEL COMMUNICATIONS HOLDINGS I, LLC

CEQUEL CAPITAL CORPORATION

$500,000,000 5.125% SENIOR NOTES DUE 2021

INDENTURE

Dated as of October 18, 2018

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

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EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NEW 2021 SEPTEMBER CSC NOTES INDENTURE

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INDENTURE, dated as of October 18, 2018, among Cequel Communications Holdings I, LLC, a Delaware limited liability company, Cequel Capital Corporation, a Delaware corporation and wholly-owned subsidiary of Cequel, and Deutsche Bank Trust Company Americas, as Trustee.

The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of: (a) $493,049,000 aggregate principal amount of the Issuers’ 5.125% Senior Notes due 2021 (the “Initial Notes”) and (b) an unlimited principal amount of additional securities having identical terms and conditions as the Initial Notes except as otherwise set forth herein (the “Additional Notes”) that may be issued on any later issue date subject to the conditions and in compliance with the covenants set forth herein. Unless the context otherwise requires, in this Indenture references to the “Notes” include the Initial Notes and the Additional Notes that are actually issued.

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01          Definitions.

The following terms, as used herein, have the following meanings:

“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition/Merger” means each of the consolidation with or acquisition by another Person of Cequel in a merger or other reorganization or a sale of all or substantially all of Cequel’s assets to another Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.03 hereof.

“Adjusted Pro Forma EBITDA” means, for any period, Consolidated Adjusted EBITDA for such period adjusted, with respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), on a pro forma basis (including pro forma

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adjustments arising out of events which are directly attributable to a specific transaction, reasonably identifiable and factually supportable, which would include cost savings resulting from head count reduction, closure of facilities, elimination of corporate and regional cost allocation, conversion to Cequel’s systems, contracts and platforms, and similar restructuring actions (regardless of whether these adjustments could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto), in each case realizable within 12 months of the consummation of such Subject Transaction or applicable related event, which pro forma adjustments shall be certified by the chief financial officer of Cequel) using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Cequel and its Restricted Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)           1.0% of the principal amount of the Note; or

(2)           the excess of:

(a)           the present value at such redemption date of (i) the redemption price of the Note at June 15, 2016, (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the Note through June 15, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)           the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor) (other than leases or subleases in the ordinary course of business), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Cequel or any Restricted Subsidiary), in one transaction or a series of transactions, of all or any part of Cequel’s or any of its Restricted Subsidiaries’ businesses, assets or properties of any kind, whether real,

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personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Restricted Subsidiary of Cequel, other than: (i) inventory and other assets sold, leased, licensed or otherwise disposed of in the ordinary course of business; (ii) sales of non-core assets acquired in Permitted Acquisitions, the proceeds of which are reinvested in long-term productive assets of the general type used in the business of Cequel and its Restricted Subsidiaries within 12 months of the receipt thereof; (iii) disposals of obsolete, worn out or surplus property; (iv) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Cequel as permitted under Section 5.1 hereof; (v) the grant of Liens not prohibited by this Indenture; (vi) any Restricted Payment permitted under Section 4.05 hereof and any Permitted Investment; (vii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (viii) the sale or other disposition of Cash and Cash Equivalents; and (ix) sales or other dispositions of other assets for aggregate consideration of less than $20.0 million with respect to any transaction or series of related transactions and less than $50.0 million in the aggregate during any Fiscal Year.

“Asset Swap” means an exchange of assets by Cequel or a Restricted Subsidiary of Cequel for: (a) all or substantially all of the assets of, or any Capital Stock of, one or more Permitted Businesses, or one or more cable systems, business lines, units or divisions of any Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is, is part of, or becomes a Subsidiary of Cequel; and/or (b) other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; provided that a portion consisting of no more than 25% of the consideration for the assets subject to such Asset Swap may be paid to Cequel or such Subsidiary in Cash or Cash Equivalents.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer, chief accounting officer, chief operating officer, treasurer or controller.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“BC Partners” means one or more investment funds advised, managed or controlled by BC Partners Holdings Limited or any Affiliate thereof.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

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(2)           with respect to a partnership, the board of directors of the general partner of the partnership;

(3)           with respect to a limited liability company, the managing member, the board of directors or members or any controlling committee of managing members thereof; and

(4)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable Securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States or which have the highest rating obtainable from S&P or Moody’s at the time of the acquisition thereof, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100.0 million; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500.0 million, and (c) has the highest rating obtainable from either S&P or Moody’s; and (vi) commercial paper which has the highest rating obtainable from S&P or Moody’s at the time of the acquisition thereof.

“Cequel” means Cequel Communications Holdings I, LLC, a Delaware limited liability company.

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“Cequel Capital” means Cequel Capital Corporation, a Delaware corporation.

“Cequel Holdings” means Cequel Communications Holdings, LLC, a Delaware limited liability company.

“Change of Control” means: (i) at any time prior to an IPO, (a) the Management Contract is, or substantially all management services thereunder are, terminated with respect to all or substantially all of Cequel and its Subsidiaries, and (b) the Equity Consortium ceases to Beneficially Own (directly or indirectly) at least a majority of the voting interests in the Capital Stock of Cequel Holdings and Cequel; provided that no Change of Control shall be deemed to have occurred under this clause (i) or clause (iii) in connection with Cequel’s Acquisition/Merger with a Public Company, or a Subsidiary of a Public Company, so long as no Person, or two or more persons acting in concert (other than any member or members of the Equity Consortium, including any holding company jointly owned by members of the Equity Consortium), owns more than 50% of the outstanding voting interests in the Capital Stock of the surviving entity or purchaser in connection with such Acquisition/Merger; (ii) at any time after an IPO or Cequel’s Acquisition/Merger with a Public Company, or a Subsidiary of a Public Company, any Person, or two or more Persons acting in concert (other than any member or members of the Equity Consortium, including any holding company jointly owned by members of the Equity Consortium), shall have acquired (directly or indirectly) Beneficial Ownership of a majority of the outstanding voting interests in the Capital Stock of Cequel Holdings and Cequel; (iii) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Cequel and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) (other than any member or members of the Equity Consortium, including any holding company jointly owned by members of the Equity Consortium); or (iv) the first day on which Cequel fails to own 100% of the issued and outstanding Equity Interests of Cequel Capital.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking, S.A. and any successor thereto.

“Combination” has the meaning ascribed to it under the section titled “Description of the New Senior Notes” in the Exchange Offer Memorandum.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Cequel and its Restricted Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus (b) to the extent deducted in computing Consolidated Net Income for such period, (I) Consolidated Interest Expense, (II) provisions for taxes based on income, (III) total depreciation expense, (IV) total amortization expense, (V) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents amortization of a prepaid Cash item that was paid in a prior period and any such non-Cash item that was paid in Cash or accrued in such period as a current liability, but including, without limitation, any non-Cash impairment charges, non-Cash valuation charges for stock option grants or vesting of restricted stock awards, and non-Cash losses

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or charges from the early extinguishment of Indebtedness), (VI) non-recurring expenses paid within such period in connection with any acquisition (including any Permitted Acquisition), Investment, Asset Sale, financial or operational restructuring, the issuance, retirement or repayment of Indebtedness (including cash expenses paid in connection with early extinguishment of Indebtedness), issuance of equity securities, refinancing transaction or amendment or other modification of any Indebtedness instrument (in each case, including any such transaction consummated prior to the Measurement Date and any such transaction undertaken but not completed, which expenses are incurred within 18 months of the consummation of the related transaction), (VII) the amount of fees payable to the Management Company pursuant to the terms of the Management Contract which accrue during such period but are voluntarily deferred by the Management Company, (VIII) all extraordinary losses and non-recurring and unusual charges, (IX) to the extent not reflected in Consolidated Interest Expense, costs and expenses associated with the unwinding or termination of Interest Rate Agreements or Currency Agreements, (X) non-Cash losses attributable to the mark-to-market movement in the valuation of Interest Rate Agreements or Currency Agreements pursuant to FASB 815—“Derivatives and Hedging”; provided that Consolidated Adjusted EBITDA shall be reduced in any subsequent period to the extent of any cash impact (other than any such impact from Interest Rate Agreements or Currency Agreements in respect of interest rate included in Consolidated Interest Expense) resulting from such losses in such subsequent period (regardless of whether such loss is deducted in determining Consolidated Net Income in such subsequent period), and (XI) the amount of fees paid to members of the Equity Consortium in accordance with Section 4.07(b)(9), minus (ii) the sum, without duplication, of the amounts for such period of (a) non-Cash items increasing Consolidated Net Income for such period, to the extent included in the calculation of Consolidated Net Income for such period, (b) the amount of fees accrued in any prior period and voluntarily deferred by the Management Company as described in clause (i)(b)(VII) that are paid during such period, (c) Cash payments made in such period in respect of non-Cash items added back in the calculation of “Consolidated Adjusted EBITDA” pursuant to clause (i)(b)(V) of this definition in any prior period, (d) non-Cash gain attributable to the mark-to-market movement in the valuation of Interest Rate Agreements or Currency Agreements pursuant to FASB 815—“Derivatives and Hedging”; provided that Consolidated Adjusted EBITDA shall be increased in any subsequent period to the extent of any cash impact (other than any such impact from Interest Rate Agreements or Currency Agreements in respect of interest rate included in Consolidated Interest Expense) resulting from such gain in such subsequent period (regardless of whether such gain is included in determining Consolidated Net Income in such subsequent period), and (e) any extraordinary gains and non-recurring and unusual gains.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Cequel and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Cequel and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Cequel and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) to the extent included in the calculation of net income in clause (i) above for such period, without duplication, (a) the income (or loss) of

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any Person (other than a Restricted Subsidiary of Cequel) in which any other Person (other than Cequel or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Cequel or any of its Restricted Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Cequel or is merged into or consolidated with Cequel or any of its Restricted Subsidiaries or that Person’s assets are acquired by Cequel or any of its Restricted Subsidiaries, (c) the income of any Restricted Subsidiary of Cequel to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is at the time restricted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (other than restrictions not prohibited under Section 4.06 hereof), unless received by Cequel, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness and the aggregate liquidation preference or redemption payment value of Preferred Stock and Disqualified Stock of Cequel and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (other than Indebtedness under clause (x) of the definition of Indebtedness).  For the avoidance of doubt, the parties hereto acknowledge and agree that Consolidated Total Debt shall not include Indebtedness of any Unrestricted Subsidiary.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contribution Indebtedness” means Indebtedness or Disqualified Stock of Cequel and Indebtedness, Disqualified Stock or Preferred Stock of Cequel or any Restricted Subsidiary not to exceed 100% of the net cash proceeds received by Cequel or its Restricted Subsidiaries since immediately after the Measurement Date from the issue or sale of Equity Interests of Cequel or cash contributed to the capital of Cequel (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to Cequel or any of its Subsidiaries or through an Excluded Contribution) as determined in accordance with clause (6)(C)(3) of Section 4.05 to the extent such net cash proceeds or cash have not been applied pursuant to such clause to make any Restricted Payment.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 11.1 hereof or such other address as to which the Trustee may give notice to the Issuers.

“CPPIB” means Canada Pension Plan Investment Board or any of its Affiliates.

“Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of February 14, 2012, by and among Cequel Communications, LLC, Cequel Communications Holdings II, LLC, certain subsidiaries of Cequel Communications, LLC as Guarantor Subsidiaries, the lenders party thereto from time to time, Credit Suisse AG, acting through its Cayman Islands Branch, as Administrative Agent, and certain other parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith,

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and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including for the avoidance of doubt, the New Credit Facility.

“Credit Agreement Subsidiary” means any Restricted Subsidiary of Cequel that at the time of the incurrence of any Indebtedness or the issuance of any Preferred Stock pursuant to Section 4.03 hereof is subject to restrictions on the incurrence of Indebtedness pursuant to the Credit Agreement.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Credit Facility Subsidiary” means any Restricted Subsidiary of Cequel other than a Restricted Subsidiary of Cequel that both (1) is not a Credit Agreement Subsidiary and (2) owns an interest directly or indirectly in a Credit Agreement Subsidiary.

“CSC” means CSC Holdings, LLC.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Cequel’s and its Restricted Subsidiaries’ operations and not for speculative purposes.

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto or the related footnote on the face thereof.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

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“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any Security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuers to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.5 hereof.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Cequel and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, the Issuers, any of the Issuers’ Subsidiaries or any of their ERISA Affiliates.

“Equity Consortium” means any one or more of the Management Company, BC Partners, CPPIB and the Individual Management Investors.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of Cequel by Cequel (other than Disqualified Stock and other than to a Subsidiary of Cequel) or (2) of Equity Interests of a direct or indirect parent entity of Cequel (other than to Cequel or a Subsidiary of Cequel) to the extent that the net proceeds therefrom are contributed to the common equity capital of Cequel (other than through an Excluded Contribution).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal

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Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” is as defined in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Offer Memorandum” means the offering memorandum dated October 2, 2018 in relation to the Notes issued on the Issue Date.

“Excluded Contribution” means net cash proceeds, marketable Securities or Qualified Proceeds received by Cequel after the Measurement Date from (1) contributions to its common equity capital, and (2) the sale (other than to a Subsidiary of Cequel or to any management equity plan or stock option plan or any other, management or employee benefit plan or agreement of Cequel) of Capital Stock (other than Disqualified Stock) of Cequel, in each case designated as Excluded Contributions pursuant to an officer’s certificate on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (6)(C)(3) of Section 4.05.

“Existing Indebtedness” means all Indebtedness of Cequel and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Measurement Date (including the $750 million aggregate principal amount of the Issuers’ 5.125% Senior Notes due 2021 issued on such date), until such amounts are repaid.

“Expiration Time” has the meaning ascribed to it in the Exchange Offer Memorandum.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Cequel (unless otherwise provided herein).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Cequel and its Restricted Subsidiaries ending on December 31 of each calendar year.

“Franchise” means any franchise, permit, license, resolution, contract, certificate, agreement or similar authorization, or any renewal thereof, issued by any federal, state, county, municipal or other entity exercising executive, legislative, judicial, regulatory or administrative functions and authorizing the construction, upgrade, maintenance and operation of a cable system.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect as of the Measurement Date.

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“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 or 2.06 hereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Hedge Agreement” means an Interest Rate Agreement or Currency Agreement entered into in connection with Cequel’s or any of its Restricted Subsidiaries’ businesses.

“Holder” means a holder of Notes.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all Indebtedness of another Person secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (provided that, with respect to such Indebtedness that is non-recourse to that Person, only to the extent of the lesser of the amount of such Indebtedness or the value of the property that is encumbered by such Lien); (vi) the face amount of any letter of credit that is issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or

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deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof (to the extent such obligation would otherwise constitute “Indebtedness”) will be paid or discharged, or any agreement relating thereto (to the extent such agreement evidences an obligation that would otherwise constitute “Indebtedness”) will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any interest rate agreements and currency agreements, whether entered into for hedging or speculative purposes; provided that in no event shall obligations under any interest rate agreements or any currency agreements be deemed “Indebtedness” for purposes of the Total Leverage Ratio; provided, further, that in no event shall Indebtedness include obligations in respect of surety and performance bonds and undrawn letters of credit backing pole rental or conduit attachments and the like or backing obligations under Franchises, in each case arising in the ordinary course of business of Cequel and its Restricted Subsidiaries.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Individual Management Investors” means Jerald L. Kent, Mary E. Meduski and Thomas P. McMillin or any of their respective Affiliates.

“Initial Notes” means the first $493,049,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Institutional Accredited Investor” means an institution that is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), but is not also a QIB.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Cequel’s and its Restricted Subsidiaries’ operations and not for speculative purposes.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Cequel or any of its Restricted Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than Cequel or a Restricted Subsidiary of Cequel); (ii) any direct or indirect

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redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary of Cequel from any Person (other than Cequel or a Restricted Subsidiary of Cequel), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than (x) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and (y) accounts receivable, trade credit and advances to customers, in each case in the ordinary course of business) or capital contribution by Cequel or any of its Restricted Subsidiaries to any other Person (other than Cequel or a Restricted Subsidiary of Cequel), including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.05 hereof, (a) “Investments” shall include the portion (proportionate to Cequel’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Cequel at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary of Cequel, Cequel shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (i) Cequel’s “Investment” in such Subsidiary at the time of such redesignation, less (ii) the portion (proportionate to Cequel’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by Cequel.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“IPO” means the initial bona fide underwritten sale to the public of common stock of Cequel or any direct or indirect parent entity pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan) that is declared effective by the SEC.

“Issue Date” means October 18, 2018.

“Issuers” means Cequel and Cequel Capital.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Management Company” means Cequel III, LLC, a Delaware limited liability company.

“Management Contract” means the Second Amended and Restated Cequel Communications Management Agreement, dated as of November 15, 2012, by and between

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Cequel Holdings and the Management Company, as amended, supplemented or otherwise modified from time to time.

“Measurement Date” means May 16, 2013.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale or Asset Swap, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Cequel or any of its Restricted Subsidiaries from such Asset Sale or Asset Swap, minus (ii) any reasonable, documented costs and expenses incurred in connection with such Asset Sale or Asset Swap, including (a) customary fees, legal fees, brokerage fees, commissions, costs and other expenses incurred in connection therewith, (b) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale or Asset Swap, (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the obligations under the Credit Agreement) that is secured by a Lien on the stock or assets in question or that is otherwise required to be repaid under the terms thereof as a result of such Asset Sale or Asset Swap and (d) a reasonable reserve determined by an Authorized Officer of Cequel or any of its Restricted Subsidiaries in its reasonable business judgment for any indemnification payments (fixed or contingent) or purchase price adjustments attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale or Asset Swap undertaken by Cequel or any of its Restricted Subsidiaries in connection with such Asset Sale or Asset Swap.

“New 2021 September CSC Notes” means the 5.125% Senior Notes due 2021 to be issued by CSC under the New 2021 September CSC Notes Indenture.

“New 2021 September CSC Notes Indenture” means the indenture substantially in the form of Exhibit E hereto in respect of the New 2021 September CSC Notes.

“New Credit Facility” means the term loan credit agreement entered into on or around June 12, 2015 between, amongst others, Altice US Finance I Corporation as borrower, the lenders named therein, the administrative agent named therein and JPMorgan Chase Bank, N.A. as security agent, as amended.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes and any Additional Notes.  The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

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“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by (i) with respect to a corporation, two Authorized Officers of such corporation, (ii) with respect to a partnership, two Authorized Officers of the general partner of such partnership, and (iii) with respect to a limited liability company, two Authorized Officers of such limited liability company, or if no such officers are appointed of the manager or managing member of such limited liability company, as the case may be (or, if such manager or managing member is an individual, such individual), in each case, that meets the requirements of Section 11.03 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee or the Registrar, as the case may be, that meets the requirements of Section 11.03 hereof.  The counsel may be an employee of or counsel to Cequel, any Subsidiary of Cequel or the Trustee.

“Original 2021 Notes” means such notes issued by the Issuer under the Original 2021 Notes Indenture.

“Original Issue Date” means September 9, 2014.

“Original 2021 Notes Indenture” means such indenture by the Issuer and U.S. Bank National Association, as trustee dated as of the Original Issue Date.

“Original Offering Memorandum” means that certain offering memorandum prepared by the Issuers, dated as of September 4, 2014, relating to the offering of the Original 2021 Notes.

“Parent Entity” means any parent company of Cequel who directly or indirectly owns 100% of the Capital Stock of Cequel.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means any acquisition by Cequel or a Restricted Subsidiary of Cequel, whether by purchase, merger or otherwise, of all or substantially all of the assets or Capital Stock of, or one or more cable systems, business lines, units or divisions of, any Person; provided that:

(1)           immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(2)           all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity in all material respects with all applicable Governmental Authorizations;

(3)           in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required

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pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Restricted Subsidiary of Cequel in connection with such acquisition (which acquisition may, for purposes of this clause (3), be completed through one or more related transactions so long as all such transactions are consummated within a three-month period) shall be wholly-owned, directly or indirectly, by Cequel;

(4)           Cequel and its Restricted Subsidiaries shall have, pro forma for the completion of such acquisition and the payment of all purchase consideration and costs therefor, a minimum of $20.0 million of Cash, Cash Equivalents and/or unused borrowing capacity under Credit Facilities; and

(5)           any Person or assets or division as acquired in accordance herewith shall be engaged in a Permitted Business.

“Permitted Business” means the lines of business conducted by Cequel or any of its Restricted Subsidiaries on the Measurement Date and any businesses similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof.

“Permitted Investments” means:

(1)           Investments in Cash and Cash Equivalents (including cash held in deposit accounts);

(2)           (A) Investments owned as of the Measurement Date and (B) Investments made after the Measurement Date in Cequel, any Restricted Subsidiary of Cequel or any Person that will become a Restricted Subsidiary of Cequel immediately after such Investment;

(3)           Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, (ii) constituting deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Cequel and its Restricted Subsidiaries, and (iii) constituting good faith deposits in the ordinary course of business in connection with Permitted Acquisitions or obligations in respect of surety bonds (other than appeal bonds), statutory obligations to governmental authorities, tenders, sales, contracts (other than for borrowed money), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business for sums not more than 90 days overdue or being contested in good faith by appropriate proceedings and for which Cequel and its Restricted Subsidiaries maintain adequate reserves in accordance with GAAP;

(4)           intercompany loans and other Investments to the extent permitted by clauses (4), (5) and (17) of Section 4.03 hereof;

(5)           capital expenditures that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Cequel and its Restricted Subsidiaries;

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(6)           loans and advances to employees of Cequel and its Restricted Subsidiaries (i) made in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million in the aggregate at any time outstanding or (ii) made to fund their purchase of equity interests of Cequel Holdings (or any parent) so long as no cash is paid by Cequel or any of its Restricted Subsidiaries in connection therewith (or any cash so paid is promptly (and in any event within two Business Days) returned to Cequel or such Restricted Subsidiary);

(7)           Investments represented by guarantees that are otherwise permitted under this Indenture;

(8)           Investments pursuant to Hedge Agreements;

(9)           Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of Cash or marketable Securities, not to exceed $50.0 million (with the Fair Market Value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value);

(10)         Investments the payment for which is Capital Stock (other than Disqualified Stock) of Cequel;

(11)         in addition to Investments otherwise expressly permitted by this definition, Investments by Cequel or any of its Restricted Subsidiaries made after the Measurement Date in an aggregate amount not to exceed $300.0 million at any time outstanding; and

(12)         Investments made by Cequel or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale or Asset Swap made in compliance with Section 4.13.

“Permitted Refinancing Indebtedness” means any Indebtedness of Cequel or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness incurred under clause (3), (11) or (18) of Section 4.03(b) hereof; provided that: (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all fees, expenses and premiums incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations under the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Obligations under the Notes, on terms at least as favorable, taken as a whole, to the Holders of the Obligations under the Notes, as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

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(4) such Indebtedness is incurred either by Cequel or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (or another obligor that is a Credit Facility Subsidiary whose debt is structurally subordinated to the Indebtedness of the existing obligor whose debt is being refinanced); and (5) if such Permitted Refinancing Indebtedness is secured, the Lien in favor of the providers of such Indebtedness does not apply to any property or assets of Cequel or any Restricted Subsidiary of Cequel other than such property or assets securing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Public Company” means any Person that has Capital Stock registered pursuant to the Exchange Act or is traded on an internationally recognized stock exchange.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by Cequel in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers which shall be substituted for Moody’s or S&P or both, as the case may be.

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control and (b) the occurrence of a Change of Control and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Ratings Event” means (x) a downgrade by one or more gradations (including gradations within ratings categories as well as between rating categories) or withdrawal of the rating of the Notes within the Ratings Decline Period by both Rating Agencies (unless the applicable Rating Agency shall have put forth a written statement to the effect that such downgrade is not attributable in whole or in part to the applicable Change of Control) and (y) the Notes do not have an Investment Grade Rating from either Rating Agency.

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“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S (and includes the Regulation S Temporary Global Note Legend set forth in Section 2.06(f)(3) hereof).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Cequel or any of its Restricted Subsidiaries now or hereafter outstanding, except (a) a dividend payable solely in shares of that class of stock to the holders of that class, (b) dividends or distributions payable solely to Cequel or a Restricted Subsidiary of Cequel and (c) dividends or other distributions made by a Subsidiary of Cequel that is not a wholly owned Subsidiary of Cequel on a pro rata basis to stockholders (or owners of an equivalent interest in the case of a Subsidiary of Cequel that is an entity other than a corporation); (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Cequel or any of its Restricted Subsidiaries now or hereafter outstanding, except any such payment to or acquisition from Cequel or a Restricted Subsidiary of Cequel; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Cequel or any of its Restricted Subsidiaries now or hereafter outstanding, except any such payment to Cequel or a Restricted Subsidiary of Cequel; (iv) any payment or prepayment of principal of, premium, if any or interest on, or purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value of, prior to any scheduled payment date or maturity, scheduled

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redemption or repayment or scheduled sinking fund payment, any Subordinated Indebtedness that was outstanding on the Measurement Date; and (v) any Restricted Investment.  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Cequel or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 405” means Rule 405 promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation, or any successor thereto.

“SEC” means the United States Securities and Exchange Commission.

“Second Issue Date” means the date of issuance of Notes on the “Second Exchange Date” (as defined in the Exchange Offer Memorandum).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities” means any stocks, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Original Issue Date.

“Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the date on which the payment of principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to

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repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of Cequel which is subordinated in right of payment to any other Indebtedness of Cequel.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, Trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that, “Tax on the net income” of a Person shall be construed as a reference to a tax (including a branch profits tax) imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date (giving pro forma effect to any Indebtedness to be incurred on such date and the application of the net proceeds therefrom), net of Cash and/or Cash Equivalents as of such date, to (ii) Adjusted Pro Forma EBITDA for the most recently completed four Fiscal Quarter period for which financial statements are available.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2016; provided, however, that if the period from the redemption date to June 15, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Deutsche Bank Trust Company Americas, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

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“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means (a) any Subsidiary of Cequel, other than Cequel Capital, that at the time of determination is an Unrestricted Subsidiary (as designated by Cequel pursuant to the provisions described under Section 4.10 hereof) and (b) any Subsidiary of an Unrestricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

Section 1.02                             Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07
“Asset Sale Offer”	4.13
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.15
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.13
“incur”	4.03
“Legal Defeasance”	8.02
“Offer Amount”	3.08

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Term	Defined in Section
“Offer Period”	3.08
“Paying Agent”	2.03
“Permitted Debt”	4.03
“Payment Default”	6.01
“Purchase Date”	3.08
“Registrar”	2.03
“Reversion Date”	4.15
“Subject Transaction”	1.01
“Surviving Entity”	5.01
“Suspended Covenants”	4.15
“Suspension Period”	4.15

Section 1.03                             Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 “will” shall be interpreted to express a command; and

(6)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01                             Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication will be substantially in the forms of Exhibits A1 and A2 hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

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The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Temporary Global Notes.  Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be automatically exchanged for beneficial interests in the Regulation S Permanent Global Note, with no further action by the Issuers, pursuant to the Applicable Procedures on the first day following the expiry of the Restricted Period.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(1)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

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Section 2.02                             Execution and Authentication.

At least one Authorized Officer must sign the Notes for the Issuers by manual or facsimile signature.

If an Authorized Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Authorized Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03                             Transfer Agent, Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers will notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  Cequel or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04                             Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on the Notes,

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and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than Cequel or a Subsidiary of Cequel) will have no further liability for the money.  If Cequel or a Subsidiary of Cequel acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05                             Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)                                 the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2)                                 the Issuers in their sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3)                                 there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

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(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to affect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S

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Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)          the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

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and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred to a Non-U.S.  Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the

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certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F)           if such beneficial interest is being transferred to Cequel or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

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and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

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(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred in reliance to an Institutional Accredited Investor on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such Restricted Definitive Note is being transferred to Cequel or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)          if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          the Registrar receives the following:

(i)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer

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contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver

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a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          the Registrar receives the following:

(i)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF

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A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(B)          Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)           Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

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VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)           Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE U.S. SECURITIES ACT.  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE.”

(g)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.08, 4.13, 4.14 and 9.04 hereof).

(3)           The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture,

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as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           Neither the Registrar nor the Issuers will be required:

(A)          to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)          to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)          to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(i)            Exchange from Restricted Global Note to Unrestricted Global Note.  Upon compliance with the following procedures, all of the beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in the Unrestricted Global Note.  In order to effect such exchange, the Issuers shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged.  As a condition to any such exchange pursuant to this Section 2.06(i), the Trustee shall be entitled to receive from the Issuers, and rely conclusively without any liability, upon an Officers’ Certificate and an Opinion of Counsel in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act.  Upon such exchange of beneficial interests pursuant to this Section 2.06(i), the Registrar shall endorse Schedule A to the relevant Notes and reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and the

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Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred.  Following any such transfer pursuant to this Section 2.06(i), the relevant Restricted Global Note shall be cancelled.

(j)            Transfers of Notes Held by Affiliates.  Any certificate (i) evidencing a Note that has been transferred to an affiliate (as defined in Rule 405) of the Issuers within one year after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one year after the last date on which either the Issuers or any affiliate of the Issuers was an owner of such Note, in each case, be in the form of a permanent Definitive Note and bear the Private Placement Legend subject to the restrictions in Section 2.06(f)(1).  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.03 and this Section 2.06.  The Issuers, at their sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.07          Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because Cequel or an Affiliate of Cequel holds the Note; however, Notes held by Cequel or a Subsidiary of Cequel shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

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If the Paying Agent (other than Cequel or a Subsidiary of Cequel) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Cequel, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Cequel, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10          Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11          Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Issuers.  The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12          Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

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ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01          Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it must furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)           the clause of this Indenture pursuant to which the redemption shall occur;

(2)           the redemption date;

(3)           the principal amount of Notes to be redeemed; and

(4)           the redemption price.

Section 3.02          Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $200,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03          Notice of Redemption.

Except as set forth in Section 3.08 hereof, a notice of redemption will be mailed at least 30 days but not more than 60 days before a redemption date, which shall be mailed or caused to be mailed by the Issuers, by first class mail, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 10 hereof.

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The notice will identify the Notes to be redeemed and will state:

(1)           the redemption date;

(2)           the redemption price;

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)           the name and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)           that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers have delivered to the Trustee, at least 35 days (or such lesser time satisfactory to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04          Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.05          Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuers will deposit or cause to be deposited with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

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If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06          Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07          Optional Redemption.

(a)           At any time prior to June 15, 2016, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 105.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by Cequel or a contribution to Cequel’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by a direct or indirect parent entity of Cequel; provided that:

(1)           at least 60% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by Cequel and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)           the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)           At any time prior to June 15, 2016, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)           On or after June 15, 2016, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below, subject to the rights

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of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	103.844%
2017	102.563%
2018	101.281%
2019 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d)           In connection with any redemption of the Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including any related Equity Offering.  In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date as so delayed.

(e)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08          Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.13 hereof, the Issuers are required to commence an Asset Sale Offer, they will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

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Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)           that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.13 hereof and the length of time the Asset Sale Offer will remain open;

(2)           the Offer Amount, the purchase price and the Purchase Date;

(3)           that any Note not tendered or accepted for payment will continue to accrue interest;

(4)           that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased only in minimum denominations of $200,000 and in integral multiple of $1,000 in excess thereof;

(6)           that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)           that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)           that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the Offer Amount, the Issuers will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in minimum denominations of $200,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9)           that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes

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tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.08.  The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01          Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than Cequel or a Subsidiary of Cequel, holds as of 10:00 a.m. Eastern Time on the due date money deposited by Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02          Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will

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in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03          Indebtedness and Preferred Stock.

(a)           Cequel will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become or remain directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Indebtedness), and Cequel will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that either of the Issuers may incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock, and the Credit Facility Subsidiaries of Cequel (including any Person that becomes a Credit Facility Subsidiary of Cequel upon such incurrence or otherwise) may incur Indebtedness (including Acquired Indebtedness) or issue Preferred Stock, if the Total Leverage Ratio for Cequel’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been no greater than 7.5 to 1.0.

(b)           The provisions of Section 4.03(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”).

(1)           the incurrence by Cequel or any of its Credit Facility Subsidiaries of Indebtedness under Credit Facilities, including Credit Facilities governed by the Credit Agreement, in an aggregate principal amount not to exceed the greater of (y) $3.25 billion or (z) an amount equal to 4.0x Consolidated Adjusted EBITDA for the four full fiscal years for which internal financial statements are available preceding the date of such incurrence;

(2)           Permitted Refinancing Indebtedness (including the Notes issued on the Issue Date and the Second Issue Date in an aggregate principal amount not to exceed $500 million);

(3)           the incurrence by the Issuers of Indebtedness represented by the Original 2021 Notes issued on the Original Issue Date;

(4)           Indebtedness of any Restricted Subsidiary of Cequel to Cequel or to any other Restricted Subsidiary of Cequel, or of Cequel to any Restricted Subsidiary of Cequel; provided that: (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Cequel or a Restricted Subsidiary of Cequel; and (b) any sale or other transfer of any such Indebtedness to a Person that is not either an Issuer or a Restricted Subsidiary of Cequel, will be deemed, in each case, to constitute an incurrence of such Indebtedness by such Issuer or such Restricted Subsidiary

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of Cequel, as the case may be, that is no longer permitted by this clause (4) as of the date of such sale or transfer;

(5)           the issuance by any of Cequel’s Restricted Subsidiaries to Cequel or to any other Restricted Subsidiary of Cequel of shares of Preferred Stock; provided that: (a) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than Cequel or a Restricted Subsidiary of Cequel; and (b) any sale or other transfer of any such Preferred Stock to a Person that is not either Cequel or a Restricted Subsidiary of Cequel, will be deemed, in each case, to constitute an issuance of Preferred Stock by such Restricted Subsidiary that is no longer permitted by this clause (5) as of the date of such sale or transfer;

(6)           Indebtedness incurred by Cequel or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds, performance bonds or similar obligations securing the performance of Cequel or any such Restricted Subsidiary pursuant to such agreements, in connection with acquisitions or dispositions of any business or assets of Cequel or Restricted Subsidiary of Cequel;

(7)           Indebtedness which may be deemed to exist pursuant to any guarantees, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business, including obligations in respect of letters of credit securing the foregoing;

(8)           Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts;

(9)           guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Cequel and its Restricted Subsidiaries;

(10)         guarantees by Cequel and its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred pursuant to this Section 4.03; provided that if the Indebtedness that is being guaranteed is unsecured and/or subordinated to the Notes, the guarantee shall also be unsecured and/or subordinated to the Notes;

(11)         the incurrence by Cequel and its Restricted Subsidiaries of the Existing Indebtedness;

(12)         (a) Indebtedness with respect to Capital Leases and/or purchase money Indebtedness (or any refinancing thereof) incurred after the Measurement Date in an aggregate principal amount not to exceed $100.0 million at any one time outstanding; provided that any such purchase money Indebtedness shall be secured only by the assets acquired in connection with the incurrence of such Indebtedness (or the Indebtedness refinanced);

(13)         Indebtedness in respect of endorsements for collection, deposit or negotiation and warranties of products or services, and contingent indemnification obligations of Cequel and its Restricted Subsidiaries to financial institutions entered into to obtain cash management services or Deposit Account overdraft protection services (in

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amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes, in each case, incurred in the ordinary course of business;

(14)                          Indebtedness under the Management Contract;

(15)                          Indebtedness pursuant to Hedge Agreements not entered into for speculative purposes;

(16)                          other Indebtedness incurred by Cequel or any of its Restricted Subsidiaries after the Measurement Date in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (16) and all other Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), does not at any one time outstanding exceed $500.0 million;

(17)                          (a) unsecured Indebtedness of Cequel or any of its Restricted Subsidiaries owing to any then existing or former director, officer or employee of Cequel or its Subsidiaries or their respective assigns, estates, heirs or their current or former spouses for the repurchase, redemption or other acquisition or retirement for value of any equity interest or equity equivalent of Cequel Holdings or any parent company held by them, to the extent such repurchase, redemption, acquisition or retirement is permitted pursuant to Section 4.05 hereof; (b) Indebtedness representing deferred compensation to employees of Cequel and its Restricted Subsidiaries incurred in the ordinary course of business; and (c) Indebtedness consisting of obligations of Cequel or its Restricted Subsidiaries under deferred employee compensation or other similar arrangements incurred by such Person in connection with acquisitions;

(18)                          Indebtedness of Cequel and its Restricted Subsidiaries assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition; and

(19)                          Contribution Indebtedness.

(c)                                  Cequel will not incur, and will not permit any of its Restricted Subsidiaries to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Cequel unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(d)                                 For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) of Section 4.03(b) hereof, or is entitled to be incurred pursuant to Section 4.03(a) hereof, Cequel will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any

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manner that complies with this Section 4.03.  Indebtedness under Credit Facilities outstanding on the Original Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of Section 4.03(b) hereof. Any Indebtedness incurred following the Measurement Date but on or prior to the Issue Date shall be deemed to be incurred under the provisions of this Indenture corresponding to the provisions under which such Indebtedness was originally incurred or subsequently reclassified under the Original 2021 Notes Indenture (as of the relevant date of determination thereunder and without re-testing compliance with such provisions as of the Issue Date), and to the extent such Indebtedness would not be so permitted to be incurred under this Indenture, such Indebtedness will be deemed to have been outstanding on the Measurement Date, so that it is classified as permitted under Section 4.03(b)(11) hereof. The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.03.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.  Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that Cequel or any Restricted Subsidiary may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)                                 the Fair Market Value of such assets at the date of determination; and

(b)                                 the amount of the Indebtedness of the other Person.

Section 4.04                             Liens.

(a)                                 Cequel shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Cequel, whether now owned or hereafter acquired, unless:

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(1)                                 in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Notes are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(2)                                 in all other cases, the Notes are equally and ratably secured;

provided that any Lien which is granted to secure the Notes under this Section 4.04 shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes under this Section 4.04.

(b)                                 The provisions of Section 4.04(a) hereof shall not prohibit:

(1)                                 Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings diligently conducted;

(2)                                 statutory Liens of landlords, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(3)                                 Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the collateral on account thereof;

(4)                                 easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Cequel or any of its Restricted Subsidiaries;

(5)                                 any interest or title of a lessee, sublessee, lessor or sublessor under any lease of real estate or personal property not prohibited hereunder;

(6)                                 Liens solely on any cash earnest money deposits made by Cequel in connection with any letter of intent or purchase agreement permitted hereunder;

(7)                                 purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

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(8)                                 any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(9)                                 judgments, liens, writs, warrants, levies, distraints or attachments that do not constitute an Event of Default;

(10)                          any leases or subleases permitted hereby to other Persons of properties or assets owned or leased by Cequel;

(11)                          Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off and pooling arrangements upon deposits of Cash or Cash Equivalents in favor of banks and other depositary institutions in each case incurred in the ordinary course of business;

(12)                          Liens (A) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, in each case existing solely with respect to Cash or Cash Equivalents;

(13)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for inventory entered into by Cequel in the ordinary course of business and consistent with past practices;

(14)                          Liens on property (including Capital Stock) existing at the time of acquisition of the property by Cequel (including by merger or consolidation of a Person with Cequel); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(15)                          Liens existing on the Measurement Date;

(16)                          Liens created pursuant to this Indenture or for the benefit of (or to secure) the Notes;

(17)                          Liens of Cequel to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)                                 the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)                                 the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

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(18)                          other Liens created, incurred or assumed after the Measurement Date securing obligations in an aggregate amount at any one time outstanding not to exceed $50.0 million.

Any Lien incurred by Cequel following the Measurement Date but on or prior to the Issue Date shall be deemed to be incurred under the provisions of this Indenture corresponding to the provisions under which such Lien was originally incurred or subsequently reclassified under the Original 2021 Notes Indenture (as of the relevant date of determination thereunder and without re-testing compliance with such provisions as of the Issue Date), and to the extent such Lien would not be so permitted to be incurred under this Indenture, such Lien will be deemed to have been outstanding on the Measurement Date, so that it is classified as permitted under Section 4.04(b)(15) hereof.

Section 4.05                             Restricted Payments.

Cequel shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment, except that:

(1)                                 Cequel may pay any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2)                                 Cequel and its Restricted Subsidiaries may make Restricted Payments to Cequel Holdings (a) in an amount not exceeding $5.0 million in any Fiscal Year to permit Cequel Holdings to pay administrative costs and expenses (including franchise and similar taxes) of Cequel Holdings and/or any direct or indirect parent entity; (b) in an amount equal to any director or officer indemnification claims attributable to Cequel and its Restricted Subsidiaries and payable by Cequel Holdings and/or any direct or indirect parent entity (net of any such amounts covered by insurance) and (c) in an amount equal to the fees and expenses payable by Cequel Holdings pursuant to the Management Contract;

(3)                                 so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, Cequel or any of its Restricted Subsidiaries may repurchase, redeem or otherwise acquire or retire for value any Equity Interests of Cequel Holdings, any direct or indirect parent entity of Cequel Holdings, any direct or indirect equityholder of Cequel, Cequel or any Restricted Subsidiary of Cequel held by any current or former officer, director or employee thereof or any member of the Equity Consortium or other minority equityholder who holds less than 5% of total Equity Interests in such companies owned by all members of the Equity Consortium or other minority equityholder pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or any Holder of a minority interest in Capital Stock thereof (or make distributions to Cequel Holdings to enable Cequel Holdings or any direct or indirect parent entity of Cequel Holdings to do so); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired equity interests may not exceed the sum of (i) $10.0 million in any calendar year (plus any such amount permitted without giving effect

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to this parenthetical in the immediately preceding calendar year but not so utilized) plus (ii) the proceeds of any key man life insurance policies received by Cequel and its Restricted Subsidiaries during such calendar year;

(4)                                 Cequel may make distributions to Cequel Holdings in an amount equal to any federal, state local or foreign income Taxes solely attributable to the operations of Cequel and its Restricted Subsidiaries and payable by any direct or indirect holder of the Capital Stock of Cequel, net of any prior federal state, local or foreign income Tax losses utilized or carryforward generated by Cequel and its Restricted Subsidiaries (provided, however that the amount of such distributions in any Fiscal Year shall not exceed the amount Cequel and its Restricted Subsidiaries would be required to pay in respect of federal, state, local and foreign income Taxes if such entities were corporations paying Taxes on a consolidated basis with Cequel);

(5)                                 Cequel may acquire Equity Interests of Cequel either (i) solely in exchange for Equity Interests of Cequel (other than Disqualified Stock) or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Cequel) of Equity Interests of Cequel (other than Disqualified Stock); provided that the amount of any such exchanged Equity Interests or net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net cash proceeds of a contribution to Cequel’s common or preferred equity capital or from the issue or sale of Capital Stock of Cequel for purposes of clause (6)(C)(3) of this Section 4.05 and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07(a) hereof.

(6)                                 Cequel or its Restricted Subsidiaries may make Restricted Payments not otherwise permitted by this Section 4.05 so long as:

(A)                               no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(B)                               Cequel would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Fiscal Quarter, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in Section 4.03(a) hereof; and

(C)                               such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the Measurement Date pursuant to this subclause (C) shall not exceed, at the date of determination, the sum, without duplication, of: (1) $250.0 million; plus (2) an amount equal to Cequel’s Consolidated Adjusted EBITDA from June 30, 2012 to the end of the most recently ended full Fiscal Quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.4 times Cequel’s Consolidated Interest Expense from June 30, 2012 to the end of the most recently ended full Fiscal Quarter for which internal financial statements are available, taken as a single accounting period; plus (3) 100% of the aggregate net cash proceeds and the Fair

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Market Value of any assets or property received by Cequel or its Restricted Subsidiaries since the Measurement Date as a contribution to its common or preferred equity capital or from the issue or sale of Capital Stock of Cequel or its Restricted Subsidiaries (other than Excluded Contributions, Capital Stock sold to a Subsidiary of Cequel and any debt security that is convertible into, or exchangeable for, Capital Stock of Cequel or its Restricted Subsidiaries until such debt security has been converted into, or exchanged for, Capital Stock of Cequel or its Restricted Subsidiaries); plus (4) to the extent that any Restricted Investment that was made after the Measurement Date is sold for Cash or otherwise liquidated or repaid for Cash, the lesser of (x) the Cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment; plus (5) to the extent that any Unrestricted Subsidiary of Cequel designated as such after the Measurement Date is redesignated as a Restricted Subsidiary after the Measurement Date, the lesser of (x) the Fair Market Value of Cequel’s Investment in such Subsidiary as of the date of such redesignation or (y) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Measurement Date; plus (6) 100% of any dividends received by Cequel or a Restricted Subsidiary of Cequel after June 30, 2012 from an Unrestricted Subsidiary of Cequel, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Cequel for such period;

(7)                                 Cequel or its Restricted Subsidiaries may make Restricted Payments that are made with Excluded Contributions; and

(8)                                 Cequel may make declarations and payment of dividends on Cequel’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of Cequel’s common stock or the common stock of any of its direct or indirect parent companies after the Measurement Date, of up to 6% per annum of the net cash proceeds received by or contributed to Cequel in or from any public offering, other than public offerings with respect to Cequel’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution.

Any Restricted Payment or Permitted Investment made following the Measurement Date but on or prior to the Issue Date shall be deemed to be made under the provisions of this Indenture corresponding to the provisions under which such Restricted Payment or Permitted Investment was originally made or subsequently reclassified under the Original 2021 Notes Indenture (as of the relevant date of determination thereunder and without re-testing compliance with such provisions as of the Issue Date), and to the extent such Restricted Payment or Permitted Investment would not be so permitted to be made under this Indenture, such Restricted Payment or Permitted Investment will be deemed to have been made prior the Measurement Date and permitted by this Indenture (and in the case of a Permitted Investment, so that it is classified as permitted under clause (2)(A) of the definition of Permitted Investments).

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Section 4.06                             Restrictions on Subsidiary Distributions.

Except as provided herein, Cequel shall not, nor shall it permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of Cequel to (a) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Capital Stock owned by Cequel or any other Restricted Subsidiary of Cequel, (b) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Cequel or any other Restricted Subsidiary of Cequel, (c) make loans or advances to Cequel or any other Restricted Subsidiary of Cequel, or (d) transfer any of its property or assets to Cequel or any other Restricted Subsidiary of Cequel other than restrictions: (i) in agreements evidencing Indebtedness permitted by clause (12) of Section 4.03(b) hereof that impose restrictions on the property so acquired; (ii) by reason of customary provisions restricting dividends, distributions, assignments, subletting or other transfers contained in leases, licenses, franchises, permits, joint venture agreements and similar agreements entered into in the ordinary course of business; (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement; (iv) on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (v) with respect to any asset of Cequel or any of its Restricted Subsidiaries, imposed pursuant to an agreement which has been entered into for the sale or disposition of such assets or all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, so long as such sale or disposition is permitted under this Agreement; (vi) of the type set forth in clause (a) only that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of Cequel, so long as such prohibitions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of Cequel; (vii) by reason of applicable law or any rule, regulation or order; (viii) existing under agreements or instruments existing on the Measurement Date to the extent and in the manner such agreements are in effect on the Measurement Date; (ix) existing under the Credit Agreement; (x) on the transfer of assets subject to any Lien permitted under Section 4.04 hereof imposed by the holder of such Lien; (xi) existing under other Indebtedness of Restricted Subsidiaries of Cequel permitted to be incurred pursuant to an agreement entered into subsequent to the Measurement Date in accordance with Section 4.03 hereof; provided, however, that the Board of Directors of Cequel determines in good faith at the time such restrictions are created that such restrictions do not materially adversely affect Cequel’s ability to pay principal of, and interest on, the Notes; and (xii) existing under an agreement governing Permitted Refinancing Indebtedness or governing Indebtedness that extends, refinances, renews, replaces, defeases or refunds Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (viii) or (ix) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not in the aggregate materially less favorable to Cequel as determined by the Board of Directors of Cequel in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in any such agreements.

Any encumbrance or restriction subject to Section 4.06 that is created or becomes effective following the Measurement Date but on or prior to the Issue Date shall be deemed to be incurred under the provisions of this Indenture corresponding to the provisions under which such encumbrance or restriction was originally created or became effective or subsequently reclassified under the Original 2021 Notes Indenture (as of the relevant date of determination thereunder and

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without re-testing compliance with such provisions as of the Issue Date), and to the extent such encumbrance or restriction would not be so permitted to be created or become effective under this Indenture, such encumbrance or restriction will be deemed to have been outstanding on the Measurement Date, so that it is classified as permitted under this Indenture.

Section 4.07                             Transactions with Affiliates.

(a)                                 Cequel shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Cequel (each, an “Affiliate Transaction”), unless: (x) the Affiliate Transaction is on terms that are no less favorable to Cequel or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Cequel or such Restricted Subsidiary with an unrelated Person; and (y) Cequel delivers to the Trustee:

(1)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of Cequel’s or the applicable Restricted Subsidiary’s Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction has been approved by a majority of the disinterested members of Cequel’s or the applicable Restricted Subsidiary’s Board of Directors; and

(2)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an opinion as to the fairness to Cequel or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.07(a) hereof:

(1)                                 any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by Cequel or any of its Restricted Subsidiaries in the ordinary course of business;

(2)                                 transactions between or among Cequel and/or its Restricted Subsidiaries;

(3)                                 transactions with a Person that is an Affiliate of Cequel (other than an Unrestricted Subsidiary) solely because Cequel owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                                 loans, advances, payment of reasonable fees, indemnification of directors, or similar arrangements to or with officers, directors, employees and consultants who are not otherwise Affiliates of Cequel;

(5)                                 any issuance of Equity Interests of Cequel to Affiliates of Cequel;

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(6)                                 Restricted Payments that are permitted by Section 4.05 hereof and Permitted Investments;

(7)                                 payments of acquisition fees not in excess of 1.5% of the purchase consideration for Permitted Acquisitions occurring after the Measurement Date;

(8)                                 customary payments by Cequel or any of its Restricted Subsidiaries to any member of the Equity Consortium or their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are on arm’s-length terms and are approved by the majority of the members of the Board of Directors of Cequel or a majority of the disinterested members of the Board of Directors of Cequel;

(9)                                 (i) any agreement to pay, and the payment of, customary annual management, consulting, monitoring and advisory fees to members of the Equity Consortium in an amount not to exceed in any four quarter period the greater of (x) $10.0 million and (y) 1.5% of Consolidated Adjusted EBITDA of Cequel and its Restricted Subsidiaries for such period and related expenses; provided that any payment not made in any Fiscal Year may be carried forward and paid in the following two Fiscal Years and (ii) the payment of the present value of all amounts payable pursuant to any agreement described in clause (i) hereof in connection with the termination of such agreement; and

(10)                          the transactions and payments contemplated by the Management Contract as in effect on the Measurement Date.

(c)                                  Notwithstanding anything in this Section 4.07 to the contrary, any transaction between (x) Cequel or any of its Restricted Subsidiaries and (y) the Management Company or any of its Affiliates (other than Cequel or any of its Restricted Subsidiaries or any Affiliate of the Management Company that is an Affiliate of the Management Company solely by way of its relationship with Cequel) shall be deemed an Affiliate Transaction subject to this Section 4.07, except as provided in (1) or (2) below:

(1)                                 neither (x) the transactions contemplated by and payments under the Management Contract as in effect on the Measurement Date, as amended, restated or otherwise modified from time to time so long as any economic terms contained therein are substantially similar to those contemplated by the Management Contract in effect on the Measurement Date nor (y) payments described in clause (7) of Section 4.07(b) hereof shall constitute Affiliate Transactions; and

(2)                                 a transaction consisting of any undertaking to pay fees or other compensation to the Management Company or its Affiliates in addition to the fees and payments contemplated by clause (1) above shall not constitute an Affiliate Transaction if (i) such undertaking is documented as an amendment to the Management Contract, (ii) such amendment is entered into substantially contemporaneously with an acquisition or any refinancing permitted hereunder or equity investment in any Parent Entity, (iii) the effect of such amendment is to increase the annual base fees payable to the Management

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Company by an amount that is no greater than (x) in the case of an acquisition, 2.0% of the total consolidated revenues of the acquired assets for the four full fiscal quarters for which internal financial statements are available preceding such acquisition and (y) in the case of a refinancing permitted hereunder or equity investment in any Parent Entity, 1.0% of Consolidated Adjusted EBITDA for the four full fiscal quarters for which internal financial statements are available preceding such refinancing or investment.

(d)           Any Affiliate Transaction entered into following the Measurement Date but on or prior to the Issue Date shall be deemed to be entered into under the provisions of this Indenture corresponding to the provisions under which such Affiliate Transaction was originally entered into or subsequently reclassified under the Original 2021 Notes Indenture (as of the relevant date of determination thereunder and without re-testing compliance with such provisions as of the Issue Date), and to the extent such Affiliate Transaction would not be so permitted to be entered into under this Indenture, such Affiliate Transaction will be deemed to have been entered into pursuant to Section 4.07(a) and permitted by this Indenture.

Section 4.08          Conduct of Business.

Cequel shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than the Permitted Business, except to such extent as would not be material to Cequel and its Restricted Subsidiaries taken as a whole.

Section 4.09          Restrictions Affecting Cequel Capital.

In addition to the other restrictions set forth in this Indenture, Cequel Capital may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Cequel Capital may be a co-obligor or guarantor with respect to Indebtedness if Cequel is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by Cequel or one or more of Cequel’s Subsidiaries other than Cequel Capital.

Section 4.10          Designations of Restricted and Unrestricted Subsidiaries.

(a)           The Board of Directors of Cequel may designate any Subsidiary of Cequel (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on, any property of, Cequel or any Restricted Subsidiary of Cequel (other than any Subsidiary of the Subsidiary to be so designated); provided that (i) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Cequel, (ii) such designation complies with Section 4.05 hereof and (iii) each of (A) the Subsidiary to be so designated and (B) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which any lender has recourse to any of the assets of Cequel or any Restricted Subsidiary.

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(b)           Cequel may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that: (1) no Default shall have occurred and be continuing; and (2) such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Cequel of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if such Indebtedness is permitted under Section 4.03 hereof.

(c)           Any designation of a Subsidiary of Cequel as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary of Cequel will be deemed to be incurred by a Restricted Subsidiary of Cequel as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.03 hereof, Cequel will be in default of such covenant.

Section 4.11          Payments for Consent.

Cequel will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.12          Reports.

(a)           So long as any Notes are outstanding, Cequel will furnish to the Trustee:

(1)           within 90 days after the end of each Fiscal Year, annual reports of Cequel containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if Cequel had been a reporting company under the Exchange, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) audited financial statements prepared in accordance with GAAP and (C) a presentation of Consolidated Adjusted EBITDA of Cequel and its Subsidiaries and from such financial statements;

(2)           within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, quarterly reports of Cequel containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if Cequel had been a reporting company under the Exchange Act, including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision) and (C) a presentation of Consolidated Adjusted EBITDA of Cequel and derived from such financial statements; and

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(3)           within 5 Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if Cequel had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if Cequel had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if Cequel determines in its good faith judgment that such event is not material to Holders of Notes or the business, assets, operations, financial positions or prospects of Cequel and its Restricted Subsidiaries, taken as a whole;

The reports required pursuant to clauses (1), (2) and (3) of this Section 4.12(a) hereof will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) or any comparable successor provision.

(b)           At any time that any of Cequel’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual reports required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of Cequel and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Cequel.

(c)           So long as any Notes are outstanding, the Issuers will also:

(1)           issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the first public disclosure of the annual and quarterly reports required by clauses (1) and (2) of Section 4.12(a) hereof announcing the date on which such reports will become publicly available and directing Holders of Notes, prospective investors, broker-dealers and securities analysts to contact the investor relations office of the Issuers to obtain copies of such reports;

(2)           within 10 Business Days after furnishing to the Trustee the annual and quarterly reports required by clauses (1) and (2) of Section 4.12(a) hereof, hold a conference call to discuss such reports and the results of operations for the relevant reporting period;

(3)           issue a press release (which may be combined with the press release pursuant to clause (1) above) to an internationally recognized wire service no fewer than three Business Days prior to the date of the conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders of Notes, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Issuers to obtain such information; and

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(4)           maintain a website with no password protection to which all of the reports and press releases required by this “Reports” covenant are posted.

In addition, the Issuers shall furnish to Holders of Notes, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Section 4.13          Asset Sales; Asset Swaps.

(a)           Cequel will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale or Asset Swap unless:

(1)           Cequel (or the Restricted Subsidiary of Cequel, as the case may be) receives consideration at the time of the Asset Sale or Asset Swap at least equal to the Fair Market Value (determined in good faith by an Authorized Officer of Cequel (or such Restricted Subsidiary of Cequel, as the case may be) and measured as of the date of the definitive agreement with respect to such Asset Sale or Asset Swap) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)           with respect to individual Asset Sales (but not Asset Swaps) by Cequel or such Restricted Subsidiary of Cequel the proceeds of which are greater than $50.0 million, no less than 75% of the consideration for such Asset Sale shall be received in Cash or Cash Equivalents (provided that for purposes of this clause (2) only, debt instruments maturing within 12 months of the date of consummation of such Asset Sale shall be deemed to be Cash Equivalents).  For purposes of this provision, each of the following will also be deemed to be Cash:

(A)          any liabilities, as shown on Cequel’s most recent consolidated balance sheet, of Cequel or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes, which in any event shall not be considered when determining whether such 75% threshold has been met) that are assumed by the transferee of any such assets pursuant to a customary notation or indemnity agreement that releases Cequel or such Restricted Subsidiary of Cequel from or indemnifies against further liability;

(B)          any securities, notes or other obligations received by Cequel or any such Restricted Subsidiary of Cequel from such transferee that are converted into cash within 60 days after such Asset Sale, to the extent of the cash received in that conversion; and

(C)          any stock or assets of the kind referred to in clause (2) or (4) of Section 4.13(b) hereof.

(b)           Within 18 months of receipt (or within 24 months of receipt if a binding commitment to reinvest is entered into within 18 months of receipt) of any Net Asset Sale Proceeds from an Asset Sale or Asset Swap, Cequel (or the applicable Restricted Subsidiary of Cequel, as the case may be) may apply such Net Asset Sale Proceeds:

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(1)           to repay (a) Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto and/or (b) Indebtedness of any Restricted Subsidiary of Cequel;

(2)           to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Cequel;

(3)           to make a capital expenditure; or

(4)           to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

(c)           Pending the final application of any Net Asset Sale Proceeds, Cequel (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Asset Sale Proceeds in any manner that is not prohibited by this Indenture.

(d)           Any Net Asset Sale Proceeds from Asset Sales or Asset Swaps that are not applied or invested as provided in Section 4.13(b) hereof will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within five days thereof, the Issuers will make an offer (an “Asset Sale Offer”) to all holders of Notes and all Holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with Section 3.08 hereof to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in minimum denominations of $200,000, or an integral multiple of $1,000 in excess thereof, will be purchased).  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e)           The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to Section 3.08 hereof or this Section 4.13.  To the extent that the provisions of any securities laws or regulations conflict with Section 3.08 hereof or this Section 4.13, the Issuers will comply with the applicable

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securities laws and regulations and will not be deemed to have breached their obligations under Section 3.08 or 4.14 hereof or this Section 4.13 by virtue of such compliance.

Section 4.14          Offer to Purchase Upon Change of Control.

(a)           If a Change of Control Triggering Event occurs, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture.  In the Change of Control Offer, the Issuers will offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.  Within ten days following any Change of Control Triggering Event, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.  The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(b)           On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

(c)           The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)           The Issuers will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly

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tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as described under Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon the consummation of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer is made.

Section 4.15          Covenant Suspension.

(a)           If on any date following the Measurement Date (i) the Notes have an Investment Grade Rating from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture then, beginning on that day and continuing at all times thereafter until the Reversion Date (as defined below) (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuers and their Restricted Subsidiaries will not be subject to Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.13, 4.14 and clause (2) of Section 5.01 (the “Suspended Covenants”).

(b)           In the event that the Issuers and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuers and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.  The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.”

(c)           On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Measurement Date, so that it is classified as permitted under clause (11) of Section 4.03(b).  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.05 will be made as though Section 4.05 had been in effect prior to, but not during, the Suspension Period.  No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Issuers or their Restricted Subsidiaries, or events occurring, during the Suspension Period.  On and after each Reversion Date, the Issuers and their Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period so long as such contract and such consummation would have been permitted during such Suspension Period.

(d)           For purposes of Section 4.13, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

(e)           For purposes of Section 4.06, on the Reversion Date, any contractual encumbrances or restrictions of the type specified in clauses (a), (b), (c) or (d) of Section 4.06 entered into during the Suspension Period will be deemed to have been in effect on the Measurement Date, so that they are permitted under clause (viii) of Section 4.06.

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(f)            For purposes of Section 4.07, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Measurement Date.

(g)           During a Suspension Period, the Issuers may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.10(a).

(h)           The Issuer shall deliver promptly to the Trustee an officer’s certificate notifying it of the commencement or termination of any Suspension Period.  The Trustee shall have no independent obligation to determine if a Suspension Period has commenced or terminated, to notify the Holders of Notes regarding the same or to determine the consequences thereof.

Section 4.16          Compliance Certificate.

(a)           Cequel shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of Cequel and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Authorized Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Authorized Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Cequel is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action Cequel is taking or proposes to take with respect thereto.

(b)           So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.12 hereof shall be accompanied by a written statement of Cequel’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, as it relates to accounting matters, nothing has come to their attention that would lead them to believe that Cequel has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)           So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Authorized Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

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Section 4.17          Taxes.

Cequel will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.18          Stay, Extension and Usury Laws.

Each of the Issuers covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.19          Corporate Existence.

Subject to Article 5 hereof, Cequel shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           subject to subsection (2) below, its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Cequel or any such Subsidiary of Cequel; and

(2)           the rights (charter and statutory), licenses and Franchises of Cequel and its Subsidiaries;

provided, however, that Cequel shall not be required to preserve any such right, license or Franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Cequel and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.20          The Combination Exchange

If, on any date on or following the Expiration Time, the Combination is, or will be, consummated, then upon no less than three Business Days notice by the Issuers to the Trustee, Notes will be automatically exchanged for an equal aggregate principal amount of New 2021 September CSC Notes issued under the New 2021 September CSC Notes Indenture substantially in the form of Exhibit E hereto (the “Combination Exchange”); provided that such form of indenture may be amended or modified to conform the text of the New 2021 September CSC Notes Indenture or the New 2021 September CSC Notes to any provision of the section of the Exchange Offer Memorandum entitled “Description of the New CSC Senior Notes” to the extent that such provision was intended to be a verbatim recitation of a provision of such New 2021 September

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CSC Notes Indenture or to make any other amendments or modifications permitted under Section 9.01 of Exhibit E.

The Combination Exchange will be completed on a cashless basis and no consent or any other action will be required by the holders of the Notes for the Combination Exchange.  The Notes will be cancelled upon consummation of the Combination Exchange.

Each holder is deemed to have (i) agreed to be bound by the Combination Exchange and (ii) irrevocably authorized and directed the Trustee, or any other person required to complete the Combination Exchange, to take all actions required to consummate the Combination Exchange without the need for further direction from such holder under this Indenture.

Section 4.21          Permitted Transactions

Notwithstanding anything under the covenants described under this Article 4 to the contrary, this Indenture will not restrict or in any manner limit the ability of the Issuers or the Restricted Subsidiaries to effect the Combination Exchange and any transactions or actions in connection thereto.

For the avoidance of doubt, notwithstanding anything to the contrary in this Indenture, this Indenture shall be deemed to have been in effect from, and be interpreted as if it had been entered into on, the Original Issue Date. Any events that occurred or actions taken or transactions entered into (or any transactions contemplated by contracts entered into), including (without limitation) the incurrence of any Indebtedness or Liens, the making of any Restricted Payments or Investments, the occurrence of any transaction that may have constituted a Change of Control, the transfer or other disposition of any asset, the entry into of any Affiliate Transaction or the designation of an Unrestricted Subsidiary or re-designation of an Unrestricted Subsidiary as a Restricted Subsidiary, following the Original Issue Date but prior to the Issue Date shall be deemed to be permitted under this Indenture with the same effect as if the Indenture was entered into on the Original Issue Date so long as such event, action, contract or transaction was permitted under (or not prohibited by) the Original 2021 Notes Indenture on the relevant date of determination thereunder and without re-testing compliance with the relevant provisions as of the Issue Date or any time thereafter.

ARTICLE 5
SUCCESSORS

Section 5.01          Merger, Consolidation or Sale of Assets.

Cequel will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of Cequel to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Cequel’s assets (determined on a consolidated basis for Cequel and Cequel’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)           either:

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(A)          Cequel shall be the surviving or continuing corporation; or

(B)          the Person (if other than Cequel) formed by such consolidation or into which Cequel is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Cequel and of Cequel’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(i)            shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(ii)           shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of Cequel to be performed or observed;

(2)           immediately after giving effect to such transaction and the assumptions contemplated by clause (1)(B)(ii) of this Section 5.01 (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Cequel or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in Section 4.03(a) hereof;

(3)           immediately before and immediately after giving effect to such transaction and the assumptions contemplated by clause (1)(B)(ii) of this Section 5.01 (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)           Cequel or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Cequel, the Capital Stock of which constitutes all or substantially all of the properties and assets of Cequel (determined on a consolidated basis for Cequel and Cequel’s Restricted Subsidiaries), shall be deemed to be the transfer of all or substantially all of the properties and assets of Cequel.

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Notwithstanding the foregoing clauses (2) and (3) of this Section 5.01, Cequel may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing Cequel in another jurisdiction.

Section 5.02          Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Cequel in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which Cequel is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “Cequel” (including the term “Issuers” or “Issuer”, as applicable) shall refer instead to the successor Person and not to Cequel), and may exercise every right and power of Cequel under this Indenture with the same effect as if such successor Person had been named as Cequel herein; provided, however, that Cequel shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes except in the case of a sale of all of Cequel’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01          Events of Default.

Each of the following is an “Event of Default”:

(1)           default for 30 days in the payment when due of interest on the Notes;

(2)           default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)           failure by Cequel or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Notes;

(4)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cequel or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cequel or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(a)           is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal of such Indebtedness (a “Payment Default”); or

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(b)           results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(5)           failure by Cequel or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(6)           Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:

(A)          commences a voluntary case,

(B)          consents to the entry of an order for relief against it in an involuntary case,

(C)          makes a general assignment for the benefit of its creditors, or

(D)          generally is not paying its debts as they become due; and

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case; or

(B)          appoints a custodian of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or for all or substantially all of the property of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or

(C)          orders the liquidation of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days.

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Section 6.02          Acceleration.

In the case of an Event of Default specified in clause (6) or (7) of Section 6.01 hereof, with respect to Cequel, any Restricted Subsidiary of Cequel that is a Significant Subsidiary or any group of Restricted Subsidiaries of Cequel that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.

Section 6.03          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04          Waiver of Past Defaults.

Holders of at least a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, if any, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration or waive its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal, premium on, if any, or interest on the Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05          Control by Majority.

Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

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Section 6.06          Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09          Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for

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the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10          Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a

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suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01          Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

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(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           In no event shall the Trustee be responsible for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.02          Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Authorized Officer of the Issuers.

(f)            In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)           If the Trustee becomes a creditor of the Issuers, the Trustee will not have the right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

(h)           Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4 hereof.  In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01, 6.01(1) or 6.01(2) hereof

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or (ii) any Default or Event of Default of which the Trustee shall have received written notification or a Responsible Officer thereof shall have obtained actual knowledge.

(i)            Delivery of reports, information and documents to the Trustee under Section 4.12 hereof is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.03          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Cequel or any Affiliate of Cequel with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.09 hereof.

Section 7.04          Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05          Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06          Compensation and Indemnity.

(a)           The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Issuers will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against

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the Issuers (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuers, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith.  The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers will not relieve the Issuers of their obligations hereunder.  The Issuers will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel.  The Issuers are not required to pay for any settlement made without their consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Issuers under this Section 7.06 will survive the satisfaction and discharge of this Indenture.

(d)           To secure the Issuers’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or 6.01(7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07          Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.09 hereof;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then

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outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09          Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of their Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

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Section 8.02          Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)           the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith; and

(4)           this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03          Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of

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the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the events set forth in Sections 6.01(3), (4) and (5) hereof will not constitute Events of Default.

Section 8.04          Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)           the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)           in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)          the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)          since the Original Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other

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than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which any Issuer is a party or by which any Issuer is bound;

(6)           the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)           the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the requirements of clause (2) above with respect to an election under Section 8.02 hereof need not be complied with if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due or payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Section 8.05          Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06          Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest, if any, on, any Note and

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remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustees thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition) or a comparable national financial publication, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07          Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Issuers and the Trustee may amend or supplement this Indenture or the Notes:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of Cequel’s obligations to Holders of Notes in case of a merger or consolidation or sale of all or substantially all of Cequel’s assets, as applicable;

(4)           to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

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(5)           to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Original Offering Memorandum or the section of the Exchange Offer Memorandum entitled “Description of the New Senior Notes”, to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect;

(6)           to secure the Notes; or

(7)           to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture.

Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02          With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.08, 4.13 and 4.14 hereof) and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

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It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Section 3.08, 4.13 or 4.14 hereof);

(3)           reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)           waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (except a rescission or acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)           make any Note payable in money other than that stated in the Notes;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest, if any, on, the Notes;

(7)           waive a redemption payment with respect to any Note (other than a payment required by Section 3.08, 4.13 or 4.14 hereof); or

(8)           make any change in the preceding amendment and waiver provisions.

Section 9.03          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation

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before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05          Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuers may not sign an amended or supplemental indenture until their Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01       Satisfaction and Discharge.

(a)           This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)           either:

(a)           all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and interest, if any, to the date of maturity or redemption;

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(2)           in respect of subclause (b) of clause (1) of this Section 10.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which any Issuer is a party or by which any Issuer is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)           the Issuers have paid or caused to be paid all sums payable by them under this Indenture; and

(4)           the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(b)           Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 10.01, the provisions of Sections 10.02 and 8.06 hereof will survive.  In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

(c)           Notwithstanding the above, the Trustee shall pay to the Issuers from time to time upon their request any cash or Government Securities held by it as provided in this Section 10.01 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article 10.

(d)           After the conditions to discharge contained in this Article 10 have been satisfied, and the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers, and delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Issuers under this Indenture (except for any obligations hereunder that by the terms of such obligation expressly survive discharge of the Notes in accordance with this Section 10.01).

Section 10.02       Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own

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Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.02, 8.03 or 10.01 hereof, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02, 8.03 or 10.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11
MISCELLANEOUS

Section 11.01       Notices.

Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers:

Cequel Communications Holdings I, LLC
1 Court Square West
Long Island City, NY 11101
United States of America
Tel: 1-516-803-2300

If to the Trustee:

Deutsche Bank Trust Company Americas, as Trustee
Trust & Agency Services
60 Wall Street, 16th Floor
Mail Stop: NYC60-1630
New York, New York 10005
United States of America
Facsimile No.: +1 (732) 578-4635

with a copy to:

Deutsche Bank Trust Company Americas,

c/o Deutsche Bank National Trust Company
Trust & Agency Services

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100 Plaza One, 8th Floor
Mail Stop: JCY03-0801
Jersey City, New Jersey 07311
United States of America

Attention of: Corporates Team Deal Manager — Altice US Finance I Corporation
Facsimile No.: +1 (732) 578-4635

The Issuers or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

Section 11.02       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.03       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

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(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.04       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05       No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuers or any of their direct or indirect parent companies or any of their Subsidiaries, as such, will have any liability for any obligations of the Issuers under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.06       Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.07       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Cequel or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.08       Successors.

All agreements of the Issuers in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

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Section 11.09       Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.10       Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 11.11       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.12       Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS INDENTURE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.13       Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature pages follow]

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Dated as of October 18, 2018.

ISSUERS

CEQUEL COMMUNICATIONS HOLDINGS I, LLC

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Director

CEQUEL CAPITAL CORPORATION

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Director

[SIGNATURE PAGE TO SEPTEMBER 2021 SENIOR NOTES INDENTURE]

TRUSTEE

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: Deutsche Bank National Trust Company

By:	/s/ Robert S. Peschler

Name:	Robert S. Peschler
Title:	Vice President

By:	/s/ Annie Jaghatspanyan

Name:	Annie Jaghatspanyan
Title:	Vice President

[SIGNATURE PAGE TO SEPTEMBER 2021 SENIOR NOTES INDENTURE]

Exhibit A-1

[Face of Note]

CUSIP/CINS

5.125% Senior Notes due 2021

No.	$ *

CEQUEL COMMUNICATIONS HOLDINGS I, LLC
CEQUEL CAPITAL CORPORATION

Promise to pay to      or registered assigns, the principal sum of                                                    DOLLARS on December 15, 2021.

Interest Payment Dates: June 15 and December 15, commencing [ ]

Record Dates: June 1 and December 1

Dated:               , 20

A1-1

IN WITNESS WHEREOF, Cequel Communications Holdings I, LLC and Cequel Capital Corporation have caused this Note to be signed manually or by facsimile by their duly authorized officers.

CEQUEL COMMUNICATIONS HOLDINGS I, LLC

By:
Name:
Title:

CEQUEL CAPITAL CORPORATION

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

A1-2

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in a personal capacity, but in its capacity as the Authenticating Agent

By:

Authorized Signatory

A1-3

[Back of Note]
5.125% Senior Notes due 2021

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST.  Cequel Communications Holdings I, LLC, a Delaware limited liability company (“Cequel”), and Cequel Capital Corporation, a Delaware corporation (and together with Cequel, the “Issuers”), promise to pay interest on the principal amount of this Note at 5.125% per annum.  The Issuers will pay interest, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) commencing on [ ] until maturity.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [ ](1) until the principal hereof is due.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)                                 METHOD OF PAYMENT.  The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date.  The Notes will be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose in the Borough of Manhattan, the City of New York, or, at the option of the Issuers, payment of interest and may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Until otherwise designated by the Issuers, the office or agency of the Issuers in the Borough of Manhattan, the City of New York will be the office of the Trustee maintained for such purpose.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, the corporate trust department of Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  Cequel or any of its Subsidiaries may act in any such capacity.

(1)  June 15, 2018 or, if interest has already been paid on the Original 2021 Notes as of a later date, from the date it was most recently paid.

A1-4

(4)                                 INDENTURE.  The Issuers issued the Notes under an Indenture, dated as of October 18, 2018, among the Issuers and Deutsche Bank Trust Company Americas, as Trustee (the “Indenture”).  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                 OPTIONAL REDEMPTION.

(a)                                 At any time prior to June 15, 2016, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 105.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), with the net cash proceeds of an Equity Offering by Cequel or a contribution to Cequel’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by a direct or indirect parent entity of Cequel; provided that:

(1)                                 at least 60% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by Cequel and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)                                 At any time prior to June 15, 2016, the Issuers may on any one or more occasions redeem all or a part of the Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)                                  Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to June 15, 2016.

(d)                                 On or after June 15, 2016, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date:

A1-5

Year	Percentage

2016	103.844%
2017	102.563%
2018	101.281%
2019 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)                                 REPURCHASE AT THE OPTION OF HOLDER.

(a)                                 If there is a Change of Control Triggering Event, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of the Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.  Within ten days following any Change of Control Triggering Event, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)                                 If Cequel or a Restricted Subsidiary of Cequel consummates any Asset Sale or Asset Swap, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, Cequel may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers and a notice setting forth the procedures governing the Asset Sale Offer as required by the Indenture prior to any related purchase date and may elect to have

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such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(7)                                 NOTICE OF REDEMPTION.  Except as set forth under Section 3.08, notices of redemption will be mailed at least 30 days but not more than 60 days before the date the Notes are redeemed to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to the date the Notes are redeemed if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $200,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(8)                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(9)                                 PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of such Note for all purposes.  Only registered Holders have rights under the Indenture.

(10)                          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of Notes, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Cequel’s obligations to Holders of Notes in case of a merger or consolidation or sale of substantially all of Cequel’s assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder, to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Original Offering Memorandum or the section of the Exchange Offer Memorandum entitled “Description of the New Senior Notes”, to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or the Notes, which intent may be evidenced by

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an Officers’ Certificate to that effect, to secure the Notes or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

(11)                          DEFAULTS AND REMEDIES.  Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by Cequel or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Notes; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cequel or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cequel or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default: (A) is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal of such Indebtedness, or (B) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; (vi) failure by Cequel or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) makes a general assignment for the benefit of its creditors, or (D) generally is not paying its debts as they become due; and (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case, or (B) appoints a custodian of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or for all or substantially all of the property of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), or (C) orders the liquidation of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), and the order or decree remains unstayed and in effect for 60 consecutive days.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Cequel, any Restricted Subsidiary of Cequel that is a Significant Subsidiary or any group of Restricted Subsidiaries of Cequel that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or

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the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any), if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase).  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(12)                          TRUSTEE DEALINGS WITH CEQUEL.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with Cequel or any of its Affiliates, with the same rights it would have if it were not the Trustee.

(13)                          NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Issuers or any of its direct or indirect parent companies or any of their Subsidiaries, as such, will have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(14)                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)                          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16)                          CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

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(17)                          GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Cequel Communications Holdings I, LLC
1 Court Square West
Long Island City, NY 11101
United States of America
Tel: 1-516-803-2300

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                           to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or 4.14 of the Indenture, check the appropriate box below:

-Section 4.13	-Section 4.14

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Restricted Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

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Exhibit A-2

[Face of Regulation S Temporary Global Note]

CUSIP/CINS

5.125% Senior Notes due 2021

No.	$ *

CEQUEL COMMUNICATIONS HOLDINGS I, LLC
CEQUEL CAPITAL CORPORATION

Promise to pay to      or registered assigns, the principal sum of                                                    DOLLARS on December 15, 2021.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:               , 20

CEQUEL COMMUNICATIONS HOLDINGS I, LLC

By:
Name:
Title:

CEQUEL CAPITAL CORPORATION

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Authorized Signatory

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[Back of Regulation S Temporary Global Note]

5.125% Senior Notes due 2021

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST.  Cequel Communications Holdings I, LLC, a Delaware limited liability company (“Cequel”), and Cequel Capital Corporation, a Delaware corporation (and together with Cequel, the “Issuers”), promise to pay interest on the principal amount of this Note at 5.125% per annum.  The Issuers will pay interest, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) commencing on [ ] until maturity.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [ ](2) until the principal hereof is due.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)                                 METHOD OF PAYMENT.  The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date.  The Notes will be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose in the Borough of Manhattan, the City of New York, or, at the option of the Issuers, payment of interest and may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Until otherwise designated by the Issuers, the office or agency of the Issuers in the Borough of Manhattan, the City of New York will be the office of the Trustee maintained for such purpose.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, the corporate trust department of Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar

(2)  For the first issuance, insert: June 15, 2018 or, if interest has already been paid on the Original 2021 Notes as of a later date, from the date it was most recently paid.

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without notice to any Holder.  Cequel or any of its Subsidiaries may act in any such capacity.

(4)                                 INDENTURE.  The Issuers issued the Notes under an Indenture, dated as of October 18, 2018, among the Issuers and Deutsche Bank Trust Company Americas, as Trustee (the “Indenture”).  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                 OPTIONAL REDEMPTION.

(a)                                 At any time prior to June 15, 2016, the Issuers may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 105.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), with the net cash proceeds of an Equity Offering by Cequel or a contribution to Cequel’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by a direct or indirect parent entity of Cequel; provided that:

(1)                                 at least 60% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by Cequel and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)                                 At any time prior to June 15, 2016, the Issuers may on any one or more occasions redeem all or a part of the Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)                                  Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to June 15, 2016.

(d)                                 On or after June 15, 2016, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of

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the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage

2016	103.844%
2017	102.563%
2018	101.281%
2019 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)                                 REPURCHASE AT THE OPTION OF HOLDER.

(a)                                 If there is a Change of Control Triggering Event, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of the Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.  Within ten days following any Change of Control Triggering Event, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)                                 If Cequel or a Restricted Subsidiary of Cequel consummates any Asset Sale or Asset Swap, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, Cequel may use those Excess Proceeds for any

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purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers and a notice setting forth the procedures governing the Asset Sale Offer as required by the Indenture prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(7)                                 NOTICE OF REDEMPTION.  Except as set forth under Section 3.08, notices of redemption will be mailed at least 30 days but not more than 60 days before the date the Notes are redeemed to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to the date the Notes are redeemed if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $200,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(8)                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(9)                                 PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of such Note for all purposes.  Only registered Holders have rights under the Indenture.

(10)                          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of Notes, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of

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Cequel’s obligations to Holders of Notes in case of a merger or consolidation or sale of substantially all of Cequel’s assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder, to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Original Offering Memorandum or the section of the Exchange Offer Memorandum entitled “Description of the New Senior Notes”, to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect, to secure the Notes or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

(11)                          DEFAULTS AND REMEDIES.  Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by Cequel or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Notes; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cequel or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cequel or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default: (A) is caused by a failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal of such Indebtedness, or (B) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; (vi) failure by Cequel or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) makes a general assignment for the benefit of its creditors, or (D) generally is not paying its debts as they become due; and (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case, or (B) appoints a custodian of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or for all or substantially all of the property of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), or (C) orders the liquidation of Cequel or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of its Restricted

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Subsidiaries that, taken together, would constitute a Significant Subsidiary), and the order or decree remains unstayed and in effect for 60 consecutive days.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Cequel, any Restricted Subsidiary of Cequel that is a Significant Subsidiary or any group of Restricted Subsidiaries of Cequel that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any), if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase).  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(12)                          TRUSTEE DEALINGS WITH CEQUEL.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with Cequel or any of its Affiliates, with the same rights it would have if it were not the Trustee.

(13)                          NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Issuers or any of its direct or indirect parent companies or any of their Subsidiaries, as such, will have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(14)                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)                          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

A2-7

(16)                          CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17)                          GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Cequel Communications Holdings I, LLC
1 Court Square West
Long Island City, NY 11101
United States of America
Tel: 1-516-803-2300

A2-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                        to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or 4.14 of the Indenture, check the appropriate box below:

-Section 4.13	-Section 4.14

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this
Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Restricted Global Note or Definitive Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A2-11

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Cequel Communications Holdings I, LLC
1 Court Square West
Long Island City, NY 11101
United States of America
Tel: 1-516-803-2300

Deutsche Bank Trust Company Americas
Trust & Agency Services
60 Wall Street, 16th Floor
Mail Stop: NYC60-1630
New York, New York 10005
United States of America
Attn: Corporates Team Deal Manager — Altice US Finance I Corporation
Facsimile No.: +1 (732) 578-4635

Re:                             5.125% Senior Notes Due 2021

Reference is hereby made to the Indenture, dated as of October 18, 2018, among Cequel Communications Holdings I, LLC and Cequel Capital Corporation, as issuers (together, the “Issuers”), and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $           in such Note[s] or interests (the “Transfer”), to            (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.                                      ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐ such Transfer is being effected to Cequel or a subsidiary thereof;

or

(c)                                  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities

Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.                                      ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP       ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP       ), or

(b)                                 ☐ a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP       ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP       ), or

(iii)                               ☐ Unrestricted Global Note (CUSIP       ); or

(b)                                 ☐a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Cequel Communications Holdings I, LLC
1 Court Square West
Long Island City, NY 11101
United States of America
Tel: 1-516-803-2300

Deutsche Bank Trust Company Americas
Trust & Agency Services
60 Wall Street, 16th Floor
Mail Stop: NYC60-1630
New York, New York 10005
United States of America
Attn: Corporates Team Deal Manager — Altice US Finance I Corporation
Facsimile No.: +1 (732) 578-4635

Re:                             5.125% Senior Notes Due 2021

(CUSIP [      ])

Reference is hereby made to the Indenture, dated as of October 18, 2018, among Cequel Communications Holdings I, LLC and Cequel Capital Corporation, as issuers (together, the “Issuers”), and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $       in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S

Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Cequel Communications Holdings I, LLC
1 Court Square West
Long Island City, NY 11101
United States of America
Tel: 1-516-803-2300

Deutsche Bank Trust Company Americas
Trust & Agency Services
60 Wall Street, 16th Floor
Mail Stop: NYC60-1630
New York, New York 10005
United States of America
Attn: Corporates Team Deal Manager — Altice US Finance I Corporation
Facsimile No.: +1 (732) 578-4635

Re:                             5.125% Senior Notes Due 2021

(CUSIP [       ])

Reference is hereby made to the Indenture, dated as of October 18, 2018, among Cequel Communications Holdings I, LLC and Cequel Capital Corporation, as issuers (together, the “Issuers”), and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $           aggregate principal amount of:

(a)                                 ☐ a beneficial interest in a Global Note, or

(b)                                 ☐ a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an

E-1

institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

Form of New 2021 September CSC Notes Indenture

E-1

CSC HOLDINGS, LLC

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee, Paying Agent, Transfer Agent and Registrar

INDENTURE

Dated as of [ ], 2018

5.125% Senior Notes due 2021

5.125% Senior Notes due 2021

7.750% Senior Notes due 2025

7.500% Senior Notes due 2028

i

Section 12.06	Legal Holidays	125
Section 12.07	Governing Law and Waiver of Trial by Jury	125
Section 12.08	Consent to Jurisdiction and Service	125
Section 12.09	No Recourse Against Others	125
Section 12.10	Successors	126
Section 12.11	Multiple Originals	126
Section 12.12	Table of Contents; Headings	126
Section 12.13	Prescription	126
Section 12.14	Patriot Act	126
Section 12.15	Severability	126

	EXHIBITS

Exhibit A-1	Form of 2021 May Notes

Exhibit A-2	Form of 2021 September Notes

Exhibit A-3	Form of 2025 Notes

Exhibit A-4	Form of 2028 Notes

Exhibit B	Form of Certificate of Transfer

Exhibit C	Form of Certificate of Exchange

Exhibit D	Form of Supplemental Indenture

INDENTURE dated as of [ ], 2018, among CSC Holdings, LLC, a limited liability company incorporated under the laws of Delaware (the “Issuer”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and paying agent, transfer agent and registrar.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) (i) $739,279,000 aggregate principal amount of the Issuer’s 5.125% Senior Notes due 2021 (the “2021 May Original Notes”) and (ii) an unlimited principal amount of additional securities having identical terms and conditions as the 2021 May Original Notes except as otherwise set forth herein (the “2021 May Additional Notes”) that may be issued on any later issue date subject to the conditions and in compliance with the covenants set forth herein; (b) (i) $493,049,000 of the Issuer’s 5.125% Senior Notes due 2021 (the “2021 September Original Notes”) and (ii) an unlimited principal amount of additional securities having identical terms and conditions as the 2021 September Original Notes except as otherwise set forth herein (the “2021 September Additional Notes”) that may be issued on any later issue date subject to the conditions and in compliance with the covenants set forth herein; (c) (i) $610,698,000 of the Issuer’s 7.750% Senior Notes due 2025 (the “2025 Original Notes”) and (ii) an unlimited principal amount of additional securities having identical terms and conditions as the 2025 Original Notes except as otherwise set forth herein (the “2025 Additional Notes”) that may be issued on any later issue date subject to the conditions and in compliance with the covenants set forth herein; (d) (i) $1,045,443,000 of the Issuer’s 7.500% Senior Notes due 2028 (the “2028 Original Notes”, and together with the 2021 May Original Notes, the 2021 September Original Notes, and the 2025 Original Notes, the “Original Notes”) and (ii) an unlimited principal amount of additional securities having identical terms and conditions as the 2028 Original Notes except as otherwise set forth herein (the “2028 Additional Notes”, and together with the 2021 May Additional Notes, the 2021 September Additional Notes and the 2025 Additional Notes, the “Additional Notes”) that may be issued on any later issue date subject to the conditions and in compliance with the covenants set forth herein. Unless the context otherwise requires, in this Indenture references to the “2021 May Notes” include the 2021 May Original Notes and the 2021 May Additional Notes that are actually issued, “2021 September Notes” include the 2021 September Original Notes and the 2021 September Additional Notes that are actually issued, “2025 Notes” include the 2025 Original Notes and the 2025 Additional Notes that are actually issued, 2028 Notes” include the 2028 Original Notes and the 2028 Additional Notes that are actually issued and “Notes” include the Original Notes and the Additional Notes that are actually issued.

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                             Definitions.

“2018 Incremental Term Loan Facility” means the credit facility created or extended pursuant to the incremental loan assumption agreement entered into on October 15, 2018 in connection with the Transactions, among, inter alios, the Issuer, the lenders party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent.

“2021 Cequel May Notes” means 5.125% Senior Notes due 2021 issued prior to the Combination Date by Cequel Communications Holdings I, LLC and Cequel Capital Corporation in an aggregate principal amount up to $750 million.

“2021 Cequel September Notes” means 5.125% Senior Notes due 2021 issued prior to the Combination Date by Cequel Communications Holdings I, LLC and Cequel Capital Corporation in an aggregate principal amount up to $500 million.

“2025 Cequel Notes” means 7.750% Senior Notes due 2025 issued prior to the Combination Date by Cequel Communications Holdings I, LLC and Cequel Capital Corporation in an aggregate principal amount up to $620 million.

“2028 Cequel Notes” means 7.5% Senior Notes due 2028 issued prior to the Combination Date by Cequel Communications Holdings I, LLC and Cequel Capital Corporation in an aggregate principal amount up to $1,050 million.

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary or such acquisition, or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Issuer or any Restricted Subsidiary.  Subject to Section 4.27, Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of this definition, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of this definition, on the date of consummation of such acquisition of assets and, with respect to clause (3) of this definition, on the date of the relevant merger, consolidation or other combination.

“Acquisition” means the acquisition by one or more of the Permitted Holders of 100% of the capital and voting rights of Cablevision Systems Corporation, a Delaware corporation pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the agreement and plan of merger entered into between Altice N.V., Cablevision Systems Corporation and Neptune Merger Sub Corp., dated September 16, 2015.

“Additional Assets” means:

(1)                                 any property or assets (other than Indebtedness and Capital Stock) not classified as current assets under GAAP used or to be used by the Issuer or a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of an Asset Disposition shall be deemed an investment in Additional Assets);

(2)                                 the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary; or

(3)                                 Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means the Paying Agent, Transfer Agent, Registrar and Authenticating Agent.

“AHYDO Catch Up Payment” means any payment on any Indebtedness that would be necessary to avoid such Indebtedness being characterized as an “applicable high yield discount obligation” under Section 163(i) of the Code.

“Altice Europe” means Altice Europe N.V., a public limited liability company incorporated under the laws of the Netherlands, and its successors.

“Altice USA” refers to Altice USA, Inc., a Delaware corporation listed on the New York Stock Exchange under the symbol “ATUS”.

“Altice USA Distribution” means the separation of Altice USA from Altice Europe which was implemented on June 8, 2018.

“Applicable Premium” means, with respect to any 2025 Notes or 2028 Notes, as applicable, the greater of:

(i)                                     1% of the principal amount of such Note; and

(ii)                                  the excess (to the extent positive) of:

(1)                                 the present value at such redemption date of (i) the redemption price of such Note at July 15, 2020 in respect of 2025 Notes and April 1, 2023 in respect of 2028 Notes (such redemption price (expressed in percentage of principal amount) being set forth in the table in Section 3.07(c) with respect to 2025 Notes and Section 3.07(d) with respect to 2028 Notes (excluding accrued and unpaid interest)), plus (ii) all required interest payments due on such Note to and including July 15, 2020 in respect of the 2025 Notes and April 1, 2023 in respect of 2028 Notes (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date  (or, if greater than such Treasury Rate, zero) plus 50 basis points; over

(2)                                 the outstanding principal amount of such Note,

as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate.  For the avoidance of doubt, calculation of the Applicable Premium shall not be an obligation or duty of the Trustee or Paying Agents.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC that apply to such transfer or exchange.

“Asset Disposition” means, with respect to the Issuer and the Restricted Subsidiaries, any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases (other than operating leases entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Issuer or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction; provided that the sale, lease, transfer, issuance or other disposition of all or substantially all of the assets of the Issuer (or any successor company) and its Restricted Subsidiaries taken as a whole will be governed by Section 4.03 and/or Section 5.03 and not by Section 4.08.  Notwithstanding the preceding provisions of this definition, the following items shall not be deemed to be Asset Dispositions:

(1)                                 a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(2)                                 a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of cash, Cash Equivalents, Temporary Cash Investments or Investment Grade Securities;

(3)                                 a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of inventory, consumer equipment, trading stock, communications capacity or other assets in the ordinary course of business;

(4)                                 a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of obsolete, surplus or worn out equipment or other assets or equipment or other similar assets that are no longer useful in the conduct of the business (as determined in good faith by the Issuer) of the Issuer and its Restricted Subsidiaries;

(5)                                 transactions permitted under Section 5.03 or a transaction that constitutes a Change of Control;

(6)                                 an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Issuer;

(7)                                 any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Issuer) not to exceed the greater of $300 million and 10.0% of L2QA Pro Forma EBITDA;

(8)                                 (i) any Restricted Payment that is permitted to be made under Section 4.05, any transaction specifically excluded from the definition of “Restricted Payment” and the making of any Permitted Payment and Permitted Investment and (ii) solely for the purposes of Section 4.08(c), a disposition, the proceeds of which are used to make such Restricted Payments permitted to be made under Section 4.05, Permitted Payments or Permitted Investments;

(9)                                 the granting of Liens not prohibited by Section 4.06;

(10)                          a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of receivables or related assets in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)                          the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases, subleases of other property, in each case, in the ordinary course of business;

(12)                          foreclosure, condemnation, eminent domain or any similar action with respect to any property or other assets;

(13)                          the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of tax receivables and factoring, accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(14)                          sales, transfers or dispositions of receivables and related assets in connection with any Qualified Receivables Financing or any factoring transaction or in the ordinary course of business, and Investments in Receivables Subsidiaries consisting of cash or Securitization Assets;

(15)                          any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(16)                          any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(17)                          any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(18)                          any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Issuer or any Restricted Subsidiary to such Person; provided, however, that the Board of Directors of the Issuer shall certify that in the opinion of the Board of Directors, the outsourcing transaction will be economically beneficial to the Issuer and the Restricted Subsidiaries (considered as a whole);

(19)                          any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, with respect to property built, owned or otherwise acquired by the Issuer or any Restricted Subsidiary pursuant to customary sale and lease-back transactions, asset securitizations and other similar financings permitted by this Indenture; provided that network assets of the Issuer or any Restricted Subsidiary shall be excluded from this clause (19) unless the Net Cash Proceeds of such sale and leaseback transaction are applied in accordance with Section 4.08(c);

(20)                          any sale, lease, transfer, conveyance or other disposition in one or a series of related transactions of any assets (including Capital Stock) of the Issuer and its Subsidiaries or of any Person that becomes a Restricted Subsidiary (i) acquired in a transaction permitted under this Indenture, which assets are not used or useful in the core or principal business of the Issuer and its Restricted Subsidiaries, or (ii) made in connection with the approval of any applicable antitrust authority or pursuant to Competition Laws or otherwise necessary or advisable in the good faith determination of the Issuer to consummate any acquisition permitted under this Indenture;

(21)                          dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 270 days thereof or (ii) an amount equal to the Net Available Cash of such disposition are applied to the purchase price of such replacement property (which replacement property is purchased within 270 days thereof);

(22)                          the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are no longer commercially reasonable to maintain or are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(23)                          to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(24)                          sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(25)                          contractual arrangements under long-term contracts with customers entered into by the Issuer or a Restricted Subsidiary in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement; and

(26)                          a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions in connection with the Existing Transactions, the Transactions or any Permitted Reorganization.

“Associate” means (i) any Person engaged in a Similar Business of which the Issuer or a Restricted Subsidiary are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture engaged in a Similar Business entered into by the Issuer or any Restricted Subsidiary.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“BCP” means BC Partners, Ltd.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means (1) with respect to any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function.  Unless otherwise specified in this Indenture, whenever any provision of this Indenture requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval); provided that any action required to be taken under this Indenture by the Board of Directors of the Issuer can, in the alternative, at the option of the Issuer, be taken by Altice USA and its successors or any Subsidiary thereof that is a Parent of the Issuer.

“Book-Entry Interest” means a beneficial interest in a Global Note held by or through a Participant.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in London, United Kingdom or New York, New York, United States are authorized or required by law to close.

“Cablevision” means Cablevision Systems Corporation or its successors.

“Capital Stock” of any Person means any and all shares of, interests, rights to purchase, warrants or options for, participation or other equivalents of, or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP.  For the avoidance of doubt, operating leases will not be deemed Capitalized Lease Obligations.

“Cash Equivalents” means:

(1)                                 securities issued or directly and fully Guaranteed or insured by the United States Government, Canada, the United Kingdom, Switzerland or any member state of the European Union, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(2)                                 certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by a bank or trust company (a) whose commercial paper is rated at least “A-1” or the equivalent thereof by S&P or at least “P-1” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that such bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $500 million;

(3)                                 repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) and (2) above entered into with any bank meeting the qualifications specified in clause (2) above;

(4)                                 commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(5)                                 readily marketable direct obligations issued by any state of the United States of America, the United Kingdom, Switzerland, Canada any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(6)                                 Indebtedness or Preferred Stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(7)                                 bills of exchange issued in the United States, Canada, a member state of the European Union, Switzerland or the United Kingdom, eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent); and

(8)                                 interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following:

(1)                                 the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than one or more Permitted Holders (or a group controlled by one or more Permitted Holders) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the issued and outstanding Voting Stock of the Issuer (or any Successor Company), measured by voting power rather than number of shares;

(2)                                 during any period of two consecutive years, individuals who at the beginning of such period constituted the majority of the directors on the Board of Directors of the Listed Entity (together with any new directors whose election by the majority of such directors on such Board of Directors of the Listed Entity or whose nomination for election by shareholders of the Listed Entity, as applicable, was approved by a vote of the majority of such directors on the Board of Directors of the Listed Entity then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) ceased for any reason to constitute the majority of the directors on the Board of Directors of the Listed Entity then in office; or

(3)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Issuer (or any Successor Company) and its Restricted Subsidiaries, taken as a whole, to a Person (including any “person” as defined above), other than a Permitted Holder (or a group controlled by one or more Permitted Holders).

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination” has the meaning ascribed to it in the Offering Memorandum.

“Combination Date” means [•], 2018.

“Combination Exchange” has the meaning ascribed to it in the Offering Memorandum.

“Combination Date Unrestricted Subsidiaries” means 4connections LLC, Cablevision Disaster Relief Fund, Cablevision NYI LLC, CSC T Holdings I, Inc., CSC T Holdings II, Inc., CSC T Holdings III, Inc., CSC T Holdings IV, Inc., DTV Norwich LLC, Newsday Holdings LLC, Newsday LLC, NMG Holdings, Inc., The New York Interconnect LLC, CSC Investments LLC and SLTV3, LLC.

“Commodity Hedging Agreements” means, in respect of a Person, any commodity purchase contract, commodity futures or forward contract, commodities option contract or other similar contract (including commodities derivative agreements or arrangements), to which such Person is a party or a beneficiary.

“Competition Laws” means any federal, state, foreign, multinational or supranational antitrust, competition or trade regulation statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or effectuating foreign investment.

“Completion Date” means June 21, 2016, the date on which the Acquisition was consummated.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)                                 Consolidated Interest Expense and Receivables Fees;

(2)                                 Consolidated Income Taxes;

(3)                                 consolidated depreciation expense;

(4)                                 consolidated amortization and impairment expense;

(5)                                 Parent Expenses of a CVC Parent;

(6)                                 any expenses, charges or other costs related to any Equity Offering (including of a CVC Parent), Investment, acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business; provided that such payments are made in connection with such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), disposition, recapitalization or the Incurrence of any Indebtedness permitted by this Indenture (whether or not successful) (including any such fees, expenses or charges related to the  Existing Transactions and the Transactions (including of a CVC Parent)), in each case, as determined in good faith by the Issuer;

(7)                                 any minority interest expense (whether paid or not) consisting of income attributable to minority equity interests of third parties in such period or any prior period or any net earnings, income or share of profit of any Associates, associated company or undertaking;

(8)                                 the amount of management, monitoring, consultancy and advisory fees and related expenses or any payments for financial advisory, financing, underwriting or placement services or any payments pursuant to franchising agreements, business service related agreements or other similar arrangements paid in such period (or accruals relating to such fees and related expenses) to any Permitted Holder (whether directly or indirectly, through any Parent) to the extent permitted by Section 4.09; provided that any payments for such fees and related expense shall not be included in Consolidated EBITDA for any period to the extent they were accrued for in such period or any prior period and added back to Consolidated EBITDA in such period or any such prior period;

(9)                                 other non-cash charges, write-downs or items reducing Consolidated Net Income (excluding any such non-cash charge, write-down or item to the extent it represents an accrual of or reserve for cash charges in any future period) or other non-cash items classified by the Issuer as special items less other non-cash items of income increasing Consolidated Net Income (other than any non-cash items increasing such Consolidated Net Income pursuant to clauses (1) through (13) of the definition of Consolidated Net Income and excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); and

(10)                          (x) any loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), reduced by (y) any income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of).

“Consolidated Income Taxes” means taxes or other payments, including deferred Taxes, based on income, profits or capital of the Issuer and the Restricted Subsidiaries whether or not paid, estimated, accrued or required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period (in each case, determined on the basis of GAAP), the consolidated net interest income/expense of the Issuer and the Restricted Subsidiaries, whether paid or accrued, plus or including (without duplication) any interest, costs and charges consisting of:

(1)                                 interest expense attributable to Capitalized Lease Obligations;

(2)                                 amortization of debt discount, but excluding amortization of debt issuance costs, fees and expenses and the expensing of any bridge or other financing fees;

(3)                                 non-cash interest expense;

(4)                                 dividends or other distributions in respect of all Disqualified Stock of the Issuer and all Preferred Stock of any Restricted Subsidiary, to the extent held by Persons other than the Issuer or a Subsidiary of the Issuer;

(5)                                 the consolidated interest expense that was capitalized during such period (without duplication);

(6)                                 net payments and receipts (if any) pursuant to Hedging Obligations (other than Currency Agreements) (excluding unrealized mark-to-market gains and losses attributable to Hedging Obligations (other than Currency Agreements));

(7)                                 any interest actually paid by the Issuer or any Restricted Subsidiary on Indebtedness of another Person that is guaranteed by the Issuer or any Restricted Subsidiary or secured by a Lien on assets of the Issuer or any Restricted Subsidiary; and

(8)                                 premiums, penalties, annual agency fees, penalties for failure to comply with registration obligations (if applicable) and any amendment fees, in each case, related to any Indebtedness of the Issuer or any Restricted Subsidiaries.

Notwithstanding any of the foregoing, Consolidated Interest Expense shall not include (i) any interest accrued, capitalized or paid in respect of Subordinated Shareholder Funding, (ii) any commissions, discounts, yield and other fees and charges related to a Qualified Receivables Financing, (iii) any payments on any operating leases, including without limitation any payments on any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP, (iv) net payments and receipts (if any) pursuant to Currency Agreements (including unrealized mark-to-market gains and losses attributable to Hedging Obligations) and (v) any pension liability interest costs.

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and the Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)                                 any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 4.05(a)(C)(i) , any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to this Indenture, the Notes, the New Senior Guaranteed Notes, the New Senior Guaranteed Notes Indenture, the Senior Secured Facilities, the Existing Notes and the Existing Notes Indentures, (c) contractual or legal restrictions in effect on the Combination Date with respect to a Restricted Subsidiary (including pursuant to the agreements specified in Section 4.07(b)(3) and other restrictions with respect to such Restricted Subsidiary that, taken as a whole, are not materially less favorable to the Holders than such restrictions in effect on the Combination Date, and (d) restrictions as in effect on the Combination Date specified in Section 4.07(b)(12) except that the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents or non-cash distributions to the extent converted into cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause (2));

(3)                                 any net gain (or loss) realized upon the sale, abandonment or other disposition of any asset or disposed operations of the Issuer or any Restricted Subsidiary (including pursuant to any sale/ leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer of the Issuer) or returned surplus assets of any Pension Plan;

(4)                                 any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance or any expenses, charges, reserves, gains or other costs related to the Existing Transactions, the Transactions and the Altice USA Distribution, and, to the extent not otherwise included in this clause (4): recruiting, retention and relocation costs; signing bonuses and related expenses and one-time compensation charges; transaction and refinancing bonuses and special bonuses paid in connection with dividends and distributions to equity holders; start-up, transition, strategic initiative (including any multi-year strategic initiative) and integration costs, charges or expenses; curtailments or modifications to pension and post-retirement employee benefit plans; costs, charges and expenses related to the start-up, pre-opening, opening, closure, and/or consolidation of operations, offices and facilities; business optimization costs, charges or expenses; costs, charges and expenses incurred in connection with new product design, development and introductions; costs and expenses incurred in connection with intellectual property development and new systems design; costs and expenses incurred in connection with implementation, replacement, development or upgrade of operational, reporting and information technology systems and technology initiatives; any costs, expenses or charges relating to any governmental investigation or any litigation or other dispute (including with any customer); costs and expenses in respect of warranty payments and liabilities related to product recalls or field service campaigns; or any fees, charges, losses, costs and expenses incurred during such period, or any amortization thereof for such period, in connection with or related to any acquisition, Restricted Payment, Investment, recapitalization, asset sale, issuance, incurrence, registration or repayment or modification of Indebtedness, issuance or offering of Capital Stock, refinancing transaction or amendment, modification or waiver in respect of the documentation relating to any such transaction and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;

(5)                                 the cumulative effect of a change in accounting principles;

(6)                                 any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions;

(7)                                 all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8)                                 any unrealized gains or losses in respect of Hedging Obligations or other derivative instruments or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value or changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations or other derivative instruments;

(9)                                 any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(10)                          any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary owing to the Issuer or any Restricted Subsidiary;

(11)                          any one-time non-cash charges or any increases in amortization or depreciation resulting from purchase accounting, in each case, in relation to any acquisition of another Person or business or resulting from any reorganization or restructuring involving the Issuer or its Subsidiaries;

(12)                          any goodwill or other intangible asset impairment charge or write-off; and

(13)                          the impact of capitalized, accrued or accreting or pay-in-kind interest or principal on Subordinated Shareholder Funding.

“Consolidated Net Leverage” means (A) the sum, without duplication, of the aggregate outstanding Specified Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis (excluding (i) Hedging Obligations and (ii) any revolving Indebtedness Incurred pursuant to Section 4.04 in an amount not to exceed the greater of (x) $950 million and (y) 33.3% L2QA Pro Forma EBITDA), less (B) the aggregate amount of cash and Cash Equivalents of the Issuer and the Restricted Subsidiaries on a consolidated basis.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Net Leverage at such date to (y) the aggregate amount of L2QA Pro Forma EBITDA; provided, however, that the pro forma calculation of the Consolidated Net Leverage Ratio shall not give effect to (i) any Indebtedness incurred on the date of determination pursuant to Section 4.04(b) or (ii) the discharge on the date of determination of any Indebtedness to the extent that such discharge results from the proceeds incurred pursuant to Section 4.04(b).

For the avoidance of doubt, in determining Consolidated Net Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Net Leverage Ratio is to be made.

“Consolidated Net Senior Secured Leverage” means (A) the sum of the aggregate outstanding Senior Secured Indebtedness of the Issuer and its Restricted Subsidiaries (excluding (i) Hedging Obligations and (ii) any revolving Indebtedness Incurred pursuant to Section 4.04 in an amount not to exceed the greater of (x) $950 million and (y) 33.3% L2QA Pro Forma EBITDA), less (B) the aggregate amount of cash and Cash Equivalents of the Issuer and the Restricted Subsidiaries on a consolidated basis.

“Consolidated Net Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Net Senior Secured Leverage at such date to (y) the aggregate amount of L2QA Pro Forma EBITDA; provided, however, that the pro forma calculation of the Consolidated Net Senior Secured Leverage Ratio shall not give effect to (i) any Indebtedness incurred on the date of determination pursuant to Section 4.04(b) or (ii) the discharge on the date of determination of any Indebtedness to the extent that such discharge results from the proceeds incurred pursuant to Section 4.04(b).

For the avoidance of doubt, in determining Consolidated Net Senior Secured Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Net Senior Secured Leverage Ratio is to be made.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)                                 to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)                                 to advance or supply funds:

(a)                                 for the purchase or payment of any such primary obligation; or

(b)                                 to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)                                 to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“CPPIB” means the Canada Pension Plan Investment Board.

“Credit Facility” means, with respect to the Issuer or any of its Subsidiaries, one or more debt facilities, arrangements, instruments, trust deeds, note purchase agreements or indentures or commercial paper facilities and overdraft facilities (including the Senior Secured Facilities) with banks, institutions, funds or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), notes, bonds, debentures letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or trustees or other banks, institutions or investors and whether provided under one or more credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents).  Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, cap, floor, ceiling, collar, currency derivative or other similar agreement to which such Person is a party or beneficiary.

“Custodian” means any receiver, trustee, examiner, assignee, liquidator, administrator, administrative receiver, custodian or similar official under the Bankruptcy Law.

“CVC Parent” means any Parent of the Issuer, but in no event any Parent of the Listed Entity.

“Default” means any event which is, or after giving notice or with the passage of time or both would be, an Event of Default.

“Definitive Registered Note” means a certificated Note registered in the name of the Holder thereof that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash, Cash Equivalents or Temporary Cash Investments received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration.  A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 4.08.

“Designated Preference Shares” means, with respect to the Issuer, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Issuer or a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any such Subsidiary for the benefit of their employees to the extent funded by the Issuer or such Subsidiary) and (b) that is designated as “Designated Preference Shares” pursuant to an Officer’s Certificate of the Issuer at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in Section 4.05(a)(5)(C)(ii).

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction.  A member of the Board of Directors of the Issuer shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Issuer or any Parent or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)                                 matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise;

(2)                                 is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary); or

(3)                                 is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case, on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 4.05.

“dollar” or “$” means the lawful currency of the United States of America.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than dollars (“Other Currency”), at any time of determination thereof by the Issuer, the amount of dollars obtained by converting such Other Currency involved in such computation into dollars at the spot rate for the purchase of dollars with the Other Currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Issuer) on the date of such determination.

“DTC” means The Depository Trust Company.

“Equity Offering” means a public or private sale of (x) Capital Stock of the Issuer or (y) Capital Stock or other securities of a Parent or an Affiliate, the proceeds of which are contributed as Subordinated Shareholder Funding or to the equity of the Issuer or any of its Restricted Subsidiaries, in each case other than:

(1)                                 Disqualified Stock;

(2)                                 Designated Preference Shares;

(3)                                 offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions;

(4)                                 any such sale to an Affiliate of the Issuer, including the Issuer or a Restricted Subsidiary; and

(5)                                 any such sale that constitutes an Excluded Contribution.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“euro” or “€” means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union.

“Euroclear” means Euroclear Bank SA/NV or any successor securities clearing agency.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” means Net Cash Proceeds and the fair market value (determined by the Issuer at the time of such contribution, and not adjusted for any subsequent changes in fair market value) of marketable securities or property or assets or Capital Stock of any Person, in each case, received by the Issuer as capital contributions to the equity (other than through the issuance of Disqualified Stock or

Designated Preference Shares of the Issuer) after the Completion Date or from the issuance or sale (other than to the Issuer, a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding of the Issuer, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Issuer.

“Existing 2023 Senior Notes” refers to the Issuer’s $1,800 million aggregate principal amount of U.S. dollar-denominated 10.125% senior notes due 2023, issued on the Original Notes Issue Date.

“Existing 2025 Senior Guaranteed Notes” means the Issuer’s $1,000 million in aggregate principal amount of 6.625% Senior Guaranteed Notes due 2025 issued on the Original Notes Issue Date.

“Existing 2025 Senior Notes” refers to the Issuer’s $2,000 million aggregate principal amount of U.S. dollar-denominated 10.875% senior notes due 2025, issued on the Original Notes Issue Date.

“Existing 2027 Senior Guaranteed Notes” means the Issuer’s $1,310 million aggregate principal amount of 5.5% Senior Guaranteed Notes due 2027 issued on September 23, 2016.

“Existing 2028 Senior Guaranteed Notes” means the Issuer’s $1,000 million aggregate principal amount of 5.375% Senior Guaranteed Notes due 2028 issued on January 29, 2018.

“Existing Cablevision Notes” means, collectively, the (i) $500 million aggregate principal amount of Cablevision’s 8% Senior Notes due 2020 and (ii) $750 million aggregate principal amount of Cablevision’s 5.875% Senior Notes due 2022.

“Existing Cablevision Notes Indentures” means, collectively, the indentures governing the Existing Cablevision Notes, each as may be amended or supplemented from time to time.

“Existing Notes” means, collectively, the Existing Senior Guaranteed Notes, the Existing Senior Notes and the Legacy CSC Senior Notes.

“Existing Notes Indentures” means, collectively, the Existing Senior Notes Indenture, the Existing Senior Guaranteed Notes Indentures and the indentures governing the Legacy CSC Senior Notes each as may be amended or supplemented from time to time.

“Existing Senior Guaranteed Notes” means, collectively, the Existing 2025 Senior Guaranteed Notes, the Existing 2027 Senior Guaranteed Notes and the Existing 2028 Senior Guaranteed Notes.

“Existing Senior Guaranteed Notes Indentures” means, collectively, (x) the indenture, dated as of October 9, 2015, as amended or supplemented, governing the Existing 2025 Senior Guaranteed Notes, (y) the indenture, dated as of September 23, 2016, as amended or supplemented, governing the Existing 2027 Senior Guaranteed Notes and (z) the indenture, dated as of January 29, 2018, as amended or supplemented, governing the Existing 2028 Senior Guaranteed Notes.

“Existing Senior Notes” means, collectively, the Existing 2023 Senior Notes and the Existing 2025 Senior Notes.

“Existing Senior Notes Indenture” means the indenture, dated as of October 9, 2015, as amended or supplemented, governing the Existing Senior Notes.

“Existing Transactions” means the Acquisition and the financing thereof, the Altice USA Distribution, the issuance of the Existing Senior Guaranteed Notes and the Existing Senior Notes and the entry into and borrowings under the Senior Secured Facilities (and any amendments thereof).

“fair market value” wherever such term is used in this Indenture (except as otherwise specifically provided in this Indenture), may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Issuer setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Issuer that is not a Domestic Subsidiary.

“Global Notes” means, individually and collectively, each of the 144A Global Notes and the Regulation S Global Notes, deposited with the Notes Custodian and registered in the name of Cede & Co., as nominee of DTC.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institution of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standard Boards or in such other statement by such other entity as have been approved by a significant segment of the accounting profession, and in effect on the Completion Date, or, with respect to Section 4.10 as in effect from time to time; provided that at any date after the Combination Date, the Issuer may make an irrevocable election to establish that “GAAP” shall mean GAAP as in effect on a date that is on or prior to the date of such election; and provided further that, at any time after the Combination Date, the Issuer may elect to apply IFRS in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect (except as otherwise provided for in this Indenture) on the date of such election or, with respect to Section 4.10, as in effect from time to time; provided further that any such election, once made, shall be irrevocable and that upon first reporting its fiscal year results under IFRS, it shall restate the financial statements required to be delivered under Section 4.10, on the basis of IFRS for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of IFRS.  The Issuer shall give notice of any such election to the Trustee and the Holders.

“Group” means the Issuer and its Restricted Subsidiaries.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)                                 entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or any guarantee of performance.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Hedging Agreement.

“Holder” means each Person in whose name the Notes are registered.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board or any successor board or agency as endorsed by the European Union.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that other than in the case of any action being taken in connection with a Limited Condition Transaction, which shall be governed by Section 4.27, (1) any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by the Issuer or such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred’’ and “Incurrence’’ have meanings correlative to the foregoing and (2) any Indebtedness pursuant to any Credit Facility, bridge facility, revolving credit or similar facility shall only be ‘‘Incurred’’ at the time any funds are borrowed thereunder; provided further, that the Issuer in its sole discretion may elect that (x) any Indebtedness or portion thereof pursuant to any Credit Facility, bridge facility, revolving credit or similar facility shall be deemed to be ‘‘Incurred” at the time of entry into the definitive agreements or commitments in relation to any such facility and/or (y) any Indebtedness the proceeds of which are cash-collateralized shall be deemed to be “Incurred” at the time such proceeds are no longer cash-collateralized.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)                                 the principal of indebtedness of such Person for borrowed money;

(2)                                 the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables), in each case only to the extent that the underlying obligation in respect of which the instrument was issued would be treated as Indebtedness;

(4)                                 the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(5)                                 the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Issuer) and (b) the amount of such Indebtedness of such other Persons;

(6)                                 Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(7)                                 to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements, Commodity Hedging Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The term “Indebtedness” shall not include (i) Subordinated Shareholder Funding, (ii) any lease (including for avoidance of doubt, any network lease or any Operating IRU), concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP, (iii) prepayments of deposits received from clients or customers in the ordinary course of business, (iv) any pension obligations, (v) Contingent Obligations, (vi) receivables sold or discounted, whether recourse or non-recourse, including, for the avoidance of doubt, any obligations under or in respect of Qualified Receivables Financing (including, without limitation, guarantees by a Receivables Subsidiary of the obligations of another Receivables Subsidiary and any indebtedness in respect of Limited Recourse), (vii) obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Combination Date or in the ordinary course of business, (viii) non-interest bearing installment obligations and accrued liabilities Incurred in the ordinary course of business that are not more than 120 days past due, (ix) Indebtedness in respect of the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in respect of standby letters of credit, performance bonds or surety bonds provided by the Issuer or any Restricted Subsidiary in the ordinary course of business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon are honored in accordance with their terms and if, to be reimbursed, are reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond, (x) any obligations to pay the deferred and unpaid purchase price for assets acquired or services supplied or otherwise owed to the Person (or any assignee thereof) from whom such assets are acquired or who supplies such services in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied, (xi) any payroll accruals and (xii) Indebtedness Incurred by the Issuer or a Restricted Subsidiary in connection with a transaction where (A) such Indebtedness is borrowed from a bank or trust company, having a combined capital and surplus and undivided profits of not less than $250 million, whose debt has a rating immediately prior to the time such transaction is entered into, of at least A or the equivalent thereof by S&P and A2 or the equivalent thereof by Moody’s and (B) a substantially concurrent Investment is made by the Issuer or a Restricted Subsidiary in the form of cash deposited with the lender of such Indebtedness, or a Subsidiary or Affiliate thereof, in amount equal to such Indebtedness.  For the avoidance of doubt and notwithstanding the above, the term “Indebtedness” excludes any accrued expenses and trade payables and any obligations under guarantees issued in connection with various operating and telecommunications licenses.

Subject to Section 4.27, the amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amounts of funds borrowed and then outstanding.  The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clauses (5), (6) or (7) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(a)                                 in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing;

(b)                                 for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(c)                                  parallel debt obligations, to the extent such obligations mirror other Indebtedness;

(d)                                 Capitalized Lease Obligations;

(e)                                  collateralized indebtedness and other related obligations relating to Comcast common stock owned by the Issuer on the Completion Date (including guarantees in favor of certain financial institutions in respect of ongoing interest expense obligations in connection with the monetization of Comcast common stock); or

(f)                                   franchise and performance surety bonds or guarantees.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Issuer.

“Indenture” means this indenture dated as of the Combination Date, as amended and supplemented from time to time, among, inter alios, the Issuer, as issuer and the Trustee, governing the Notes.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Public Offering” means the initial public offering of 63,943,029 shares of Class A common stock of Altice USA on the New York Stock Exchange at an initial public offering price of $30.00 per share completed in June 2017.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet (excluding any notes thereto) prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment.  If the Issuer or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Issuer or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.05(c).

For purposes of Section 4.05:

(1)                                 “Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by an Officer or the Board of Directors of the Issuer in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer (or if earlier at the time of entering into an agreement to sell such property), in each case as determined in good faith by an Officer or the Board of Directors of the Issuer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Issuer’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Investment Grade Securities” means:

(1)                                 securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)                                 securities issued or directly and fully guaranteed or insured by a member state of the European Union, Switzerland, Norway, the United Kingdom or any agency or instrumentality thereof (other than Cash Equivalents);

(3)                                 debt securities or debt instruments with a rating of “BBB” or higher from S&P or “Baa3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries; and

(4)                                 investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Notes receive both of the following:

(1)                                 a rating of “BBB-” or higher from S&P; and

(2)                                 a rating of “Baa3” or higher from Moody’s,

or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Investor” means the ultimate controlling shareholder of Altice USA on the Combination Date.

“Investor Affiliate” means (i) the Investor or any of his immediate family members, and any such persons’ respective Affiliates and direct and indirect Subsidiaries, (ii) any sponsor, limited partnerships or entities managed or controlled by the Investor or any of his immediate family, or any of such persons’ respective Affiliates and direct or indirect Subsidiaries, (iii) any trust of the Investor or any of his immediate family, or any of such persons’ respective Affiliates and direct or indirect Subsidiaries or any trust in respect of which any such persons is a trustee, (iv) any partnership of which the Investor or any of his immediate family, or any of such persons’ respective Affiliates or direct or indirect Subsidiaries is a partner that is managed or controlled by the Investor, any of his immediate family or any of such persons’ respective Affiliates or direct or indirect Subsidiaries, and (v) any trust, fund or other entity which is managed by, or is under the control of, the Investor or any of his immediate family, or any of such persons’ respective Affiliates or direct or indirect Subsidiaries, but excluding the Issuer or any of its Subsidiaries.

“Issue Date” means [•], 2018.

“Issuer” means CSC Holdings, LLC.

“L2QA Pro Forma EBITDA” means as of any date of determination, Pro Forma EBITDA for the period of the most recent two consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Issuer are available multiplied by 2.0.

“Legacy Cequel Senior Notes” means (i) up to $750 million aggregate principal amount of 5 1/8% Senior Notes due 2021, (ii) up to $500 million aggregate principal amount of 5 1/8% Senior Notes due 2021; (iii) up to $620 million aggregate principal amount of 7¾% Senior Notes due 2025 and (iv) up to $1,050 million aggregate principal amount of 7½% Senior Notes due 2028, in each case, as originally co-issued by Cequel Communications Holdings I, LLC and Cequel Capital Corporation and as succeeded by Cablevision Systems Corporation and/or Cequel Capital Corporation, as successor co-issuers in connection with the Transactions, and in each case, in an aggregate principal amount outstanding after giving effect to the Transactions.

“Legacy Cequel Senior Notes Indentures” means, collectively, the indentures governing the Legacy Cequel Senior Notes, each as may be amended or supplemented from time to time.

“Legacy CSC Senior Notes” means the (i) $526 million aggregate principal amount of the Issuer’s 8.625% Senior Notes due 2019, (ii) $1,000 million aggregate principal amount of the Issuer’s 6.75% Senior Notes due 2021 and (iii) $750 million aggregate principal amount of the Issuer’s 5.25% Senior Notes due 2024.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Condition Transaction” shall mean (i) any acquisition of any assets, business or Person or other Investment permitted hereunder by one or more of the Issuer and its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Limited Recourse” means a letter of credit, revolving loan commitment, cash collateral account, guarantee or other credit enhancement issued by the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) in connection with the incurrence of Indebtedness by a Receivables Subsidiary under a Qualified Receivables Financing; provided that, the aggregate amount of such letter of credit reimbursement obligations and the aggregate available amount of such revolving loan commitments, cash collateral accounts, guarantees or other such credit enhancements of the Issuer and its Restricted Subsidiaries (other than a Receivables Subsidiary) shall not exceed 25% of the principal amount of such Indebtedness at any time.

“Listed Entity” refers to Altice USA or its successors.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent, the Issuer or any Restricted Subsidiary:

(1)                                 (a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such Person’s purchase of Capital Stock or Subordinated Shareholder Funding (or similar obligations) of the Issuer, its Restricted Subsidiaries or any CVC Parent (i) not to exceed an amount (net of repayments of any such loans or advances) equal to $20 million in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years; provided that the aggregate Management Advances made under this sub-clause (b)(i) do not exceed $40 million in any fiscal year) or (ii) with the approval of the Board of Directors of the Issuer;

(2)                                 in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(3)                                 (in the case of this clause (3)) not exceeding $20 million in the aggregate outstanding at any time.

“Management Investors” means the current or former officers, directors, employees and other members of the management of or consultants to any Parent, the Issuer or any of their respective Subsidiaries or spouses, family members or relatives thereof, or any trust, partnership or other entity for the benefit of or the beneficial owner of which (directly or indirectly) is any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Issuer, any Restricted Subsidiary or any Parent.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Listed Entity on the date of the declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of declaration of such dividends.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” shall have the same meaning as used in Section 3(a)(62) of the Exchange Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)                                 all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid or required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any Tax Sharing Agreements), as a consequence of such Asset Disposition;

(2)                                 all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)                                 all distributions and other payments required to be made to minority interest holders (other than any Parent, the Issuer or any of their respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)                                 the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against (a) any liabilities associated with the assets disposed in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition; or (b) any purchase price adjustment or earn¬out in connection with such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Subordinated Shareholder Funding, any Incurrence of any Indebtedness or any sale of any asset, the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“New Senior Guaranteed Notes” refers collectively to the Issuer’s (i) in an aggregate principal amount up to $1,100 million of U.S. dollar-denominated 5.375% senior guaranteed notes due 2023, issued on the Combination Date and (ii) in an aggregate principal amount up to $1,500 million U.S. dollar-denominated 5.500% senior guaranteed notes due 2026, issued on the Combination Date.

“New Senior Guaranteed Notes Indenture” means the indenture dated as of the Combination Date, as amended, among, inter alios, the Issuer and Deutsche Bank Trust Company Americas, as trustee, governing the New Senior Guaranteed Notes.

“Notes Custodian” means the custodian with respect to a Global Note, as appointed by DTC, or any successor person thereto.

“Notes Documents” means the Notes (including Additional Notes) and this Indenture

“Offering Memorandum” means the offering memorandum in relation to the Notes dated as of October 2, 2018.

“Officer” means, with respect to any Person, (1) any member of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Operating IRU” means an indefeasible right of use of, or operating lease or payable for, lit or unlit fiber optic cable or telecommunications conduit or the use of either.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee, which opinion may contain customary assumptions and qualifications.  The counsel may be an employee of or counsel to any Parent, the Issuer or any of their Subsidiaries.

“Original Notes Issue Date” means October 9, 2015.

“Parent” means any Person of which the Issuer at any time is or becomes a Subsidiary and any holding companies established by any Permitted Holder for purposes of holding its investment in any Parent.

“Parent Expenses” means:

(1)                                 costs (including all professional fees and expenses) Incurred by any Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of a Parent (excluding principal and interest under any such agreement or instrument relating to obligations of the Parent), the Issuer or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(2)                                 customary indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to a Parent, the Issuer or their respective Subsidiaries;

(3)                                 obligations of any Parent in respect of director and officer insurance (including premiums therefor) to the extent relating to a Parent, the Issuer or their respective Subsidiaries and reasonable fees and reimbursement of expenses to, and customary indemnities and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Issuer, any Restricted Subsidiary or any Parent (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(4)                                 fees and expenses payable by any Parent in connection with the Altice USA Distribution, the Transactions and the Existing Transactions;

(5)                                 general corporate overhead expenses, including (a) professional fees and expenses and other operational expenses of any Parent related to the ownership or operation of the business of the Issuer or any of the Restricted Subsidiaries including acquisitions or dispositions by the Issuer or a Subsidiary permitted hereunder (whether or not successful), in each case, to the extent such costs, obligations and/or expenses are not paid by another

Subsidiary of such Parent or (b) costs and expenses with respect to any litigation or other dispute relating to the Existing Transactions, the Transactions and the Altice USA Distribution or the ownership, directly or indirectly, by any Parent;

(6)                                 any fees and expenses required to maintain any Parent’s corporate existence and to provide for other ordinary course operating costs, including customary salary, bonus and other benefits payable to officers and employees of such Parent;

(7)                                 to reimburse out-of-pocket expenses of the Board of Directors of any Parent and payment of all reasonable out-of-pocket expenses Incurred by any Permitted Holder in connection with its direct or indirect investment in the Issuer and its Subsidiaries;

(8)                                 other fees, expenses and costs relating directly or indirectly to activities of the Issuer and its Subsidiaries or any Parent or any other Person established for purposes of or in connection with the Existing Transactions, the Transactions and the Altice USA Distribution or which holds directly or indirectly any Capital Stock or Subordinated Shareholder Funding of the Issuer, in an amount not to exceed $10 million in any fiscal year;

(9)                                 any Public Offering Expenses;

(10)                          payments pursuant to any Tax Sharing Agreement in the ordinary course of business or as a result of the formation and maintenance of any consolidated group for tax or accounting purposes in the ordinary course of business; and

(11)                          franchise, excise and similar taxes and other fees, taxes and expenses, in each case, required for the Issuer to maintain its operations and paid by the Parent.

“Pari Passu Indebtedness” means with respect to the Issuer, any Indebtedness that ranks pari passu in right of payment to the Notes.

“Participant” means a Person who has an account with DTC.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Note on behalf of the Issuer.

“Payment Block Event” means: (1) any Event of Default described in clauses (1) or (2) of Section 6.01(a) has occurred and is continuing; (2) any Event of Default described in clause (6) of Section 6.01(a) has occurred and is continuing; and (3) any other Event of Default has occurred and is continuing and the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have declared all the Notes to be due and payable immediately (and such acceleration has not been rescinded).  No Payment Block Event shall be deemed to have occurred unless the Trustee has delivered notice of the occurrence of such Payment Block Event to the Issuer.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents or Temporary Cash Investments between the Issuer or any of the Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 4.08.

“Permitted Holders” means, collectively, (1) the Investor, (2) Investor Affiliates, (3) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Issuer, acting in such capacity, (4) BCP and (5) CPPIB.  Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investment” means (in each case, by the Issuer or any of the Restricted Subsidiaries):

(1)                                 Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Issuer or (b) any Person (including the Capital Stock of any such Person) that is engaged in any Similar Business and such Person will, upon the making of such Investment, become a Restricted Subsidiary;

(2)                                 Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary;

(3)                                 Investments in cash, Cash Equivalents, Temporary Cash Investments or Investment Grade Securities;

(4)                                 Investments in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)                                 Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)                                 Management Advances;

(7)                                 Investments in Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary (including obligations of trade creditors and customers), or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or in compromise or resolution of any litigation, arbitration or other dispute;

(8)                                 Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition, in each case, that was made in compliance with Section 4.08 and other Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;

(9)                                 Investments in existence on, or made pursuant to legally binding commitments in existence on, the Combination Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Combination Date or (b) as otherwise permitted by this Indenture;

(10)                          Currency Agreements, Interest Rate Agreements, Commodity Hedging Agreements and related Hedging Obligations, which transactions or obligations are Incurred pursuant to Section 4.04(b)(7);

(11)                          pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.06;

(12)                          any Investment to the extent made using Capital Stock of the Issuer (other than Disqualified Stock or Designated Preference Shares), Subordinated Shareholder Funding or Capital Stock of any Parent as consideration;

(13)                          any transaction to the extent constituting an Investment that is permitted and made in accordance with Section 4.09(b) (except those described under clauses (1), (3), (6), (8), (9) and (12) of Section 4.09(b));

(14)                          Guarantees not prohibited by Section 4.04 and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business;

(15)                          Investments in the Notes, any Additional Notes, the New Senior Guaranteed Notes, the Existing Notes, the Term Loans or any Pari Passu Indebtedness of the Issuer;

(16)                          (a) Investments acquired after the Combination Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.03 to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and (b) Investments of a Restricted Subsidiary existing on the date such Person becomes a Restricted Subsidiary to the extent that such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary;

(17)                          Investments, taken together with all other Investments made pursuant to this clause (17) and at any time outstanding, in an aggregate amount at the time of such Investment not to exceed the greater of 30% of L2QA Pro Forma EBITDA and $850 million plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 4.05); provided, that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) of the definition of “Permitted Investments” and not this clause;

(18)                          Investments in joint ventures and similar entities and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $850 million and 30% of L2QA Pro Forma EBITDA at the time of such Investment plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 4.05) (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(19)                          Investments by the Issuer or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Financing; provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Issuer or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Financing or any such Person owning such Receivables;

(20)                          Investments made to effect, or otherwise made in connection with, the Existing Transactions or the Transactions or any non-cash Investments made in connection with Permitted Reorganizations;

(21)                          Investments by the Issuer or a Restricted Subsidiary in a Combination Date Unrestricted Subsidiary in existence as of the Combination Date;

(22)                          Investments by the Issuer related to Comcast common stock owned by the Issuer on the Combination Date (including guarantees in favor of certain financial institutions in respect of ongoing interest expense obligations in connection with the monetization of Comcast common stock); and

(23)                          Investments of all or a portion of escrowed property permitted under an escrow agreement substantially similar to the escrow agreement entered into by Neptune Finco Corp. in connection with certain of the Existing Transactions.

“Permitted Liens” means, with respect to any Person:

(1)                                 Liens on assets or property of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary;

(2)                                 pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements and including Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(3)                                 Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(4)                                 Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)                                 (a) Liens in favor of issuers of surety, performance or other bonds, guarantees or letters of credit or bankers’ acceptances (not issued to support Indebtedness for borrowed money) issued pursuant to the request of and for the account of the Issuer or any Restricted Subsidiary in the ordinary course of its business and (b) Liens in connection with cash management programs established in the ordinary course of business;

(6)                                 encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Issuer and the Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Issuer and the Restricted Subsidiaries;

(7)                                 Liens on assets or property of the Issuer or any Restricted Subsidiary securing Hedging Obligations permitted under this Indenture;

(8)                                 leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(9)                                 Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default and notices of lis pendens and associated rights so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order, award or notice have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)                          Liens on assets or property of the Issuer or any Restricted Subsidiary (including Capital Stock) for the purpose of securing Capitalized Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture (excluding Indebtedness Incurred pursuant to Section 4.04(a)) and (b) any such Lien may not extend to any assets or property of the Issuer or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property;

(11)                          Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution (including, without limitation, Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code);

(12)                          Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Issuer and the Restricted Subsidiaries in the ordinary course of business;

(13)                          with respect to the Issuer and its Restricted Subsidiaries, Liens existing on or provided for or required to be granted under written agreements existing on the Combination Date after giving effect to the Transactions (including, for the avoidance of doubt, any Liens to secure the 2018 Incremental Term Loan Facility), including the issuance of the Notes and the New Senior Guaranteed Notes and the application of the proceeds thereof;

(14)                          Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Issuer or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Issuer or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(15)                          Liens on assets or property of the Issuer or any Restricted Subsidiary securing Indebtedness or other obligations of the Issuer or such Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary, or Liens in favor of the Issuer or any Restricted Subsidiary;

(16)                          Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(17)                          any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(18)                          (a) mortgages, liens, security interest, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(19)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of, or assets owned by, any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(20)                          Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(21)                          Liens on Receivables Assets Incurred in connection with a Qualified Receivables Financing;

(22)                          Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(23)                          bankers’ Liens, Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business of such Person to facilitate the purchase, shipment or storage of such inventory or other goods and Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(24)                          Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, and pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of business or operations as Liens only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists;

(25)                          [Reserved];

(26)                          Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(27)                          any security granted over Cash Equivalents in connection with the disposal thereof to a third party and Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(28)                          [Reserved];

(29)                          Liens created on any asset of the Issuer or a Restricted Subsidiary established to hold assets of any stock option plan or any other management or employee benefit or incentive plan or unit trust of the Issuer or a Restricted Subsidiary securing any loan to finance the acquisition of such assets;

(30)                          Liens; provided that the maximum amount of Indebtedness secured in the aggregate at any one time pursuant to this clause (30) does not exceed the greater of $550 million and 20% of L2QA Pro Forma EBITDA;

(31)                          Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Qualified Receivables Financing;

(32)                          Liens for the purpose of perfecting the ownership interests of a purchaser of Receivables and related assets pursuant to any Qualified Receivables Financing;

(33)                          Cash deposits or other Liens for the purpose of securing Limited Recourse;

(34)                          Liens arising in connection with other sales of Receivables permitted hereunder without recourse to the Issuer or any of its Restricted Subsidiaries;

(35)                          Liens on Capital Stock of the Issuer or any Restricted Subsidiary to secure (a) Indebtedness that is permitted to be Incurred under Section 4.04(a) (so long as on the date of Incurrence of Indebtedness pursuant to Section 4.04(a) and after giving effect thereto on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Indebtedness had been Incurred at the beginning of the relevant period, the Consolidated Net Senior Secured Leverage Ratio is no greater than 4.0 to 1.0), (b) Indebtedness that is permitted to be Incurred under clauses (1), (2)(a) (in the case of clause (2)(a), to the extent such Guarantee is in respect of Indebtedness otherwise permitted to be secured pursuant to this definition of Permitted Liens), (4)(a), (5) (so long as, in the case of clause (5), on the date of Incurrence of Indebtedness pursuant to such clause (5) and after giving effect thereto on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Indebtedness had been Incurred at the beginning of the relevant period, either (x) the Consolidated Net Senior Secured Leverage Ratio is no greater than 4.0 to 1.0 or (y) the Consolidated Net Senior Secured Leverage Ratio would not be greater than it was immediately prior to giving effect to such acquisition or other transaction), (14) (so long as, in the case of clause (14), on the date of Incurrence of Indebtedness pursuant to such clause (14) and after giving effect thereto on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Indebtedness had been Incurred at the beginning of the relevant period, together with any Incurrence of Indebtedness pursuant to clauses (1)(ii) and (5) of Section 4.04(b) on the date on which Indebtedness pursuant to clause (14) is Incurred, (x) the Consolidated Net Senior Secured Leverage Ratio is no greater than 4.0 to 1.0 and (y) the Issuer could Incur at least $1.00 of additional Indebtedness under Section 4.04(a) and Section 4.04(b)(16) and (c) any Refinancing Indebtedness in respect of Indebtedness referred to in the foregoing clause (a) or (b);

(36)                          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(37)                          Liens (a) on any cash earnest money deposits or cash advances made by the Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture, or (b) on other cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition permitted hereunder to be applied against the purchase price for such Investment or other acquisition;

(38)                          Liens or rights of set-off against credit balances of the Issuer or any of the Restricted Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Issuer or any Restricted Subsidiaries in the ordinary course of business to secure the obligations of the Issuer or any Restricted Subsidiary to the credit card issuers or credit card processors as a result of fees and charges;

(39)                          customary Liens of an indenture trustee on money or property held or collected by it to secure fees, expenses and indemnities owing to it by any obligor under an indenture;

(40)                          any liens over Comcast common stock owned by the Issuer on the Combination Date; and

(41)                          Liens arising in connection with any Permitted Reorganization.

“Permitted Reorganization” means any reorganizations and other activities related to tax planning and tax reorganization, so long as, after giving effect thereto, the enforceability of the note guarantees, taken as a whole, are not materially impaired.

“Permitted Priority Indebtedness” means, as of any date of determination, the sum, without duplication, of the aggregate outstanding amount of any Indebtedness Incurred by the Issuer or a Restricted Subsidiary pursuant to Sections 4.04(b)(8) and 4.04(b)(16).

“Person” means any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Priority Indebtedness” means as of any date of determination, (A) the sum, without duplication of Permitted Priority Indebtedness and Ratio Priority Indebtedness, in each case as of such date and such Indebtedness is either (i) secured by means of any Lien (to the extent the assets that secure such Indebtedness do not also secure the Notes on a pari passu or senior basis), (ii) Incurred by a Restricted Subsidiary of the Issuer that does not Guarantee the Notes or (iii) unsecured Indebtedness of a Restricted Subsidiary that Guarantees the Notes that is senior in right of payment to such Guarantee, less (B) the aggregate amount of cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries on a consolidated basis on any date of determination.

“Priority Indebtedness Ratio” means, as of any date of determination, the ratio of (x) Priority Indebtedness at such date to (y) L2QA Pro Forma EBITDA.

For the avoidance of doubt, in determining the Priority Indebtedness Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Priority Indebtedness Ratio is to be made.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) to be placed on each Note certificate evidencing the Global Notes and the Definitive Registered Notes (and all Notes issued in exchange therefor or in substitution thereof) except where otherwise permitted by the provisions of this Indenture.

“Pro Forma EBITDA” means, for any period, the Consolidated EBITDA of the Issuer and the Restricted Subsidiaries, provided that for the purposes of calculating Pro Forma EBITDA for such period, if, as of such date of determination:

(1)                                 since the beginning of such period the Issuer or any Restricted Subsidiary has disposed of any company, any business, or any group of assets constituting an operating unit of a business or otherwise ceases to be a Restricted Subsidiary (and is not a Restricted Subsidiary at the end of such period) (any such disposition, a “Sale”) or if the transaction giving rise to the need to calculate Pro Forma EBITDA is such a Sale, Pro Forma EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; provided that if any such sale constitutes “discontinued operations” in accordance with GAAP, Consolidated Net Income shall be reduced by an amount equal to the Consolidated Net Income (if positive) attributable to such operations for such period or increased by an amount equal to the Consolidated Net Income (if negative) attributable thereto for such period;

(2)                                 since the beginning of such period, a Parent, the Issuer or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise has acquired any company, any business, or any group of assets constituting an operating unit of a business or a Person otherwise becomes a Restricted Subsidiary (and remains a Restricted Subsidiary at the end of such period) (any such Investment, acquisition or designation, a “Purchase”), including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Pro Forma EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3)                                 since the beginning of such period, any Person (that became a Restricted Subsidiary or was merged or otherwise combined with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Issuer or a Restricted Subsidiary since the beginning of such period, Pro Forma EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For the purposes of this definition and the definitions of Consolidated EBITDA, Consolidated Income Taxes, Consolidated Interest Expense, Consolidated Net Income, Consolidated Net Leverage Ratio, Consolidated Net Senior Secured Leverage Ratio and Priority Indebtedness Ratio (a) whenever pro forma effect is to be given to any transaction (including, without limitation, transactions listed in clauses (1) through (3) of this definition) or calculation hereunder or such other definitions, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Issuer or an Officer of the Issuer (including in respect of anticipated expense and cost reductions and synergies (other than revenue synergies)) (calculated on a pro forma basis as though such expense and cost reductions and synergies had been realized on the first day of the period for which Pro Forma EBITDA is being determined and as though such cost savings, operating expense reductions and synergies were realized during the entirety of such period), (b) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness as if such transaction had occurred on the first day of the relevant period and (c) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months).

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale.

“Public Offering” means any offering, including the Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include an offering pursuant to Rule 144A and/or Regulation S under the Securities Act to professional market investors or similar persons).

“Public Offering Expenses” means expenses Incurred by any Parent in connection with any Public Offering or any offering of Public Debt (whether or not successful):

(1)                                 where the net proceeds of such offering are intended to be received by or contributed or loaned to the Issuer or a Restricted Subsidiary;

(2)                                 in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned; or

(3)                                 otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Issuer or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed, in each case, to the extent such expenses are not paid by another Subsidiary of such Parent.

“Purchase” has the meaning ascribed to it in the definition of “Pro Forma EBITDA.”

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Issuer or any Restricted Subsidiary in connection with a Qualified Receivables Financing with a Receivables Subsidiary, which deferred purchase price or line is repayable from cash available to the Receivables Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions: (1) an Officer or the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary, (2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at fair market value (as determined in good faith by the Issuer), and (3) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure Indebtedness under a Credit Facility or Indebtedness in respect of the Notes shall not be deemed a Qualified Receivables Financing.

“Ratio Priority Indebtedness” means, as of any date of determination, the sum, without duplication, of the aggregate outstanding amount of any Indebtedness Incurred by the Issuer or a Restricted Subsidiary pursuant to Section 4.04(a) and clauses (1), (4), (5) and (14) of Section 4.04(b).

“Receivable” means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined on the basis of GAAP, and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Assets” means any assets that are or will be the subject of a Qualified Receivables Financing.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries), or (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Issuer (or another Person in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(1)                                 no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings); (ii) is recourse to or obligates the Issuer or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or (iii) subjects any property or asset of the Issuer or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings except, in each case, Limited Recourse and Permitted Liens as defined in clauses (31) through (34) of the definition thereof;

(2)                                 with which neither the Issuer nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or

Qualified Receivables Financing) other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)                                 to which neither the Issuer nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than those related to or incidental to the relevant Qualified Receivables Financing), except for Limited Recourse.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)                                 if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final stated maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final stated maturity of the Indebtedness being refinanced or, if shorter, the Notes;

(2)                                 such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness, tender premiums and costs, expenses and fees Incurred in connection therewith); and

(3)                                 if the Indebtedness being refinanced is expressly subordinated to the Notes, such Refinancing Indebtedness is subordinated to the Notes, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced.

provided, however, that Refinancing Indebtedness shall not include (i) Indebtedness of the Issuer that refinances Indebtedness of an Unrestricted Subsidiary, or (ii) Indebtedness of the Issuer owing to and held by the Issuer or any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any other Restricted Subsidiary.

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge, or repayment of any such Credit Facility or other Indebtedness.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S (and includes the Regulation S Temporary Global Note Legend set forth in Section 2.06(g) hereof).

“Related Taxes” means, without duplication (including, for the avoidance of doubt, without duplication of any amounts paid pursuant to any Tax Sharing Agreement):

(1)                                 any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding taxes), required to be paid (provided such Taxes are in fact paid) by any Parent by virtue of its:

(a)                                 being incorporated or otherwise being established or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Issuer or any Subsidiary of the Issuer);

(b)                                 issuing or holding Subordinated Shareholder Funding;

(c)                                  being a holding company parent, directly or indirectly, of the Issuer or any Subsidiary of the Issuer;

(d)                                 receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Issuer or any Subsidiary of the Issuer; or

(e)                                  having made any payment in respect to any of the items for which the Issuer is permitted to make payments to any Parent pursuant to Section 4.05; or

(2)                                 if and for so long as the Issuer is a member of or included in a group filing a consolidated or combined tax return with any Parent or, for so long as the Issuer is an entity disregarded as separate from its Parent for U.S. federal income tax purposes, any Taxes measured by income for which such Parent is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Issuer and Subsidiaries of the Issuer would have been required to pay on a separate company basis or on a consolidated basis if the Issuer and the Subsidiaries of the Issuer had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Issuer and the Subsidiaries of the Issuer.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture and any other officers of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of any familiarity with the particular subject.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, written notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Combination Date with respect to such Notes.

“Restricted Subsidiary” means a Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Revolving Facility” refers to the senior secured revolving credit facility made available under the Senior Secured Facilities Agreement.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale” has the meaning ascribed to it in the definition of “Pro Forma EBITDA.”

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization Assets” means (a) the account receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Receivables Financing and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Senior Secured Facilities” refers to the Revolving Facility and the Term Facility.

“Senior Secured Facilities Agreement” refers to the Credit Agreement, dated as of October 9, 2015, between, inter alios, the Issuer, as borrower, JPMorgan Chase Bank, N.A. as administrative agent and security agent and lenders party thereto, as amended, supplemented or otherwise modified from time to time, governing the Senior Secured Facilities.

“Senior Secured Facilities Security Documents” means the security agreements, pledge agreements, collateral assignments, and any other instrument and document executed and delivered pursuant to the Senior Secured Facilities Agreements or otherwise or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time, creating the security interests in the collateral securing the Senior Secured Facilities as contemplated by the Senior Secured Facilities Agreements.

“Senior Secured Indebtedness” means, with respect to any Person as of any date of determination, any Specified Indebtedness; provided that such Indebtedness is in each case secured by a Lien on the assets of the Issuer or its Restricted Subsidiaries on a basis pari passu with or senior to the security in favor of the Notes.

“Significant Subsidiary” means any Restricted Subsidiary that meets any of the following conditions:

(1)                                 the Issuer’s and the Restricted Subsidiaries’ investments in and advances to the Restricted Subsidiary exceed 10% of total assets of the Issuer and the Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year;

(2)                                 the Issuer’s and the Restricted Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Restricted Subsidiary exceeds 10% of total assets of the Issuer and the Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or

(3)                                 if positive, the Issuer’s and the Restricted Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Restricted Subsidiary exceeds 10% of such income of the Issuer and the Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal year.

“Similar Business” means (a) any businesses, services or activities (including marketing) engaged in by the Issuer, Cablevision or any of their Subsidiaries on the Combination Date, (b) telecommunications, broadcast television, broadband and fixed and mobile telephony businesses, including the distribution, sale and for provision of mobile voice and data, fixed-line voice and internet services, transit voice traffic services and advertising and other services and equipment in relation thereto, and producing and selling any print, audio, video or other content and (c) any businesses, services and activities (including marketing) engaged in by the Issuer, Cablevision or any of their Subsidiaries that are (i) related, complementary, incidental, ancillary or similar to any of the foregoing or (ii) are reasonable extensions or developments of any thereof.

“Specified Indebtedness” means with respect to any Person as of any date of determination, any Indebtedness for borrowed money that is Incurred under Section 4.04(a) or clauses (1), (4)(a), (4)(b), (4)(c), (5), (7), (14) or (16) of Section 4.04(b) and any Refinancing Indebtedness in respect of the foregoing.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing, including, without limitation, Limited Recourse and those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal is scheduled to be paid, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date scheduled for the payment thereof.

“Subordinated Indebtedness” means, in the case of the Issuer, any Indebtedness (whether outstanding on the Combination Date or thereafter Incurred) which is expressly subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subordinated Shareholder Funding” means, collectively, any funds provided to the Issuer by any Parent, any Affiliate of any Parent or any Permitted Holder or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by any of the foregoing Persons, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided, however, that such Subordinated Shareholder Funding:

(1)                                 does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the Notes (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Issuer or any funding meeting the requirements of this definition) or the making of any such payment prior to the first anniversary of the Stated Maturity of the Notes is restricted by an intercreditor agreement;

(2)                                 does not require, prior to the first anniversary of the Stated Maturity of the Notes, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts or the making of any such payment prior to the first anniversary of the Stated Maturity of the Notes is restricted by an intercreditor agreement;

(3)                                 contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment, in each case, prior to the date that is six months following the Stated Maturity of the Notes or the payment of any amount as a result of any such action or provision or the exercise of any rights or enforcement action, in each case, prior to the date that is six months following the Stated Maturity of the Notes, is restricted by an intercreditor agreement;

(4)                                 does not provide for or require any security interest or encumbrance over any asset of the Issuer or any of the Restricted Subsidiaries; and

(5)                                 pursuant to its terms or to an intercreditor agreement, is fully subordinated and junior in right of payment to the Notes pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding.

“Subsidiary” means, with respect to any Person:

(1)                                 any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)                                 any partnership, joint venture, limited liability company or similar entity of which:

(a)                                 more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)                                 such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax.

“Tax Sharing Agreement” means any tax sharing or profit and loss pooling or similar agreement with customary or arm’s-length terms entered into with any Parent or Unrestricted Subsidiary, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

“Temporary Cash Investments” means any of the following:

(1)                                 any investment in

(a)                                 direct obligations of, or obligations Guaranteed by, (i) the United States of America, (ii) Canada, (iii) the United Kingdom, (iv) any European Union member state, (v) Switzerland, (vi) any country in whose currency funds are being held specifically pending application in the making of an investment or capital expenditure by the Issuer or a Restricted Subsidiary in that country with such funds or (vii) any agency or instrumentality of any such country or member state, or

(b)                                 direct obligations of any country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(2)                                 overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by:

(a)                                 any institution authorized to operate as a bank in any of the countries or member states referred to in subclause (1)(a) above, or

(b)                                 any bank or trust company organized under the laws of any such country or member state or any political subdivision thereof,

in each case, having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated at least “A” by S&P or “A-2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;

(3)                                 repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) or (2) above entered into with a Person meeting the qualifications described in clause (2) above;

(4)                                 Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than the Issuer or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(5)                                 Investments in securities maturing not more than one year after the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, Canada, the United Kingdom, Switzerland, any European Union member state or by any political subdivision or taxing authority of any such state, commonwealth, territory, country or member state, and rated at least “BBB-” by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(6)                                 bills of exchange issued in the United States of America , Canada, Switzerland, the United Kingdom or a member state of the European Union eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(7)                                 any money market deposit accounts issued or offered by a commercial bank organized under the laws of a country that is a member of the Organization for Economic Co-operation and Development, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof) or whose long term debt is rated at least “A” by S&P or “A-2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;

(8)                                 investment funds investing 95% of their assets in securities of the type described in clauses (1) through (7) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution); and

(9)                                 investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the U.S. Investment Company Act of 1940, as amended.

“Term Facility” means the senior secured term loan facility made pursuant to the Senior Secured Facilities Agreement.

“Term Loans” means the term loans extended pursuant to the Senior Secured Facilities under which the Issuer or other Credit Facility Subsidiaries, as the case may be, are permitted to Incur Indebtedness under this Indenture.

“Total Assets” means the consolidated total assets of the Issuer and the Restricted Subsidiaries as shown on the most recent consolidated balance sheet of the Issuer prepared on the basis of GAAP prior to the relevant date of determination calculated to give pro forma effect to any Purchase and Sales that have occurred subsequent to such period, including any such Purchase to be made with the proceeds of the Indebtedness giving rise to the need to calculate Total Assets.

“Transactions” means each of the transactions described under the section of the Offering Memorandum entitled “The Transactions,” including the issuance of the Notes, Consent Solicitation, the Combination, the Combination Exchange, the issuance of the Buyer Note (as defined in the Offering

Memorandum), borrowings under the 2018 Incremental Term Loan Facility and the Revolving Facility and the application of proceeds thereof).

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two (2) Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2020 with respect to the 2025 Notes and April 1, 2023 with respect to the 2028 Notes; provided that if the period from such redemption date to July 15, 2020 with respect to the 2025 Notes; April 1, 2023 with respect to the 2028 Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Transfer Restricted Notes” means Definitive Registered Notes and any other Notes that bear or are required to bear the Private Placement Legend.

“U.S. Government Obligations” means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America, for the timely payment of which its full faith and credit is pledged or (b) obligations (or certificates representing an ownership interest in such obligations) of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, rated at least “A-1” by S&P or “P-1” by Moody’s, and which are not callable or redeemable at the option of the issuer thereof.

“Uniform Commercial Code” means the New York Uniform Commercial Code.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer in the manner provided below);

(2)                                 any Combination Date Unrestricted Subsidiaries (until any such Subsidiary is designated as a Restricted Subsidiary in the manner provided below); and

(3)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)                                 such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Issuer, or any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)                                 such designation and the Investment of the Issuer and the Restricted Subsidiaries in such Subsidiary complies with Section 4.05.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (1) no Default or Event of Default would result therefrom and (2)(x) the Issuer could Incur at least $1.00 of additional Indebtedness under Section 4.04(a) or (y) the Consolidated Net Leverage Ratio would be no higher than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such designation.  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation or an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means (1) in respect of any Person, a Person, all of the Capital Stock of which (other than (a) directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, regulation or to ensure limited liability and (b) in the case of a Receivables Subsidiary, shares held by a Person that is not an Affiliate of the Issuer solely for the purpose of permitting such Person (or such Person’s designee) to vote with respect to customary major events with respect to such Receivables Subsidiary, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events) is owned by that Person directly or (2) indirectly by a Person that satisfies the requirements of clause (1).

Section 1.02                             Other Definitions.

Term	Defined in Section
“Additional Notes”	Preamble
“Affiliate Transactions”	4.09(a)
“Asset Disposition Offer”	4.08(d)
“Asset Disposition Offer Amount”	4.08(h)
“Asset Disposition Offer Period”	4.08(h)
“Asset Disposition Purchase Date”	4.08(h)
“Authenticating Agent”	2.02
“Authentication Order”	2.02
“Change of Control Offer”	4.03(b)
“Change of Control Payment”	4.03(b)(1)
“Change of Control Payment Date”	4.03(b)(2)
“covenant defeasance option”	8.01(b)
“defeasance trust”	8.02(a)
“Event of Default”	6.01(a)
“Excess Proceeds”	4.08(d)
“Foreign Currency”	4.04(j)
“Initial Agreement”	4.07(b)(5)
“Initial Lien”	4.06(a)
“legal defeasance option”	8.01(b)
“Notes”	Preamble

“Original Notes”	Preamble
“Paying Agent”	2.03(a)
“payment default”	6.01(a)(5)(A)
“Permitted Payments”	4.05(b)
“protected purchaser”	2.07
“Registrar”	2.03(a)
“Regulation S Global Notes”	2.01(b)
“Restricted Payment”	4.05(a)
“Reversion Date”	4.11
“Rule 144A Global Notes”	2.01(b)
“Successor Company”	5.03(a)(1)
“Suspension Event”	4.11
“Transfer Agent”	2.03(a)
“Trusted”	Preamble

Section 1.03                             Rules of Construction.

Unless the context otherwise requires

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 “will” shall be interpreted to express a command;

(e)                                  “including” means including without limitation;

(f)                                   words in the singular include the plural and words in the plural include the singular;

(g)                                  provisions apply to successive events and transactions; and

(h)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01                             Form and Dating.

Each series of the Notes and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit A-1 (with respect to 2021 May Notes), Exhibit A-2 (with respect to 2021 September Notes), Exhibit A-3 (with respect to 2025 Notes) or Exhibit A-4 (with respect to 2028 Notes) hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage and as provided herein.  The Issuer shall approve the form of the Notes and any notation, legend or endorsement thereon.  Each Note will be dated the date of its authentication.  The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a)                                 Global Notes.

Global Notes issued in global form will be substantially in the form of Exhibit A-1 (with respect to 2021 May Notes), Exhibit A-2 (with respect to 2021 September Notes), Exhibit A-3 (with respect to 2025 Notes) or Exhibit A-4 (with respect to 2028 Notes) hereto (including the Global Note Legend thereon and the “Schedule of Increases or Decreases in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and purchases and cancellations.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Registrar, the Notes Custodian or DTC, at the direction of the Registrar, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(b)                                 Rule 144A Global Notes and Regulation S Global Notes.

Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, each substantially in the form of Exhibit A-1 (with respect to 2021 May Notes), Exhibit A-2 (with respect to 2021 September Notes), Exhibit A-3 (with respect to 2025 Notes) or Exhibit A-4 (with respect to 2028 Notes) hereto, with such applicable legends as are provided in Exhibit A-1 (with respect to 2021 May Notes), Exhibit A-2 (with respect to 2021 September Notes), Exhibit A-3 (with respect to 2025 Notes) or Exhibit A-4 (with respect to 2028 Notes) except as otherwise permitted herein.  Such Regulation S Temporary Global Note shall be deposited on behalf of the purchasers of the Notes represented thereby with the Registrar (or Notes Custodian), as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be automatically exchanged for beneficial interests in the Regulation S Permanent Global Note, with no further action by the Issuer, pursuant to the Applicable Procedures, on the first day following the expiry of the Restricted Period. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made by the Trustee to the schedule of increases or decreases in the Global Note, in connection with transfers of interest as hereinafter provided.

Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Definitive Registered Notes or one or more Global Notes, each substantially in the form of Exhibit A-1 (with respect to 2021 May Notes), Exhibit A-2 (with respect to 2021 September Notes), Exhibit A-3 (with respect to 2025 Notes) or Exhibit A-4 (with respect to 2028 Notes) hereto, with such applicable legends as are provided in Exhibit A-1 (with respect to 2021 May Notes), Exhibit A-2 (with respect to 2021 September Notes), Exhibit A-3 (with respect to 2025 Notes) or Exhibit A-4 (with respect to 2028 Notes) except as otherwise permitted herein.  Such Notes in the form of Global Notes (the “Rule 144A Global Notes”) shall be deposited on behalf of the purchasers of the Notes represented thereby with the Registrar (or Notes Custodian) as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of DTC, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.  The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Rule 144A Global Notes and recorded in the register maintained by the Registrar, as hereinafter provided.

(c)                                  Definitive Registered Notes.

Definitive Registered Notes shall be issued in accordance with this Indenture.  Notes issued in definitive registered form will be substantially in the forms of Exhibit A-1 (with respect to 2021 May Notes), Exhibit A-2 (with respect to 2021 September Notes), Exhibit A-3 (with respect to 2025 Notes) or Exhibit A-4 (with respect to 2028 Notes) hereto (excluding the Global Note Legend thereon and without the “Schedule of Increases or Decreases in the Global Note” in the forms of Exhibits A-1 , Exhibit A-2, Exhibit A-3, Exhibit A-4, attached thereto).

(d)                                 Book-Entry Provisions.

The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Participants through DTC.

(e)                                  Denomination.

The Notes shall be in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Section 2.02                             Execution and Authentication.

At least one Officer must execute the Notes on behalf of the Issuer by manual, facsimile, or electronic (in “.pdf” format) signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the authorized signatory of the Trustee or its Authenticating Agent.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, the Issuer shall deliver such Note to the Trustee for cancellation pursuant to Section 2.11.

The Trustee or the Authenticating Agent will, upon receipt of a written order of the Issuer signed by an authorized representative (an “Authentication Order”), authenticate the Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07.

The Trustee may appoint one or more authentication agents (each, an “Authenticating Agent”) to authenticate Notes.  Such an agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.  The Trustee hereby appoints Deutsche Bank Trust Company Americas as its Authenticating Agent in respect of the Notes.  Deutsche Bank Trust Company Americas accepts such appointment, and the Issuer hereby confirms these appointments.

Section 2.03                             Transfer Agent, Registrar and Paying Agent.

(a)                                 The Issuer shall maintain an office or agency where Notes may be presented for registration (the “Registrar”) in New York, New York and where Notes may be presented for payment (the “Paying Agent”); provided that payments on Global Notes will be made to Cede & Co. as the registered holder of the Global Notes, which will in turn make such payments to DTC or its nominee.  The Registrar shall keep a register reflecting ownership of the Notes outstanding from time to time and of their transfer and exchange.  In addition, the Issuer shall maintain an office or agency in New York, New York where Notes may be presented for transfer or exchange (the “Transfer Agent”).  The Issuer may have one or more co-registrars and one or more additional transfer and paying agents.  The terms “Paying Agent” and “Transfer Agent” include the Paying Agent, the Transfer Agent and any additional paying agent or transfer agent, as applicable, and the term “Registrar” includes any co-registrars.  The Issuer initially appoints Deutsche Bank Trust Company Americas, in New York, who accepts such appointment, as Paying Agent.  The Issuer initially appoints Deutsche Bank Trust Company Americas, in respect of the Notes, who accepts such appointment, as a Transfer Agent.  The Issuer initially appoints Deutsche Bank Trust Company Americas, in respect of the Notes, who accepts such appointment, as Registrar.  The Registrar shall provide a copy of the register and any update thereof to the Issuer upon request.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.  The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

(b)                                 The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture.  Such agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuer shall notify the Trustee of the name and address of any such agent.  If the Issuer fails to maintain a Transfer Agent, Registrar or Paying Agent, the Trustee may act, or may arrange for appropriate parties to act, as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Issuer or any Restricted Subsidiary may act as Paying Agent or Registrar in respect of the Notes.

(c)                                  The Issuer may change any Registrar, Paying Agent or Transfer Agent upon written notice to such Registrar, Paying Agent or Transfer Agent and to the Trustee, without prior notice to the Holders; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar, Paying Agent, or Transfer Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall, to the extent that it determines that it is able, serve as Registrar or Paying Agent or Transfer Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar, Paying Agent or the Transfer Agent may resign by providing 30 days’ written notice to the Issuer and the Trustee.

If any Notes are listed on an exchange and the rules of such exchange so require, the Issuer will satisfy any requirement of such exchange as to Paying Agents, Registrars and Transfer Agents and will comply with any notice requirements required under such exchange in connection with any change of Paying Agent, Registrar or Transfer Agent.

Section 2.04                             Paying Agent not a party to this Indenture to Hold Money.

No later than 10:00 a.m. (New York time) on the Business Day that is the due date of the principal of, interest and premium (if any) on any Note, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Restricted Subsidiary of the Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of, or to the extent the concept of trust is not recognized in the relevant jurisdiction, hold on behalf of and for the benefit of, the Persons entitled thereto) a sum sufficient to pay such principal, interest and premium (if any) when so becoming due and, subject to receipt of such moneys, the Paying Agent shall make payment on the Notes in accordance with this Indenture.  The Issuer shall require each Paying Agent that is not a party to this Indenture to agree in writing (and any Paying Agent party to this Indenture agrees) that such Paying Agent shall hold for the benefit of the Trustee all money held by the Paying Agent for the payment of principal of, interest and premium (if any) on the Notes and shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making such payment.  The Issuer shall, no later than 10:00 a.m. (New York time) the Business Day prior to the date on which such payment is due, send to the Paying Agent an irrevocable payment instruction.  If the Issuer or a Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.  For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability or obligation with respect to payments or disbursements to be made by the Paying Agent and Trustee (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 2.04, and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment.

In the event that the funds received by the Paying Agent to be applied in accordance with this Section 2.04 exceeds the amount necessary to satisfy all of the Issuer’s obligations pursuant to the Notes and this Indenture, upon request by the Issuer, the Paying Agent shall promptly furnish the Issuer with such excess amount.

Section 2.05                             Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  Following the exchange of beneficial interests in Global Notes for Definitive Registered Notes, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date, and at such other times as the Trustee may reasonably require, the names and addresses of Holders of such Definitive Registered Notes.

Section 2.06                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.

A Regulation S Global Note or Rule 144A Global Note may not be transferred except as a whole by DTC to a Notes Custodian or a nominee of such Notes Custodian, by a Notes Custodian or a nominee of such Notes Custodian to DTC or to another nominee or Notes Custodian of DTC, or by such Notes Custodian or DTC or any such nominee to a successor of DTC or a Notes Custodian or a nominee thereof.

All Global Notes will be exchanged by the Issuer for Definitive Registered Notes:

(1)                                 if DTC notifies the Issuer that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by the Issuer within 120 days;

(2)                                 if DTC so requests following an Event of Default under this Indenture; or

(3)                                 if the owner of a Book-Entry Interest requests such exchange in writing delivered through DTC, following an Event of Default under this Indenture; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

Upon the occurrence of any of the preceding events in clauses (1) through (3) above, the Issuer shall issue Definitive Registered Notes registered in the name or names and issued in any approved denominations, as requested by or on behalf of DTC (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book-Entry Interests), to the Trustee and the Registrar, and such transfer or exchange shall be recorded in the Register.

Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a).  Book-Entry Interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b)                                 General Provisions Applicable to Transfer and Exchange of Book-Entry Interests in the Global Notes.

The transfer and exchange of Book-Entry Interests shall be effected through DTC in accordance with the provisions of this Indenture and the Applicable Procedures.  In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferee takes delivery thereof in the form of a Book-Entry Interest in the same Global Note), the Transfer Agent (copied to the Trustee) must receive: (i) a written order from a Participant or an Indirect Participant given to DTC in accordance with the Applicable Procedures directing DTC to debit from the transferor a Book-Entry Interest in an amount equal to the Book- Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to DTC in accordance with the Applicable Procedures directing DTC to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book- Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited or debited with such increase or decrease, if applicable.

In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Note, the Transfer Agent (copied to the Trustee and the Registrar) must receive: (i) a written order from a Participant or an Indirect Participant given to DTC in accordance with the Applicable Procedures directing DTC to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant directing the Registrar to cause to be issued a Definitive Registered Note in an amount equal to the Book Entry Interest to be transferred or exchanged; and (iii) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, in connection with a transfer or exchange of a Definitive Registered Note for a Book-Entry Interest, the Transfer Agent (copied to the Trustee) must receive a written order directing DTC to credit the account of the transferee in an amount equal to the Book-Entry Interest to be transferred or exchanged.

Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes (other than transfers of Book-Entry Interests in connection with which the transferee takes delivery thereof in the form of a Book-Entry Interest in the same Global Note) contained in this Indenture, the Transfer Agent (copied to the Trustee or the Registrar), as specified in this Section 2.06, shall endorse the Global Note(s) with any increase or decrease and instruct DTC to reflect such increase or decrease in its systems.

Transfers of Book-Entry Interests shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers and exchanges of Book- Entry Interests for Book-Entry Interests also shall require compliance with either subparagraph (b)(1) or (b)(2) below, as applicable, as well as subparagraph (b)(3) below, if applicable:

(1)                                 Transfer of Book-Entry Interests in the Same Global Note.  Book-Entry Interests will be limited to persons that have accounts with DTC or persons that may hold interests through such participants. Book-Entry Interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in a Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, Book-Entry Interests in the Regulation S Temporary Global Note will be limited to persons who hold interests in an Euroclear or Clearstream account, and any sale or transfer of such interest to U.S. persons shall not be permitted during the Restricted Period unless such resale or transfer is made pursuant to Rule 144A.  No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Book-Entry Interests in Global Notes.  A Holder may transfer or exchange a Book-Entry Interest in Global Notes in a transaction not subject to Section 2.06(b)(1) above only if the Trustee and the Registrar or the Transfer Agent (copied to the Trustee) receives either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to DTC in accordance with the Applicable Procedures directing DTC to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(ii)                                  instructions given by DTC in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to DTC in accordance with the Applicable Procedures directing DTC to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(ii)                                  instructions given by DTC to the Registrar containing information specifying the identity of the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to in (1) above, the principal amount of such securities and the ISIN, Common Code, CUSIP or other similar number identifying the Notes; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act, provided that any such transfer or exchange is made in accordance with the transfer restrictions set forth in the Private Placement Legend.

(3)                                 Transfer of Book-Entry Interests to Another Global Note.  A Book-Entry Interest in any Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in another Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a Book-Entry Interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a Book-Entry Interest in a Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(c)                                  Transfer or Exchange of Book-Entry Interests in Global Notes for Definitive Registered Notes.

If any holder of a Book-Entry Interest in a Global Note proposes to exchange such Book- Entry Interest for a Definitive Registered Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note, then, upon receipt by the Trustee and the Registrar of the following documentation:

(1)                                 in the case of a transfer on or before the expiration of the Restricted Period by a holder of a Book-Entry Interest in a Regulation S Global Note, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(2)                                 in the case of an exchange by a holder of a Book-Entry Interest in a Global Note of such Book-Entry Interest for a Definitive Registered Note, the Trustee shall have received a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(3)                                 in the case of a transfer after the expiration of the Restricted Period by a holder of a Book-Entry Interest in a Regulation S Global Note, the transfer complies with Section 2.06(b);

(4)                                 in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note to a QIB in reliance on Rule 144A, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(5)                                 in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note in reliance on Regulation S, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(6)                                 in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note in reliance on Rule 144, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Paying Agent or Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee or its

Authenticating Agent shall authenticate and deliver to the Person designated in the instructions a Definitive Registered Note in the appropriate principal amount.  Any Definitive Registered Note issued in exchange for, or upon transfer of, a Book-Entry Interest in a Global Note pursuant to this clause (c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest shall instruct the Registrar through instructions from DTC and the Participant or Indirect Participant.  The Registrar shall deliver (or cause to be delivered) such Definitive Registered Notes to the Persons in whose names such Notes are so registered.  Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this clause (c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(d)                                 Transfer and Exchange of Definitive Registered Notes for Book-Entry Interests in the Global Notes.  If any Holder of a Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note or to transfer such Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note, then, upon receipt by the Trustee, the Transfer Agent and the Registrar of the following documentation:

(1)                                 if the Holder of such Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(2)                                 if such Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(3)                                 if such Definitive Registered Note is being transferred in reliance on Regulation S or Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in items (2) or (3) thereof, as applicable;

(4)                                 if such Definitive Registered Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof; and

the Registrar will cancel the Definitive Registered Note and record such exchange or transfer in the Register, and the Registrar will increase or cause to be increased the aggregate principal amount of, in the case of clause (1) above, the appropriate Global Note, in the case of clause (2) above, the appropriate Rule 144A Global Note, in the case of clause (3) above, the appropriate Global Note, and in the case of clause (4) above, the appropriate Global Note.

(e)                                  Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes.

Definitive Registered Notes may be transferred or exchanged in whole or in part, in minimum denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof to persons who take delivery thereof in the form of Definitive Registered Notes in accordance with this clause (e).  Upon request by a Holder of Definitive Registered Notes and such Holder’s compliance with the provisions of this clause (e), the Transfer Agent or the Registrar will register the transfer or exchange of Definitive Registered Notes of which registration the Issuer will be informed of by the Transfer Agent or the Registrar (as the case may be) upon request.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Definitive Registered Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to the Transfer Agent or the Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing.  In the event that the Holder of such Definitive Registered Notes does not transfer the entire principal amount of Notes represented by any such Definitive Registered Note, the Transfer Agent or the Registrar will cancel or cause to be cancelled such Definitive Registered Note and the Issuer (who has been informed of such cancellation) shall execute and the Trustee or the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate and deliver to the requesting Holder and any transferee Definitive Registered Notes in the appropriate principal amounts.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this clause (e).

Any Definitive Registered Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive Registered Note if the Registrar receives the following:

(1)                                 if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(2)                                 if the transfer will be made in reliance on Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(f)                                   Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(g)                                  Legend.

(1)                                 Except as permitted by the following paragraphs (2), (3) or (4), each Note certificate evidencing the Global Notes and the Definitive Registered Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ISSUE DATE HEREOF, THE  ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE DATE HEREOF, ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION

STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) EACH PURCHASER AND SUBSEQUENT TRANSFEREE THAT IS, OR IS ACQUIRING A NOTE OR ANY INTEREST THEREIN WITH THE ASSETS OF, AN ERISA PLAN WILL BE DEEMED TO REPRESENT, WARRANT AND ACKNOWLEDGE AS LONG AS IT HOLDS SUCH INVESTMENT THAT A FIDUCIARY (THE “FIDUCIARY”) INDEPENDENT OF THE ISSUER, THE INITIAL PURCHASERS AND THE TRUSTEE, AND THEIR RESPECTIVE AFFILIATES (THE “TRANSACTION PARTIES”) ACTING ON THE ERISA PLAN’S BEHALF IS AND AT ALL TIMES WILL BE RESPONSIBLE FOR ITS DECISION TO INVEST IN AND HOLD THE NOTES AS CONTEMPLATED HEREBY AND THAT SUCH FIDUCIARY (I) IS EITHER A U.S. BANK, A U.S. INSURANCE CARRIER, A U.S. REGISTERED INVESTMENT ADVISER, A U.S. REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, IN EACH CASE UNDER THE REQUIREMENTS SPECIFIED IN THE U.S. CODE OF FEDERAL REGULATIONS, 29 C.F.R. SECTION 2510.3-21(C)(1)(I), AS AMENDED FROM TIME TO TIME, (II) IN THE CASE OF AN ERISA PLAN THAT

IS AN INDIVIDUAL RETIREMENT ACCOUNT (AN “IRA”), IS NOT THE IRA OWNER, BENEFICIARY OF THE IRA OR RELATIVE OF THE IRA OWNER OR BENEFICIARY, (III) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTES, (IV) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO ACQUIRE AND HOLD THE NOTES, (V) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF THE ERISA PLAN IN THE NOTES, (VI) UNDERSTANDS AND HAS BEEN FAIRLY INFORMED OF THE EXISTENCE AND THE NATURE OF THE FINANCIAL INTERESTS OF THE TRANSACTION PARTIES IN CONNECTION WITH THE ERISA PLAN’S ACQUISITION OF THE NOTES, (VII) UNDERSTANDS THAT THE TRANSACTION PARTIES ARE NOT UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY TO THE ERISA PLAN, IN CONNECTION WITH THE ERISA PLAN’S ACQUISITION OR HOLDING OF THE NOTES AND (VIII) CONFIRMS THAT NO FEE OR OTHER COMPENSATION WILL BE PAID DIRECTLY TO ANY OF THE TRANSACTION PARTIES BY THE ERISA PLAN, OR ANY FIDUCIARY, PARTICIPANT OR BENEFICIARY OF THE ERISA PLAN, FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE ERISA PLAN’S ACQUISITION OF, OR HOLDING OF AN INTEREST IN, THE NOTES.

Each Global Note shall bear the following legend:

THIS GLOBAL NOTE IS HELD BY THE NOTES CUSTODIAN (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

The following legend shall also be included, if applicable:

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE ISSUER, 1 COURT SQUARE WEST, LONG ISLAND CITY, NY 11101 ATTN: DAVID CONNOLLY.

Each Definitive Registered Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Regulation S Temporary Global Note shall bear the following additional legend:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(2)                                 Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Registered Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Registered Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Transfer Agent and Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(3)                                 Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Private Placement Legend shall cease to apply and the requirements requiring any such Note be issued in global form shall continue to apply.

(4)                                 Any additional Notes sold in a registered offering under the Securities Act shall not be required to bear the Private Placement Legend.

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all Book-Entry Interests in a particular Global Note have been exchanged for Definitive Registered Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Registrar in accordance with Section 2.11.  At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Registrar or the Notes Custodian, at the direction of the Trustee, to reflect such reduction; and if the Book-Entry Interests is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interests in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Registrar or by the Notes Custodian at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee or its Authenticating Agent will authenticate Global Notes and Definitive Registered Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2)                                 No service charge will be made by the Issuer or the Registrar to a Holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note or a Holder of a Definitive Registered Note for any registration of transfer or exchange, but the Issuer and the Trustee may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.03, 4.08 and 9.04).

(3)                                 No Transfer Agent or Registrar will be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

(5)                                 Except as may be separately agreed by the Issuer, the Issuer shall not be required to register the transfer into its register kept at its registered office of any Definitive Registered Notes: (A) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes under Section 3.03; (B) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the record date with respect to any interest payment date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Disposition Offer.  Any such transfer will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

(6)                                 The Trustee, any Agent and the Issuer shall deem and treat the Person in whose name any Note is registered in the register maintained by the Registrar as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) or interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer, the Trustee or the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted initially by facsimile with originals to be delivered promptly thereafter to the Trustee.

None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Definitive Registered Note or Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in a Global Note or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary or its nominee) of any notice (including any notice of redemption) or the payment of any amount (other than the Depositary or its nominee), under or with respect to such Global Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Note).  The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures.  The Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants and any beneficial owners.  The Trustee and the Agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such

Global Note and shall have no obligations to the beneficial owners thereof.  None of the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

Section 2.07                             Replacement Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee or the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, the Authenticating Agent, Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced.  The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note including, but not limited to, reasonable fees and expenses of counsel and any tax that may be imposed with respect to the replacement of such Note.  In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.08                             Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee or the Authenticating Agent except for those canceled by it pursuant to Section 2.11, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  Subject to Section 12.04, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.  If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent receives (or if the Issuer or a Subsidiary of the Issuer is acting as Paying Agent and such Paying Agent segregates and holds in trust) in accordance with this Indenture, no later than 10:00 a.m. (New York time) on the Business Day that is a redemption date or maturity date, money sufficient to pay all principal and interest and premium, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such amount to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09                             Treasury Notes.

(a)                                 The Issuer shall promptly notify the Trustee of any Notes owned by the Issuer or any Affiliate of the Issuer.

Section 2.10                             Temporary Notes.

In the event that Definitive Registered Notes are to be issued under the terms of this Indenture, until such Definitive Registered Notes are ready for delivery, the Issuer, may prepare and the Trustee or the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Registered Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee or the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate Definitive Registered Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder.

Section 2.11                             Cancellation.

The Issuer at any time may deliver Notes to the Registrar for cancellation.  The Trustee and the Paying Agent shall forward to the Registrar any Notes surrendered to them for registration of transfer, exchange or payment.  The Registrar (or an agent authorized by the Registrar) and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Issuer pursuant to written direction by an Officer of the Issuer.  Upon the written request of the Issuer, certification of the destruction of all canceled Notes shall be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes it has redeemed or delivered to the Registrar for cancellation.  If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes, unless and until the same are surrendered to the Registrar for cancellation pursuant to this Section 2.11.  Neither the Trustee nor the Authenticating Agent shall authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.12                             Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each series of Notes and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to the Holders in accordance with Section 12.01 a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13                             Series of Notes; Further Issues

(a)                                 Each of the 2021 May Notes, 2021 September Notes, 2025 Notes and 2028 Notes will constitute a separate series of Notes but will be treated as a single class of securities for all purposes of this

Indenture, including for purposes of voting and taking all other actions by Holders of the Notes, except as otherwise specified in this Indenture.

(b)                                 Subject to compliance with Section 4.04, the Issuer may from time to time issue Additional Notes ranking pari passu with the Initial Notes and with the same terms as to status, redemption and otherwise as such Notes (save for payment of interest accruing prior to the issue date of such Additional Notes or for the first payment of interest following the issue date of such Additional Notes).  Each series of Additional Notes, each series of Initial Notes and any previously issued Additional Notes of such series will be consolidated and treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase except as otherwise specified with respect to each series of Notes.  Unless the context otherwise requires, for all purposes of this Indenture, references to the Notes include any Additional Notes actually issued.  Additional Notes may also be designated as 2021 May Additional Notes, 2021 September Additional Notes, 2025 Additional Notes or 2028 Additional Notes, but only if having terms substantially identical in all material respects to the 2021 May Original Notes, the 2021 September Original Notes, the 2025 Original Notes or the 2028 Original Notes, respectively.  The 2021 May Original Notes and any 2021 May Additional Notes shall be deemed to form one series, and references to the 2021 May Notes shall be deemed to refer to the 2021 May Notes originally issued on the Combination Date as well as any 2021 May Additional Notes.  The 2021 September Original Notes and any 2021 September Additional Notes shall be deemed to form one series, and references to the 2021 September Notes shall be deemed to include the 2021 September Notes originally issued on the Combination Date as well as any 2021 September Additional Notes. The 2025 Original Notes and any 2025 Additional Notes shall be deemed to form one series, and references to the 2025 Notes shall be deemed to refer to the 2025 Notes originally issued on the Combination Date as well as any 2025 Additional Notes. The 2028 Original Notes and any 2028 Additional Notes shall be deemed to form one series, and references to the 2028 Notes shall be deemed to refer to the 2028 Notes originally issued on the Combination Date as well as any 2028 Additional Notes.

(c)                                  Whenever it is proposed to create and issue any Additional Notes, the Issuer shall give to the Trustee not less than three Business Days’ notice in writing of its intention to do so, stating the amount of Additional Notes proposed to be created and issued.

Section 2.14                             Common Codes, ISIN and CUSIP Numbers.

The Issuer in issuing the Notes may use Common Codes, ISIN and CUSIP numbers (if then generally in use) and, if so, the Issuer shall use Common Codes, ISIN and CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. In order for any Initial Notes and/or Additional Notes to have the same CUSIP number and ISIN as another applicable series of Notes, such Initial Notes and/or Additional Notes must be fungible with the applicable Notes for U.S. federal income tax purposes. If any Initial Notes and/or Additional Notes are not fungible with the applicable series of Notes, such Initial Notes and/or Additional Notes shall have a different ISIN and/or Common Code number (or other applicable identifying number). The Issuer will promptly notify the Trustee and the Paying Agent, in writing, of any change in the Common Code, ISIN or CUSIP numbers.

Section 2.15                             Currency Indemnity.

The sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes is U.S. dollars, including damages.  Any amount received or recovered in a currency other than U.S. dollars, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuer will only constitute a discharge to the Issuer, to the extent of the U.S. dollar, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient or the Trustee under any Note, the Issuer will indemnify them against any loss sustained by such recipient or the Trustee as a result.  In any event, the Issuer will indemnify the recipient or the Trustee on a joint or several basis against the cost of making any such purchase.  For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Note or the Trustee to certify in a manner reasonably satisfactory to the Issuer (indicating the sources of information used) the loss it Incurred in making any such purchase.  These indemnities constitute a separate and independent obligation from the Issuer’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

Section 2.16                             Deposit of Moneys.

No later than 10:00 a.m. (New York time) on the Business Day that is an interest payment date, the maturity date of the Notes and each payment date relating to an Asset Disposition Offer or a Change of Control Offer, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, the Issuer shall deposit with the Paying Agent, in immediately available funds, money in dollars sufficient to make cash payments, if any, due on such day or date, as the case may be.  Subject to actual receipt of such funds as provided by this Section 2.16 by the designated Paying Agent, such Paying Agent shall remit such payment in a timely manner to the Holders on such day or date, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes; provided, however, that no Paying Agent shall be obliged to make a payment until it has received funds sufficient to make such payment.  The Issuer shall promptly notify the Trustee and the Paying Agent of its failure to so act.

Section 2.17                             Agents.

(a)                                 The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several, and the Agents shall only be obliged to perform those duties expressly set out in this Indenture and shall have no implied duties.

(b)                                 The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee.  Until they have received such written notice from the Trustee, the Agents shall act solely as agents of the Issuer and need have no concern for the interests of the Holders.

ARTICLE 3
REDEMPTION

Section 3.01                             Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall notify the Trustee and the Paying Agent of the redemption date and the principal amount of Notes to be redeemed and the section of the Note pursuant to which the redemption will occur.

Unless otherwise specified, the Issuer shall give each notice in writing to the Trustee and the Paying Agent in writing provided for in this Article 3 at least 10 days, but not more than 60 days, before the redemption date unless the Trustee or the Paying Agent (as the case may be) consents to a shorter period in its sole discretion.  In the case of a redemption pursuant to Section 3.07, prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to Section 3.03, the Issuer will deliver such notice along with an Officer’s Certificate from the Issuer to the Trustee to the  effect that such redemption will comply with the conditions herein.  The Trustee will accept and shall be entitled to rely conclusively and without further inquiry on such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described in Sections 3.07, in which event it will be conclusive and binding on the Holders.

Section 3.02                             Selection of Notes to Be Redeemed or Repurchased.

If less than all of the Notes of a series are to be redeemed at any time, the Notes of such series for redemption will be selected in accordance with the procedures of DTC, or if DTC prescribes no method of selection, then the Issuer will instruct the Trustee or the Registrar to select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes of such series are listed, as certified to the Trustee or the Registrar or if the Notes of such series are not so listed or such exchange prescribes no method of selection, then based on a method that most nearly approximates a pro rata selection or by lot; provided, however, that no Note of $200,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 will be redeemed.  Neither the Trustee nor the Registrar will be liable for any selections made by it or DTC in accordance with this Section 3.02.

Section 3.03                             Notice of Redemption.

(a)                                 Other than as provided in Section 3.03(b), not less than 10 days but not more than 60 days before a date for redemption of Notes, the Issuer shall transmit a notice of redemption in accordance with Section 12.01.  If such Notes are in global form, notice of redemption will be delivered to DTC for communication to the entitled account holders.

The notice shall identify the Notes to be redeemed and shall state:

(1)                                 the redemption date and the record date;

(2)                                 the redemption price, and, if applicable, the appropriate calculation of such redemption price and the amount of accrued interest to the redemption date;

(3)                                 the name and address of the Paying Agent;

(4)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)                                 if fewer than all the outstanding Notes of a series are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

(6)                                 that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)                                 the Common Codes, ISIN or CUSIP number, as applicable, if any, printed on the Notes being redeemed;

(8)                                 the paragraph of the Notes or section of this Indenture pursuant to which the Notes are being redeemed;

(9)                                 that no representation is made as to the correctness or accuracy of the Common Codes, ISIN or CUSIP number, as applicable, if any, listed in such notice or printed on the Notes; and

(10)                          if any series of Notes is to be redeemed in part only, the portion of the principal amount thereof to be redeemed.

(b)                                 At the Issuer’s request and expense, the Trustee or the Paying Agent shall give the notice of redemption in the Issuer’s name.  In such event, the Issuer shall provide the Trustee and the Paying Agent at least two Business Days prior to the date on which notice of redemption is to be delivered to Holders (unless a shorter period of time is acceptable to the Trustee and the Paying Agent), an Officer’s Certificate requesting the Trustee or the Paying Agent to give such notice and also containing the information required to be contained in such notice pursuant to this Section 3.03.

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is delivered, Notes called for redemption become due and payable, on the redemption date and at the redemption price stated in the notice, plus accrued interest, if any, to, but not including, the redemption date, provided, however, that any redemption notice given in respect of the redemption referred to in Section 3.07 may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent as set forth in Section 3.07(d).  Upon surrender to the Paying Agent, the Notes shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05                             Deposit of Redemption Price.

No later than 10:00 a.m. (New York time) on the Business Day that is a redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Restricted Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Registrar for cancellation.  On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.  For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability or obligation with respect to payments or disbursements to be made by the Paying Agent and Trustee (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 3.05 and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment.

Section 3.06                             Notes Redeemed in Part.

Subject to the terms hereof, upon surrender of a Note that is redeemed in part, (i) in the case of a Definitive Registered Note, a new Definitive Registered Note in principal amount equal to the unredeemed portion of any Definitive Registered Note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Definitive Registered Note and (ii) in the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.

Section 3.07                             Optional Redemption.

(a)                                 Optional Redemption of 2021 May Notes

(1)                                 The Issuer may redeem all or, from time to time, part of the 2021 May Notes upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest, to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date        to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 15, of the years indicated below:

Year	Redemption Price

2018	101.281%
2019 and thereafter	100.000%

(b)                                 Optional Redemption of 2021 September Notes

(1)                                 The Issuer may redeem all or, from time to time, part of the 2021 September Notes upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest, to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 15, of the years indicated below:

Year	Redemption Price

2018	101.281%
2019 and thereafter	100.000%

(c)                                  Optional Redemption of 2025 Notes due 2025

(1)                                 Except as described below, the 2025 Notes are not redeemable until July 15, 2020. On and after July 15, 2020, the Issuer may redeem all or, from time to time, part of the 2025 Notes upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest, to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period                beginning on July 15, of the years indicated below:

Year	Redemption Price

2020	103.875%
2021	102.583%
2022	101.929%
2023 and thereafter	100.000%

(2)                                 Prior to July 15, 2020, the Issuer may redeem all, or from time to time, a part of the 2025 Notes upon not less than 10 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)                                 Optional Redemption of 2028 Notes due 2028

(1)                                 Except as described below, the 2028 Notes are not redeemable until April 1, 2023. On and after April 1, 2023, the Issuer may redeem all or,            from time to time, part of the 2028 Notes upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of the          principal amount) plus accrued and unpaid interest, to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date             to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 1, of the years indicated below:

Year	Redemption Price

2023	103.750%
2024	101.875%
2025	101.250%
2026 and thereafter	100.000%

(2)                                 Prior to April 1, 2023, the Issuer may redeem all, or from time to time, a part of the 2028 Notes upon not less than 10 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(3)                                 Prior to April 1, 2021, the Issuer may on any one or more occasions redeem up to 40% of the original principal amount of the 2028 Notes (including, in each case, the principal amount of any 2028 Additional Notes), upon not less than 10 nor more than 60 days’ notice, with funds in an aggregate amount not exceeding the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.500% of the principal amount of the 2028 Notes, plus, accrued and unpaid interest to, but not          including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);         provided that: (1) at least 60% of the original principal amount of the 2028 Notes (including the principal amount of any 2028 Additional Notes remains outstanding after each such redemption); and (2) the redemption occurs within 180 days after the closing of such Equity Offering.

(e)                                  Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the relevant series of Notes or the portion thereof called for redemption on the applicable redemption date.

(f)                                   Any redemption notice given in respect of the redemption of any series of the Notes (including upon an Equity Offering or in connection with a transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion or occurrence of the related transaction, as the case may be.  In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied.  In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.  In no event shall the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible under this Indenture to be redeemed.

(g)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to Sections 3.01 through 3.06.

(h)                                 If a series of Notes is listed on an exchange, and the rules of the exchange so require, the Issuer will notify the exchange of any such redemption and the principal amount of such Notes outstanding following any partial redemption of such series of Notes.  In no event will the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of Notes eligible under this Indenture to be redeemed.

If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

Section 3.08                             Tender Offer Redemption.

In connection with any tender offer or other offer to purchase for all of the Notes of a series, if Holders of not less than 90% of the aggregate principal amount of the then outstanding Notes of such series validly tender and do not validly withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes of such series validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ notice following such purchase date, to redeem all Notes of such series that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (other than any incentive payment for early tenders), plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding series of Notes have validly tendered and not validly withdrawn Notes of such series in a tender offer or other offer to purchase for all of the Notes of such series, as applicable, Notes owned by an Affiliate of the Issuer or by funds controlled or managed by any Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purposes of any such tender offer or other offer, as applicable.

Section 3.09                             Mandatory Redemption.

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Section 3.10                             [Reserved]

ARTICLE 4
COVENANTS

Section 4.01                             Payment of Notes.

The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

Section 4.02                             [Reserved].

Section 4.03                             Change of Control.

(a)                                 If a Change of Control occurs, subject to the terms of this Section 4.03, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Issuer shall not be obliged to repurchase Notes as described under this Section 4.03 in the event and to the extent that it has unconditionally exercised its right to redeem all of the Notes of such series pursuant to Section 3.07 or all conditions to such redemption have been satisfied or waived.  No such purchase in part shall reduce the principal amount at maturity of the Notes held by any holder to below $200,000.

(b)                                 Unless the Issuer has unconditionally exercised its right to redeem all the Notes of each series pursuant to Section 3.07 or all conditions to such redemption have been satisfied or waived, no later than the date that is 60 days after any Change of Control or, at the Issuer’s option, at any time prior to a Change of Control following the public announcement thereof or if a definitive agreement is in place for the Change of Control, the Issuer will send a notice (the “Change of Control Offer”) to each Holder of any such Notes by mail or otherwise in accordance with the procedures set forth in this Indenture, with a copy to the Trustee:

(1)                                 stating that a Change of Control has occurred or may occur and that such Holder has the right to require the Issuer to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest to, but not including, the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)                                 stating the repurchase date (which shall be no earlier than 10 days from the date such notice is mailed nor later than the later of 60 days from the date such notice is mailed and 60 days after the Change of Control) (the “Change of Control Payment Date”) and the record date;

(3)                                 stating that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date unless the Change of Control Payment is not paid, and that any Notes or part thereof not tendered will continue to accrue interest;

(4)                                 describing the circumstances and relevant facts regarding the transaction or transactions that constitute the Change of Control;

(5)                                 describing the procedures determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased;

(6)                                 if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(7)                                 certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

(c)                                  The Issuer shall cause to be published the notice described above through the newswire service of Bloomberg (or if Bloomberg does not then operate, any similar agency).  In addition, if any Notes are listed on an exchange, and the rules of the exchange so require, the Issuer will notify the exchange of the results of any Change of Control Offer.

(d)                                 On the Change of Control Payment Date, if the Change of Control shall have occurred, the Issuer will, to the extent lawful:

(1)                                 accept for payment all Notes or portion thereof properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes so tendered;

(3)                                 deliver or cause to be delivered to the Trustee an Officer’s Certificate stating the aggregate principal amount of Notes or portions of the Notes being purchased by the Issuer in the Change of Control Offer;

(4)                                 in the case of Global Notes, deliver, or cause to be delivered, to the Paying Agent the applicable Global Notes in order to reflect thereon the portion of such Notes or portions thereof that have been tendered to and purchased by the Issuer; and

(5)                                 in the case of Definitive Registered Notes, deliver, or cause to be delivered, to the Registrar for cancellation all Definitive Registered Notes accepted for purchase by the Issuer.

If any Definitive Registered Notes have been issued, the Paying Agent, at the Issuer’s expense, will promptly mail to each Holder of Definitive Registered Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly instruct its authenticating agent to authenticate and, at the Issuer’s expense, mail (or cause to be transferred by book-entry) to each Holder of Definitive Registered Notes a new Definitive Registered Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount that is at least $200,000 and integral multiples of $1,000 in excess thereof.

(e)                                  This Section 4.03 will be applicable whether or not any other provisions of this Indenture are applicable.

(f)                                   The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer.

(g)                                  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.  The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.03.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of the conflict.

(h)                                 If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not validly withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer in accordance with this Section 4.03, purchases all of the Notes of such series validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of the delivery of the notice for such redemption.  Any redemption pursuant to this Section 4.03 shall be made in accordance with Section 3.03 (other than the time periods specified therein, which shall be made in accordance with this Section 4.03). In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding series of Notes have validly tendered and not validly withdrawn Notes of such series in a tender offer or other offer to purchase for all of Notes of such series, as applicable, Notes of such series owned by an Affiliate of the Issuer or by funds controlled or managed by any Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purposes of any such tender offer or other offer, as applicable.

(i)                                     The provisions of this Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of holders of a majority in outstanding principal amount of the Notes.

Section 4.04                             Limitation on Indebtedness.

(a)                                 The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuer and any Restricted Subsidiary may Incur Indebtedness if on the date on which such Indebtedness is Incurred, the Consolidated Net Leverage Ratio would have been no greater than 5.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of the relevant period.

(b)                                 Section 4.04(a) will not prohibit the Incurrence of the following items of Indebtedness:

(1)                                 Indebtedness Incurred pursuant to any Credit Facility (including in respect of letters of credit or bankers’ acceptances issued or created thereunder), Indebtedness represented by the Existing Senior Guaranteed Notes and the guarantees thereof, Indebtedness represented by the New Senior Guaranteed Notes issued on the Combination Date and the Guarantees thereof, and, in each case, any Refinancing Indebtedness in respect thereof, in a maximum aggregate principal amount at any time outstanding not to exceed the greater of (i) (x) $7.0 billion reduced by (y) the amount of any Indebtedness Incurred pursuant to this clause (1) on the Original Notes Issue Date or the Existing 2027 Senior Guaranteed Notes issued on September 23, 2016 that is subsequently reclassified (other than pursuant to the second proviso of Section 4.04(f)(1)) subject to the limitations on reclassification in Section 4.04(f)(1) and (ii) provided that after giving effect to any Incurrence of Indebtedness hereunder, together with any Incurrence of Indebtedness pursuant to clauses (5) and (14) of this Section 4.04(b) on the date on which Indebtedness pursuant to this Section 4.04(b)(1)(ii) is Incurred, the Issuer could Incur at least $1.00 of additional Indebtedness under Section 4.04(a), an amount such that, after giving effect thereto on a pro forma basis as if such Indebtedness had been incurred on the first day of the relevant period, the Consolidated Net Senior Secured Leverage Ratio is not greater than 4.0 to 1.0; provided, further, that any Indebtedness incurred under this clause (1) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; provided, further, that solely for the purpose of calculating the Consolidated Net Senior Secured Leverage Ratio under this clause (1), any outstanding Indebtedness incurred under this clause (1) that is unsecured or secured on a junior basis (in whole or in part) shall nevertheless be deemed to be secured by a pari passu Lien;

(2)                                 (a) Guarantees by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary to the extent such guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.04; provided that if such Indebtedness is subordinated in right of payment to, or pari passu in right of payment with, the Notes, then the Guarantee of such Indebtedness shall be subordinated in right of payment to, or pari passu in right of payment with, the Notes substantially to the same extent as such guaranteed Indebtedness; or (b) without limiting Section 4.06, Indebtedness arising by reason of any Lien granted by or applicable to the Issuer or any Restricted Subsidiary securing Indebtedness of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is not prohibited by the terms of this Indenture;

(3)                                 Indebtedness of the Issuer owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any other Restricted Subsidiary; provided that:

(i)                                     any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Issuer or a Restricted Subsidiary; and

(ii)                                  any sale or other transfer of any such Indebtedness to a Person other than the Issuer or a Restricted Subsidiary,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (3) by the Issuer or such Restricted Subsidiary, as the case may be;

(4)                                 (a) Indebtedness represented by the Notes (other than any Additional Notes) issued on the Combination Date, (b) any Indebtedness (other than Indebtedness described in clauses (1) and (3) of Section 4.04(b)) outstanding on the Combination Date, after giving effect to the Transactions, including the issuance of the Notes and the New Senior Guaranteed Notes, and the application of the proceeds thereof) and the Existing Notes, excluding for the avoidance of doubt the New Senior Guaranteed Notes incurred in reliance on Section 4.04(b)(1), subject to Section 4.04(f)(1) and the Existing Senior Guaranteed Notes( incurred in reliance of Section 4.04(b)(1), subject to Section 4.04(f)(1), (c) Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any, or otherwise Incurred in respect of any, Indebtedness described in sub-clauses (a), (b) or (c) of this Section 4.04(b)(4) or Section 4.04(b)(5) or Incurred pursuant to Section 4.04(a) and (d) Management Advances;

(5)                                 Indebtedness of (i) any Person Incurred or outstanding on the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (the Issuer or any Restricted Subsidiary or pursuant to any acquisition of assets and assumption of related liabilities) by the Issuer or a Restricted Subsidiary (including in contemplation of such transaction) or (ii) the Issuer or any Restricted Subsidiary Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which a Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary or pursuant to any acquisition of assets and assumption of related liabilities by the Issuer or a Restricted Subsidiary or otherwise in connection with or contemplation of such acquisition or other transaction; provided, however, with respect to each of clause (5)(i) and (5)(ii) of this Section 4.04(b), that immediately following the consummation of such acquisition or other transaction, (i) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.04(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5) or (ii) the Consolidated Net Leverage Ratio would not be greater than it was immediately prior to giving effect to such acquisition or other transaction;

(6)                                 [Reserved];

(7)                                 (a) Indebtedness under Currency Agreements (other than Currency Agreements described in (b) below), Interest Rate Agreements and Commodity Hedging Agreements and (b) Indebtedness under Currency Agreements entered into in order to hedge any operating expenses and capital expenditures Incurred in the ordinary course of business; in each case with respect to clauses (a) and (b) of this clause (7), entered into for bona fide hedging purposes of the Issuer or the Restricted Subsidiaries or (in respect of Currency Agreements and Interest Rate Agreements related to Indebtedness of Cablevision) Cablevision and not for speculative purposes (as determined in good faith by an Officer or the Board of Directors of the Issuer);

(8)                                 Indebtedness consisting of (A) mortgage financings, Purchase Money Obligations or other financings Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment or other assets (including Capital Stock) used or useful in a Similar Business or (B) Indebtedness otherwise Incurred to finance the purchase, lease, rental or cost of design, construction, installation or improvement of property (real or personal), plant or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, will not exceed at any time outstanding the greater of $250 million and 9% L2QA Pro Forma EBITDA; provided that any Indebtedness incurred under this clause (8)

may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith;

(9)                                 Indebtedness in respect of (a) workers’ compensation claims, self- insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, VAT or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Issuer or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or in respect of any governmental requirement, including in relation to a governmental requirement to provide a guarantee or bond, (b) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; (c) the financing of insurance premiums in the ordinary course of business; and (d) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(10)                          Indebtedness arising from agreements providing for customary guarantees, indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition);

(11)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 30 Business Days of Incurrence;

(12)                          Indebtedness under daylight borrowing facilities incurred in connection with any refinancing of Indebtedness (including by way of set-off or exchange); provided that such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced and the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing, so long as any such Indebtedness is repaid within three days of the date on which such Indebtedness is Incurred;

(13)                          Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing;

(14)                          Indebtedness Incurred by the Issuer or a Restricted Subsidiary or Disqualified Stock of the Issuer in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (14) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Issuer and the Restricted Subsidiaries from the issuance or sale (other than to the Issuer or a Restricted Subsidiary) of its Subordinated Shareholder Funding or Capital Stock (other than Disqualified Stock, Designated Preference Shares or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock, Designated Preference Shares or an Excluded Contribution) of the Issuer, in each case, subsequent to the Completion Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall be excluded for purposes of making Restricted Payments under Section 4.05(a) and clauses (1), (6) and (10) of

Section 4.05(b)) to the extent the Issuer or a Restricted Subsidiary incurs Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause (14) to the extent the Issuer or any Restricted Subsidiary makes a Restricted Payment under clauses (1), (6) and (10) of Section 4.05(b) in reliance thereon; provided that any Indebtedness incurred under this clause (14) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith;

(15)                          Indebtedness of the Issuer or any of its Restricted Subsidiaries arising pursuant to any Permitted Reorganization; and

(16)                          Indebtedness Incurred (including any Refinancing Indebtedness in respect thereof) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (16) and then outstanding, will not exceed the greater of $1,400 million and 50% of L2QA Pro Forma EBITDA; provided that any Indebtedness incurred under this clause (16) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith.

(c)                                  Notwithstanding any other provisions of this Section 4.04, the Issuer will not, and will not permit any Restricted Subsidiary to Incur any Ratio Priority Indebtedness unless on the date on which such Ratio Priority Indebtedness is Incurred, the Priority Indebtedness Ratio would not have been greater than 4.0 to 1.0 or solely with respect to any Ratio Priority Indebtedness Incurred pursuant to Section 4.04(b)(5), the Priority Indebtedness Ratio would not be greater than it was prior to such Incurrence, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), after giving pro forma effect to the Incurrence and application of the proceeds from such Indebtedness; provided that this Section 4.04(c) shall not apply to (x) revolving Indebtedness Incurred pursuant to Section 4.04(b)(1) for working capital purposes or to finance capital expenditures, Permitted Investments (other than Permitted Investments permitted by clause (2) of the definition thereof as to which this paragraph shall apply) or Restricted Payments (other than Restricted Payments made pursuant to clauses (2), (15)(b), (17) or (18) (with respect to clause (18), in excess of $100 million) of Section 4.05(b) as to which this paragraph shall apply); (y) any Indebtedness Incurred pursuant to Section 4.04(b)(5)(i) to the extent not Incurred in contemplation of the applicable transaction (and any Refinancing Indebtedness in respect thereof); and (z) any Refinancing Indebtedness of any Ratio Priority Indebtedness that was not Incurred in violation of this paragraph.

(d)                                 [Reserved].

(e)                                  [Reserved].

(f)                                   For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.04:

(1)                                 in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.04(a) and Section 4.04(b), the Issuer, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of Section 4.04(a) or Section 4.04(b); provided that Indebtedness Incurred (or deemed Incurred) on the Original Notes

Issue Date or any Refinancing Indebtedness in respect thereof under Section 4.04(b)(1) cannot be reclassified; provided further that if the New Senior Guaranteed Notes, the Existing Senior Guaranteed Notes, or any Refinancing Indebtedness in respect thereof, shall on any date (including the date of Incurrence of such Refinancing Indebtedness) not be Guaranteed by any of the Restricted Subsidiaries of the Issuer, the New Senior Guaranteed Notes, the Existing Senior Guaranteed Notes or such Refinancing Indebtedness shall automatically be reclassified and from such date be deemed to have been Incurred under Section 4.04(b)(4)(b) and not Section 4.04(b)(1);

(2)                                 subject to Section 4.04(f)(1), all Indebtedness (x) outstanding on the Original Notes Issue Date under the Term Facility and the Existing Senior Guaranteed Notes and (y) outstanding on the Completion Date under the Revolving Facility shall be deemed Incurred on the Combination Date under Section 4.04(b)(1) and not Sections 4.04(a) or Section 4.04(b)(4)(b);

(3)                                 Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)                                 if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clauses (1), (8), (14) or (16) of Section 4.04(b) or Section 4.04(a) and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)                                 the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)                                 Indebtedness permitted by this Section 4.04 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.04 permitting such Indebtedness; and

(7)                                 the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

(g)                                  Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.04.  The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount, or liquidation preference thereof, in the case of any other Indebtedness.

(h)                                 If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.04, the Issuer shall be in Default of this Section 4.04).

(i)                                     For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, or at the option of the Issuer, on the date first committed; provided that (a) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than dollars, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus any amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; (b) the Dollar Equivalent of the principal amount of any such Indebtedness outstanding on the Combination Date shall be calculated based on the relevant currency exchange rate in effect on the Combination Date; and (c) if any such Indebtedness that is denominated in a currency other than dollars is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal amount and interest payable on such Indebtedness, the amount of such Indebtedness, will be the Dollar Equivalent of the principal payment required to be made under such Currency Agreement plus the Dollar Equivalent of any premium which is at such time due and payable but is not covered by such Currency Agreement.

(j)                                    For purposes of determining compliance with the Consolidated Net Leverage Ratio, the Consolidated Net Senior Secured Leverage Ratio or the Priority Indebtedness Ratio on the Incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred or, at the option of the Issuer, the date first committed; provided that (a) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than dollars, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus any amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; and (b) the Dollar Equivalent of the principal amount of any such Indebtedness outstanding on the Combination Date shall be calculated based on the relevant currency exchange rate in effect on the Combination Date.

In addition, for purposes of calculating the Consolidated Net Leverage Ratio, the Consolidated Net Senior Secured Leverage Ratio or the Priority Indebtedness Ratio to test compliance with any covenant in this Indenture, in determining the amount of Indebtedness outstanding in dollars on any date of determination, with respect to any Indebtedness denominated in a currency other than dollars (the “Foreign Currency”):

(1)                                 subject to a currency swap arrangement or contract, the aggregate principal amount of such Foreign Currency Indebtedness on any such date of determination shall be the dollar amount of the aggregate principal amount to be paid by the Issuer or a Restricted Subsidiary on the maturity date of such currency swap arrangement or contract pursuant to the terms thereof; or

(2)                                 subject to a currency forward arrangement, forward accretion curve or contract, the aggregate principal amount of such Foreign Currency Indebtedness shall be converted into dollars at the exchange rate specified under the terms of such currency forward arrangement, forward accretion curve or contract as applicable to such Foreign Currency Indebtedness on such date of determination.

For the avoidance of doubt, notwithstanding a Group member entering into any such arrangement or contract hedging foreign exchange exposure of any Foreign Currency Indebtedness, for the purposes of calculating the Consolidated Net Leverage Ratio, the Consolidated Net Senior Secured Leverage Ratio or the Priority Indebtedness Ratio, the aggregate principal amount of Indebtedness subject to any such arrangement or contract shall be attributed to the total Indebtedness of the Person that originally Incurred such Indebtedness.

Notwithstanding any other provision of this Section 4.04, the maximum amount of Indebtedness that the Issuer or a Restricted Subsidiary may Incur pursuant to this Section 4.04 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

The Issuer will not incur any Indebtedness (including any Indebtedness permitted to be Incurred pursuant to Section 4.04(b)) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms (as determined in good faith by the Issuer); provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured, by virtue of being secured with different collateral, by virtue of being secured on a junior priority basis, by virtue of not being guaranteed by one or more of the Issuer’s Subsidiaries or by virtue of the application of waterfall or other payment-ordering provisions affecting different tranches of Indebtedness under Credit Facilities.

Section 4.05                             Limitation on Restricted Payments.

(a)                                 The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of or in respect of the Issuer’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any Restricted Subsidiary) except:

(A)                               dividends or distributions payable in Capital Stock of the Issuer (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Issuer (other than Disqualified Stock) or in Subordinated Shareholder Funding; and

(B)                               dividends or distributions payable to the Issuer or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Issuer or another Restricted Subsidiary on no more than a pro rata basis, measured by value);

(2)                                 purchase, redeem, retire or otherwise acquire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer) any Capital Stock of the Issuer or any direct or indirect Parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (other than in exchange for Capital Stock of the Issuer (other than Disqualified Stock));

(3)                                 make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement or in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement, and (b) any Indebtedness Incurred pursuant to Section 4.04(b)(3));

(4)                                 make any cash payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Shareholder Funding (other than in exchange for Capital Stock of the Issuer (other than Disqualified Stock) or for options, warrants or other rights to purchase such Capital Stock of the Issuer (other than Disqualified Stock)); or

(5)                                 make any Restricted Investment in any Person;

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (5) of this Section 4.05(a) are referred to herein as a “Restricted Payment”), if at the time the Issuer or a Restricted Subsidiary makes such Restricted Payment:

(A)                               a Default or Event of Default (or in the case of a Restricted Investment, an Event of Default under clauses (1), (2) or (6) of Section 6.01(a)) shall have occurred and be continuing (or would result immediately thereafter therefrom);

(B)                               except in the case of a Restricted Investment, if such Restricted Payment is made in reliance on Section 4.05(a)(C)(i), the Issuer is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.04(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

(C)                               the aggregate amount of such Restricted Payment and all other Restricted Payments made by the Issuer and the Restricted Subsidiaries subsequent to the Completion Date (and not returned or rescinded) (including Permitted Payments permitted below by clauses (5) (without duplication of amounts paid pursuant to any other clause of Section 4.05(b)), (6), (10), (15), (17), (18) and (20) of Section 4.05(b) (to the extent it relates to Restricted Payments permitted by clauses (5), (10), (15), (17) or (18) of Section 4.05(b)), but excluding all other Restricted Payments permitted by Section 4.05(b)) would exceed the sum of (without duplication):

(i)                                                 an amount equal to 100% of the Consolidated EBITDA for the period beginning on the first day of the first full fiscal quarter commencing prior to the Completion Date to the end of the Issuer’s most recently ended full fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Issuer are available, taken as a single accounting period, less the product of 1.3 times the Consolidated Interest Expense for such period;

(ii)                                              100% of the aggregate Net Cash Proceeds, and the fair market value (as determined in accordance with Section 4.05(c)) of property or assets or marketable securities, received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding subsequent to the Completion Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Issuer subsequent to the Completion Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to the Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 4.05(b)(6), and (z) Excluded Contributions);

(iii)                                           100% of the aggregate Net Cash Proceeds, and the fair market value (as determined in accordance with Section 4.05(c)) of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary from the issuance or sale (other than to the Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary) by the Issuer or any Restricted Subsidiary subsequent to the Completion Date of any Indebtedness that has been converted into or exchanged for Capital Stock of the Issuer (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding (plus the amount of any cash, and the fair market value (as determined in accordance with Section 4.05(c)) of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary upon such conversion or exchange) but excluding (x) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 4.05(b)(6), and (y) Excluded Contributions;

(iv)                                          the amount equal to the net reduction in Restricted Investments made by the Issuer or any of the Restricted Subsidiaries resulting from repurchases, redemptions or other acquisitions or retirements of any such Restricted Investment, proceeds realized upon the sale or other disposition to a Person other than the Issuer or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Issuer or any Restricted Subsidiary, which amount, in each case under this clause (iv), constituted a Restricted Payment made after the Completion Date; provided, however, that no amount will be included in Consolidated EBITDA for purposes of Section 4.05(a)(C)(i) to the extent that it is (at the Issuer’s option) included under this clause (iv);

(v)                                             the amount of the cash and the fair market value (as determined in accordance with Section 4.05(c)) of property, assets or marketable securities received by the Issuer or any Restricted Subsidiary after the Completion Date in connection with:

(D)                               the sale or other disposition (other than to the Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary) of Capital Stock of an Unrestricted Subsidiary of the Issuer and; and

(E)                                any dividend or distribution made by an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary;

provided, however, that no amount will be included in Consolidated EBITDA for purposes of Section 4.05(a)(C)(i) to the extent that it is (at the Issuer’s option) included under this clause (v); and

(i)                                                 in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or all of the assets of such Unrestricted Subsidiary are transferred to the Issuer or a Restricted Subsidiary, or the Unrestricted Subsidiary is merged or consolidated into the Issuer or a Restricted Subsidiary, in each case, after the Completion Date, 100% of such amount received in cash and the fair market value (as determined in accordance with Section 4.05(c)) of any property, assets or marketable securities received by the Issuer or a Restricted Subsidiary in respect of such redesignation, merger, consolidation or transfer of assets, excluding any amount of any Investment in such Unrestricted Subsidiary pursuant to clause (16) of the definition of “Permitted Investment”, in each case of this clause (vi); provided, however, that no amount will be included in Consolidated EBITDA for purposes of Section 4.05(a)(C)(i) to the extent that it is (at the Issuer’s option) included under this clause (vi); provided further, however, that such amount shall not exceed the amount included in the calculation of the amount of Restricted Payments referred to in the first sentence of Section 4.05(a)(C).

(b)                                 Section 4.05(a) will not prohibit any of the following (collectively, “Permitted Payments”):

(1)                                 any Restricted Payment made in exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to the Issuer or a Subsidiary of the Issuer) of, Capital Stock of the Issuer (other than Disqualified Stock or Designated Preference Shares or through an Excluded Contribution), Subordinated Shareholder Funding or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares or through an Excluded Contribution) of the Issuer; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value (as determined in accordance with Section 4.05(c)) of property, assets or marketable securities, from such sale of Capital Stock or Subordinated Shareholder Funding or such contribution will be excluded for purposes of Section 3.07;

(2)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent Incurrence of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.04;

(3)                                 (a) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the Net Cash Proceeds of the substantially concurrent sale of Preferred Stock of the Issuer or a Restricted Subsidiary, and (b) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the Net Cash Proceeds of the substantially concurrent sale of Disqualified Stock of the Issuer or a Restricted Subsidiary, as the case may be, that, in each case under (a) and (b) of this Section 4.05(b)(3), is permitted to be Incurred pursuant to Section 4.04, and that in each case (other than such sale of Preferred Stock of the Issuer that is not Disqualified Stock) constitutes Refinancing Indebtedness;

(4)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness (or any loans, advances, dividends or other distributions by the Issuer to any Parent to permit such Parent to purchase, repurchase, redeem, defease or otherwise acquire or retire (i) (x) the Existing Cablevision Notes and (y) any Indebtedness Incurred to refinance the Existing Cablevision Notes in an amount equal to the principal of the Existing

Cablevision Notes so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith and (ii) Indebtedness of any Parent so long as the Net Cash Proceeds (or portion thereof) of such Indebtedness has been received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding subsequent to the Completion Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Issuer subsequent to the Completion Date):

(A)                               (i) from Net Available Cash to the extent permitted under Section 4.08, but only if the Issuer shall have first complied with Section 4.08, as applicable, and purchased all Notes tendered pursuant to any offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness (or making any such loans, advances, dividends or other distributions to any Parent) and (ii) at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness (or such Indebtedness of any Parent) plus accrued and unpaid interest (and costs, expenses and fees incurred in connection therewith);

(B)                               to the extent required by the agreement governing such Subordinated Indebtedness (or such Indebtedness of any Parent), following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only (i) if required, if the Issuer shall have first complied with Section 4.03 and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness (or making any such loans, advances, dividends or other distributions to any Parent) and (ii) at a purchase price not greater than 101% of the principal amount of such Indebtedness of any Parent or such Indebtedness plus accrued and unpaid interest (and costs, expenses and fees incurred in connection therewith); or

(C)                               consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition) and at a purchase price not greater than 100% of the principal amount of such Acquired Indebtedness plus accrued and unpaid interest and any premium required by the terms of any Acquired Indebtedness (and costs, expenses and fees incurred in connection therewith);

(5)                                 any dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 4.05;

(6)                                 the purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of Capital Stock of the Issuer, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof) and loans, advances, dividends or distributions by the Issuer to any Parent to permit any Parent to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of the Issuer, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof), or payments to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of the Issuer, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof), in each case from Management Investors; provided that such payments, loans, advances, dividends or distributions do not exceed an amount (net of repayments of any such loans or advances) equal to (1) $40 million in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years; provided that the aggregate unused amounts carried over in any calendar year shall not exceed $40 million in any calendar year), plus (2) the Net Cash Proceeds received by the Issuer or the Restricted Subsidiaries since the Completion Date (including through receipt of proceeds from the issuance or sale of its Capital Stock or Subordinated Shareholder Funding to a Parent) from, or as a contribution to the equity (in each case under this clause (6), other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Issuer from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under Section 4.05(a)(C)(ii);

(7)                                 the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with Section 4.04;

(8)                                 purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(9)                                 dividends, loans, advances or distributions to any Parent or other payments by the Issuer or any Restricted Subsidiary in amounts equal to (without duplication) the amounts required for any Parent to pay:

(A)                               any Parent Expenses of a CVC Parent or any Related Taxes; and

(B)                               amounts constituting or to be used for purposes of making payments to the extent specified in clauses (2) (with respect to fees and expenses incurred in connection with the transactions described therein), (5) and (11) of Section 4.09(b);

(10)                          the declaration and payment by the Issuer of, or loans, advances, dividends or distributions to any Parent to pay, dividends on the common stock or common equity interests of the Issuer or any Parent, in an amount not to exceed in any fiscal year, the greater of (a) 6% of the Net Cash Proceeds received by the Issuer from a Public Offering or contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares or through an Excluded Contribution) of the Issuer or contributed as Subordinated Shareholder Funding to the Issuer and (b) an aggregate amount per annum not to exceed 5% of Market Capitalization;

(11)                          payments by the Issuer, or loans, advances, dividends or distributions to any Parent to make payments, to holders of Capital Stock of the Issuer or any Parent in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this Section 4.05 or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by an Officer or the Board of Directors of the Issuer);

(12)                          Restricted Payments in an aggregate amount outstanding at any time not to exceed the fair market value of Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this clause (12);

(13)                          payment of any Receivables Fees and purchases of Receivables Assets pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(14)                          dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

(15)                          so long as no Payment Block Event has occurred and is continuing, Restricted Payments (a) in an amount required by a CVC Parent to pay regularly scheduled interest as such amounts come due under (x) the Existing Cablevision Notes and (y) any Indebtedness Incurred to refinance the Existing Cablevision Notes in an amount equal to the principal of the Existing Cablevision Notes so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; (b) consisting of dividends, loans, advances or distributions to Cablevision in an amount not to exceed the Net Cash Proceeds of Incurrence of Indebtedness by the Issuer or its Restricted Subsidiaries which amount shall be used to repay any Existing Cablevision Notes and any costs, expenses, fees, interest or premiums in connection with such repayment and (c) consisting of interest and/or principal (including AHYDO Catch Up Payments) on Indebtedness of any CVC Parent so long as the Net Cash Proceeds (or portion thereof) of such Indebtedness has been received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding subsequent to the Completion Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Issuer subsequent to the Completion Date provided, that the principal amount of any Indebtedness able to be repaid pursuant to this clause (c) is limited to the amount of Net Cash Proceeds received by the Issuer plus fees and expenses related to the refinancing of such Indebtedness and, in the case of clause (c) above, any Refinancing Indebtedness in respect thereof permitted to be Incurred pursuant to Section 4.04;

(16)                          the declaration and payment of dividends to holders of any class or series of Designated Preference Shares of the Issuer issued after the Completion Date; provided, however, that the amount of all dividends declared or paid by the Issuer pursuant to this clause (16) shall not exceed the Net Cash Proceeds received by the Issuer from the issuance or sale of such Designated Preference Shares;

(17)                          so long as no Event of Default has occurred and is continuing (or would result therefrom), any Restricted Payment to the extent that, after giving pro forma effect to any such Restricted Payment, the Consolidated Net Leverage Ratio would be no greater than 5.5 to 1.0;

(18)                          so long as no Event of Default has occurred and is continuing (or would result therefrom), Restricted Payments in an aggregate amount outstanding at any time not to exceed the greater of $500 million and 21% of L2QA Pro Forma EBITDA;

(19)                          Restricted Payments made in connection with the Transactions and the Existing Transactions, or constituting any part of any Permitted Reorganization and, in each case, fees and expenses relating thereto;

(20)                          Restricted Payments to finance Investments or other acquisitions by a Parent or any Affiliate (other than the Issuer or a Restricted Subsidiary) which would be otherwise permitted to be made pursuant to this Section 4.05 if made by the Issuer or a Restricted Subsidiary; provided, that (i) such Restricted Payment shall be made within 120 days of the closing of such Investment or other acquisition, (ii) such Parent or Affiliate of the Issuer shall, on or prior to the date such Restricted Payment is made or if later, promptly following the closing of the Investment or the acquisition, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the Issuer or one of its Restricted Subsidiaries or (2) the merger, amalgamation, consolidation, or sale of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (in a manner not prohibited by Section 5.03) in order to consummate such Investment or other acquisition, (iii) such Parent or Affiliate of the Issuer receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Section 4.05 or Section 4.09 (without reference to this clause (20)) and (iv) any property received in connection with such transaction shall not constitute an Excluded Contribution up to the amount of such Restricted Payment made under this clause (20);

(21)                          any payments in cash or in kind relating to the settlement of any future, forward or other derivative contract entered into for non-speculative purposes; and

(22)                          the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, a CVC Parent in amounts required for a CVC Parent to pay or cause to be paid, in each case without duplication, fees and expenses related to any equity or debt offering (whether or not successful) of the CVC Parent or incurred in connection with the Altice USA Distribution.

(c)                                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.  The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment or any other property, assets or securities required to be valued by this Section 4.05 shall be determined conclusively by an Officer or the Board of Directors of the Issuer acting in good faith.

(d)                                 For purposes of determining compliance with this Section 4.05 and the definition of “Permitted Investments,” as applicable, in the event that a Restricted Payment or a Permitted Investment meets the criteria of more than one of the categories described in clauses (1) through (22) of Section 4.05(b) or in the definition of “Permitted Investments,” as applicable, or is permitted pursuant to Section 4.05(a), the Issuer will be entitled to classify such Restricted Payment (or portion thereof) or such Permitted Investment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) or such Permitted Investment (or portion thereof) in any manner that complies with this Section 4.05.

Section 4.06                             Limitation on Liens.

(a)                                 The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien upon any of their property or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the Combination Date or acquired after that date, or any interest therein or any income or profits therefrom, which Lien is securing any Indebtedness, except Permitted Liens.

(b)                                 For purposes of determining compliance with this Section 4.06, in the event that a Lien (or any portion thereof) meets the criteria of one or more of the clauses contained in the definition of “Permitted Liens,” the Issuer shall be entitled to, in its sole discretion, divide or classify or subsequently reclassify, in whole or in part, at any time such Lien (or any portion thereof) among one or more of the clauses contained in the definition of “Permitted Liens.”

Section 4.07                             Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)                                 The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions in cash or otherwise on its Capital Stock to the Issuer or any Restricted Subsidiary or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary;

(2)                                 make any loans or advances to the Issuer or any Restricted Subsidiary; or

(3)                                 sell, lease or transfer any of its property or assets to the Issuer or any Restricted Subsidiary,

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary, or any prohibition on securing such loans or advances made to the Issuer or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.

(b)                                 Section 4.07(a) will not prohibit:

(1)                                 any encumbrance or restriction pursuant to any Credit Facility or any other agreement or instrument, in each case, in effect at or entered into on the Combination Date, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Combination Date (as determined in good faith by the Issuer);

(2)                                 [Reserved];

(3)                                 encumbrances or restrictions existing under or by reason of this Indenture, the Notes, the New Senior Guaranteed Notes, the New Senior Guaranteed Notes Indenture, the Existing Notes, the Existing Notes Indentures, the Existing Cablevision Notes, the Existing Cablevision Notes Indentures, the Legacy Cequel Senior Notes, the Legacy Cequel Senior Notes Indentures, the Senior Secured Facilities, the guarantees thereof and the Senior Secured Facilities Security Documents;

(4)                                 any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which (i) such Person was acquired by or merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary, (ii) such agreement or instrument is assumed by the Issuer or any Restricted Subsidiary in connection with an acquisition of assets or (iii) such Person became a Restricted Subsidiary (in each case, other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Issuer or was merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary) and outstanding on such date; provided that, for the purposes of this clause (4), if another Person is the Successor Company, or any Subsidiary thereof, any agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Issuer or any Restricted Subsidiary when such Person becomes the Successor Company;

(5)                                 any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces an agreement or instrument referred to in clauses (1), (3), (4) or (5) of this Section 4.07(b) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (1), (3), (4) or (5) of this Section 4.07(b); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Issuer);

(6)                                 any encumbrance or restriction:

(A)                               that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract;

(B)                               contained in mortgages, pledges or other security agreements permitted under this Indenture or securing Indebtedness of the Issuer or a Restricted Subsidiary permitted under this Indenture to the extent such encumbrances or restrictions restrict the transfer of the property or assets subject to such mortgages, pledges or other security agreements;

(C)                               pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary; or

(D)                               pursuant to the terms of any license, authorization, concession or permit;

(7)                                 any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions on the property so acquired or any encumbrance or restriction pursuant to a joint venture agreement that imposes restrictions on the transfer of the assets of the joint venture;

(8)                                 any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(9)                                 customary provisions in leases, licenses, joint venture agreements and other similar agreements and instruments entered into in the ordinary course of business;

(10)                          encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, governmental license or order, or required by any regulatory authority or stock exchange;

(11)                          any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(12)                          any encumbrance or restriction pursuant to Currency Agreements, Interest Rate Agreements or Commodity Hedging Agreements;

(13)                          any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Combination Date pursuant to Section 4.04 if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than (i) the encumbrances and restrictions contained in the Senior Secured Facilities on the Combination Date, together with the security documents associated therewith, if any, as in effect on or immediately prior to the Completion Date or (ii) is customary in comparable financings (as determined in good faith by the Issuer) and where, in the case of clause (ii), the Issuer determines at the time of issuance of such Indebtedness that such encumbrances or restrictions (x) will not adversely affect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes as and when they become due or (y) such encumbrances and restrictions apply only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(14)                          any encumbrance or restrictions arising in connection with any Purchase Money Note, other Indebtedness or a Qualified Receivables Financing that, in the good faith determination of an Officer or the Board of Directors of the Issuer, are necessary or advisable to effect such Qualified Receivables Financing; or

(15)                          any encumbrance or restriction existing by reason of any Lien permitted under Section 4.06.

Section 4.08                             Limitation on Sales of Assets and Subsidiary Stock.

(a)                                 [Reserved].

(b)                                 The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)                                 the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by an Officer or the Board of Directors of the Issuer, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap); and

(2)                                 in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition or such series of related Asset Dispositions (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, other than Indebtedness), together with all other Asset Dispositions since the Combination Date (except to the extent any such Asset Disposition was a Permitted Asset Swap) on a cumulative basis received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Temporary Cash Investments.

(c)                                  After the receipt of Net Available Cash from an Asset Disposition, the Issuer or a Restricted Subsidiary, as the case may be, may apply such Net Available Cash directly or indirectly (at the option of the Issuer or such Restricted Subsidiary):

(1)                                 within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash (i) to prepay, repay, purchase or redeem any Indebtedness incurred under Section 4.04(b)(1) or any Priority Indebtedness; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this Section 4.08(c)(1)(B)(i), the Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) (except in the case of any revolving Indebtedness) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased or redeemed; (ii) unless included in Section 4.08(c)(1)(B)(i), to prepay, repay, purchase or redeem any Pari Passu Indebtedness of the Issuer at a price of no more than 100% of the principal amount of such Pari Passu Indebtedness plus accrued and unpaid interest to the date of such prepayment, repayment, purchase or redemption; provided that the Issuer shall prepay, redeem, repay or repurchase Pari Passu Indebtedness that is Public Debt pursuant to this clause (ii) only if the Issuer purchases through open-market purchases at a price equal to or higher than 100% of the principal amount thereof, or makes an offer to the Holders of each series of the Notes to purchase their Notes at a purchase price in cash equal to at least 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) for, in each case, an aggregate principal amount of Notes of each series at least equal to the proportion that (x) the total aggregate principal amount of Notes of such series outstanding bears to (y) the sum of the total aggregate principal amount of Notes of such series outstanding plus the total aggregate principal amount outstanding of such Pari Passu Indebtedness; (iii) to prepay, repay, purchase or redeem any Indebtedness of a Restricted Subsidiary or any Indebtedness that is secured on assets (other than Subordinated Indebtedness of the Issuer or Indebtedness owed to the Issuer or any Restricted Subsidiary); (iv) to purchase the Notes through open- market purchases at a price equal to or higher than 100% of the principal amount thereof, or make an offer to all holders of each series of Notes at a purchase price in cash equal to at least 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) or (v) to redeem each series of Notes as described under Section 3.07;

(2)                                 to the extent the Issuer or such Restricted Subsidiary elects, to invest in or purchase or commit to invest in or purchase Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Issuer or another Restricted Subsidiary) within 365 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Issuer that is executed or approved within such time will satisfy this requirement, so long as such investment or commitment to invest is consummated within 180 days of such 365th day;

(3)                                 to make a capital expenditure within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided, however, that any such capital expenditure made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Issuer that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day; or

(4)                                 any combination of clauses (1) through (3) of Section 4.08(c),

provided that, pending the final application of any such Net Available Cash in accordance with clauses (1), (2), (3) or (4) of Section 4.08(c), the Issuer and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

(d)                                 Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in Section 4.08(c) will be deemed to constitute “Excess Proceeds”.  On the 366th day (or the 546th day, in the case of any Net Available Cash committed to be used pursuant to a definitive binding agreement or commitment approved by the Board of Directors of the Issuer pursuant to clause (2) or (3) of Section 4.08(c)) after the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds exceeds $100 million, the Issuer will be required within ten (10) Business Days thereof to make an offer (“Asset Disposition Offer”) to all holders of each series of Notes and, to the extent the Issuer elects, or the Issuer is required by the terms of other outstanding Pari Passu Indebtedness, to all holders of such other outstanding Pari Passu Indebtedness to purchase the maximum principal amount of such Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in respect of the Notes of a series in an amount equal to (and, in the case of any Pari Passu Indebtedness, an offer price of no more than) 100% of the principal amount of such Notes and 100% of the principal amount of Pari Passu Indebtedness, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, and in the case of the Notes, in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. No such purchase in part shall reduce the principal amount at maturity of the Notes held by any holder to below $200,000.

(e)                                  Any Net Available Cash payable in respect of the Notes pursuant to this Section 4.08 will be allocated between the 2021 May Notes, the 2021 September Notes, the 2025 Notes and the 2028 Notes in proportion to the respective aggregate principal amounts of such 2021 May Notes, the 2021 September Notes, the 2025 Notes and the 2028 Notes validly tendered and not withdrawn.

(f)                                   To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer and the Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes, to the extent not prohibited by the other covenants contained in this Indenture.  If the aggregate principal amount of the Notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness.  For the purposes of calculating the principal amount of any such Indebtedness not denominated in dollars, such Indebtedness shall be calculated by converting any such principal amounts into their Dollar Equivalent determined as of a date selected by the Issuer that is within the Asset Disposition Offer Period (as defined below).  Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(g)                                  To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than dollars, the amount thereof payable in respect of the Notes shall not exceed the net Dollar Equivalent of the amount that is actually received by the Issuer.

(h)                                 The Asset Disposition Offer, in so far as it relates to the Notes, will remain open for a period of not less than 20 Business Days following its commencement or such shorter period of time required to comply with Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the Asset Disposition Offer (the “Asset Disposition Offer Period”).  No later than five (5) Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Issuer will purchase the principal amount of Notes and, to the extent it elects, Pari Passu Indebtedness required to be purchased by it pursuant to this Section 4.08 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Disposition Offer.

(i)                                     On or before the Asset Disposition Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness or portions of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn and, in the case of the Notes, in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

(j)                                    The Issuer will deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.08. The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such Holder, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note (or, in the case of Global Notes, cause the Paying Agent to reduce the aggregate principal amount and amend the applicable Global Note pursuant to Section 2.06(h) hereof and in the case of Definitive Registered Notes, deliver or cause to be delivered to the relevant Registrar for cancellation all Definitive Registered Notes accepted for purchase by the Issuer), and the Trustee, upon receipt of an Officer’s Certificate from the Issuer, will, via an authenticating agent, authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount with a minimum denomination of $200,000. Any Note not so accepted will be promptly mailed or delivered (or transferred by book-entry) by the Issuer to the Holder thereof.

(k)                                 For the purposes of Section 4.08(b)(2), the following will be deemed to be cash:

(1)                                 the assumption by the transferee (or other extinguishment in connection with the transactions relating to such Asset Dispositions) of Indebtedness and any other liabilities (as recorded on the balance sheet of the Issuer or any Restricted Subsidiary or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereof if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or any Restricted Subsidiary (other than Subordinated Indebtedness of the Issuer) and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2)                                 securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)                                 Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Issuer and each other Restricted Subsidiary (as applicable) are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)                                 consideration consisting of Indebtedness of the Issuer (other than Subordinated Indebtedness) received after the Combination Date from Persons who are not the Issuer or any Restricted Subsidiary; and

(5)                                 any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.08 that is at that time outstanding, not to exceed (at the time of the receipt of such Designated Non-Cash Consideration or, at the Issuer’s option, at the time of contractually agreeing to such Asset Disposition) the greater of $300 million and 10% of L2QA Pro Forma EBITDA (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(l)                                     The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

Section 4.09                             Limitation on Affiliate Transactions.

(a)                                 The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (any such transaction or series of related transactions being “Affiliate Transactions”) involving aggregate value in excess of $50 million unless:

(1)                                 the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s-length dealings with a Person who is not such an Affiliate or, if there are no comparable transactions involving non-Affiliates to apply for comparative purposes, the transaction is otherwise on terms that, taken as a whole, the Issuer has conclusively determined in good faith to be fair to the Issuer or such Restricted Subsidiary; and

(2)                                 in the event such Affiliate Transaction involves an aggregate value in excess of $100 million, the terms of such transaction or series of related transactions have been approved by a resolution of the majority of the members of the Board of Directors of the Issuer resolving that such transaction complies with Section 4.09(a)(1). An Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this clause (2) if either (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) if the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on arm’s-length basis.

(b)                                 Section 4.09(a) will not apply to:

(1)                                 any Restricted Payment permitted to be made pursuant to Section 4.05, any Permitted Payments (other than pursuant to Section 4.05(b)(9)(B) or Section 4.05(b)(20)) or any Permitted Investment (other than Permitted Investments as defined in clauses (1)(b) or (2) of the definition thereof);

(2)                                 any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Issuer, any Restricted Subsidiary or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Issuer, in each case in the ordinary course of business;

(3)                                 any Management Advances and any waiver or transaction with respect thereto;

(4)                                 any transaction between or among the Issuer and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among the Issuer, Restricted Subsidiaries or any Receivables Subsidiary;

(5)                                 the payment of reasonable fees and reimbursement of expenses to, and customary indemnities and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Issuer, any Restricted Subsidiary or any CVC Parent (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(6)                                 the Existing Transactions, the Transactions, any Permitted Reorganization,  and the entry into and performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Combination Date or entered into after the Combination Date in connection with the Altice USA Distribution (other than, for the avoidance of doubt, any share repurchase program to take effect following the Altice USA Distribution), in each case, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time (including, without limitation, to add additional Persons in connection with any such Person becoming a Restricted Subsidiary) in accordance with the other terms of this Section 4.09 or to the extent not more disadvantageous to the Holders in any material respect and the entry into and performance of any registration rights or other listing agreement in connection with any Public Offering;

(7)                                 execution, delivery and performance of any Tax Sharing Agreement or the formation and maintenance of any consolidated group for tax, accounting or management purposes in the ordinary course of business;

(8)                                 transactions with customers, clients, suppliers or purchasers or sellers of goods or services and Associates, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture arrangements), which are fair to the Issuer or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or an officer of the

Issuer or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(9)                                 any transaction in the ordinary course of business between or among the Issuer or any Restricted Subsidiary and any Affiliate of the Issuer or an Associate or similar entity (in each case, other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary or any Affiliate of the Issuer or a Restricted Subsidiary or any Affiliate of any Permitted Holder owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(10)                          (a) issuances or sales of Capital Stock (other than Disqualified Stock or Designated Preference Shares) of the Issuer or options, warrants or other rights to acquire such Capital Stock or Subordinated Shareholder Funding; provided that the interest rate and other financial terms of such Subordinated Shareholder Funding are approved by a majority of the members of the Board of Directors of the Issuer in their reasonable determination and (b) any amendment, waiver or other transaction with respect to any Subordinated Shareholder Funding in compliance with the other provisions of this Indenture;

(11)                          without duplication in respect of payments made pursuant to the definition of Parent Expenses, (a) payments by the Issuer or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent) of annual management, consulting, monitoring or advisory fees and related expenses in an aggregate amount not to exceed an amount equal to the greater of $50 million or 1.5% of L2QA Pro Forma EBITDA per annum (with unused amounts in any calendar year being carried over to the succeeding calendar years) and; (b) customary payments by the Issuer or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments in respect of this clause (b) are approved by a majority of the Board of Directors of the Issuer in good faith; and (c) payments of all fees and expenses related to the Existing Transactions, the Transactions, the Altice USA Distribution and any Permitted Reorganization;

(12)                          any transaction effected as part of a Qualified Receivables Financing and other Investments in Receivables Subsidiaries consisting of cash or Securitization Assets;

(13)                          any participation in a rights offer or public tender or exchange offers for securities or debt instruments issued by the Issuer or any of its Subsidiaries that are conducted on arm’s-length terms and provide for the same price or exchange ratio, as the case may be, to all holders accepting such rights, tender or exchange offer;

(14)                          transactions between the Issuer or any Restricted Subsidiary and any other Person that would constitute an Affiliate Transaction solely because a director of such other Person is also a director of the Issuer or any Parent; provided, however, that such director abstains from voting as a director of the Issuer or such Parent, as the case may be, at any board meeting approving such transaction, on any matter including such other Person;

(15)                          payments to and from, and transactions with, any joint ventures entered into in the ordinary course of business or consistent with past practices (including, without limitation, any cash management activities related thereto); and

(16)                          commercial contracts (including franchising agreements, business services related agreements or other similar arrangements) between an Affiliate of the Issuer and the Issuer or any Restricted Subsidiary that are on arm’s length terms or on a basis that senior management of the Issuer reasonably believes allocates costs fairly.

Section 4.10                             Reports.

(a)                                 For so long as any Notes are outstanding, the Issuer will provide to the Trustee the following reports:

(1)                                 within 120 days after the end of the Issuer’s (or, if the Issuer elects to satisfy its obligation under this clause (1) by delivering the annual reports of a CVC Parent in accordance with Section 4.10(c), of the CVC Parent) fiscal year beginning with the fiscal year ending December 31, 2018, annual reports containing, to the extent applicable, and (subject to Section 4.10(b) in a level of detail that is comparable in all material respects to the Issuer’s annual report for the year ended December 31, 2016, the following information: audited consolidated balance sheet of the Issuer as of the end of the most recent fiscal year (and comparative information as of the end of the prior fiscal year) and audited consolidated income statements and statements of cash flow of the Issuer for the most recent fiscal year (and comparative information as of the end of the prior fiscal year), including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; unaudited pro forma income statement information and balance sheet information of the Issuer (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for (i) any acquisition or disposition by the Issuer or a Restricted Subsidiary that, individually or in the aggregate when considered with all other acquisitions or dispositions that have occurred since the beginning of the most recently completed fiscal year as to which such annual report relates, represent greater than 20% of the consolidated revenues, EBITDA and/or adjusted operating cash flow, or assets of the Issuer on a pro forma consolidated basis or (ii) recapitalizations by the Issuer or a Restricted Subsidiary, in each case, that have occurred during the most recently completed fiscal year as to which such annual report relates (unless such pro forma information has been provided in a prior report pursuant to clause (2) or (3) of this Section 4.10(a)); provided that such pro forma financial information will be provided only to the extent available without unreasonable expense and in the case pro forma financial information is not provided, the Issuer will provide, in the case of a material acquisition, financial statements of the acquired company for the most recent fiscal year, and in the case of a material disposition, financial statements of the business or assets comprising the disposition perimeter for the most recent fiscal year which, in each case, may be unaudited; (c) an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources of the Issuer, and a discussion of material commitments and contingencies and critical accounting policies; (d) description of the business, management and shareholders of the Issuer, all material affiliate transactions and a description of all material contractual arrangements, including material debt instruments; and (e) a description of material risk factors and material recent developments (to the extent not previously reported pursuant to clause (2) or (3) of Section 4.10(a));

(2)                                 within 60 days following the end of the first three fiscal quarters in each fiscal year of the Issuer (or, if the Issuer elects to satisfy its obligation under this clause (2) by delivering the quarterly reports of the CVC Parent in accordance with Section 4.10(c), of the CVC Parent) beginning with the fiscal quarter ending [September 30, 2018](1), all quarterly reports of the Issuer

(1)  Timing TBD depending on Combination Date.

containing the following information in a level of detail comparable in all material respects to the quarterly report of the Issuer for the three months ended September 30, 2017: (a) an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed consolidated statements of income and cash flow for the most recent quarter year-to-date period ending on the date of the unaudited condensed balance sheet, and the comparable prior year periods, together with condensed footnote disclosure; (b) unaudited pro forma income statement information and balance sheet information (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for any acquisition or disposition by the Issuer or a Restricted Subsidiary that, individually or in the aggregate when considered with all other acquisitions or dispositions that have occurred since the beginning of the relevant quarter, represent greater than 20% of the consolidated revenues, EBITDA and/or adjusted operating cash flow, or assets of the Issuer on a pro forma consolidated basis (unless such pro forma information has been provided in a prior report pursuant to Section 4.10(a)(3)); provided that such pro forma financial information will be provided only to the extent available without unreasonable expense, and in the case pro forma financial information is not provided the Issuer will provide, in the case of a material acquisition, financial statements of the acquired company for the most recent fiscal year, and in the case of a material disposition, financial statements of the business or assets comprising the disposition perimeter for the most recent fiscal year which, in each case, may be unaudited (c) a summary operating and financial review of the unaudited financial statements, including a discussion of revenues, EBITDA and/or adjusted operating cash flow, capital expenditures, operating cash flow, and material changes in liquidity and capital resources, and a discussion of material changes not in the ordinary course of business in commitments and contingencies since the most recent report; and (d) material recent developments (to the extent not previously reported pursuant to Section 4.10(a)(3)); and

(3)                                 promptly after the occurrence of such event, information with respect to (a) any change in the independent public accountants of the Issuer, (b) any material acquisition, disposal, merger or similar transaction or (c) any development determined by an Officer of the Issuer to be material to the business of the Issuer and its Restricted Subsidiaries (taken as a whole).

(b)                                 For the avoidance of doubt, in no event will any reports provided pursuant to Section 4.10(a):

(1)                                 be required to comply with:

(a)                                 Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K under the Securities Act (“Regulation S-K”);

(b)                                 Rule 3-10 of Regulation S-X under the Securities Act (“Regulation S-X”);

(c)                                  Rule 11-01 of Regulation S-X, give pro forma effect to the Transactions, or contain all purchase accounting adjustments relating to the Transactions; or

(d)                                 Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein; or

(2)                                 be required to include trade secrets and other confidential information that is competitively sensitive in the good faith and reasonable determination of the Issuer.

(c)                                  Notwithstanding the foregoing, the Issuer may satisfy its obligations under clauses (1), (2) and (3) of Section 4.10(a) by delivering the corresponding annual, quarterly or other reports of the CVC Parent; provided that to the extent that the Issuer is not the reporting entity and material differences exist between the management, business, assets, shareholding or results of operations or financial condition of the Issuer and the CVC Parent, the annual and quarterly reports shall give a reasonably detailed description of such differences or shall include the consolidated balance sheet, income statements and cash flow statement of the Issuer and its subsidiaries;

(d)                                 The Issuer will be deemed to have furnished the reports referred to in clauses (1), (2) and (3) of Section 4.10(a) if the Issuer or a CVC Parent has filed reports containing such information with the SEC or posted such reports on its website. The Trustee shall have no responsibility to determine if and when any of the above reports have been filed or posted on any website. Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any other parties’ compliance with any of its covenants in this Indenture (as to which the Trustee will be entitled to rely exclusively on Officer’s Certificates that are delivered).

(e)                                  All financial statement information shall be prepared in accordance with GAAP as in effect on the date of such report or financial statement (or otherwise on the basis of GAAP as then in effect) and on a consistent basis for the periods presented; provided, however, that the reports set forth in clauses (1), (2) and (3) of Section 4.10(a) may in the event of a change in GAAP, present earlier periods on a basis that applied to such periods.  Except as provided for in Section 4.10(f) below, no report need include separate financial statements for the Issuer or Subsidiaries of the Issuer or any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the Offering Memorandum and, subject to the Issuer’s election to apply IFRS, in no event shall IFRS information or reconciliation to IFRS be required.

(f)                                   At any time if any Subsidiary of the Issuer is an Unrestricted Subsidiary and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, constitutes a Significant Subsidiary, then the quarterly and annual financial information required by clauses (1) and (2) of Section 4.10(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer; provided that with respect to the Combination Date Unrestricted Subsidiaries, the requirements of this clause (f) shall be satisfied by the inclusion of information relating to the Combination Date Unrestricted Subsidiaries substantially similar to that provided in, or included by reference in, the Offering Memorandum.

(g)                                  Substantially concurrently with the issuance to the Trustee of the reports specified in clauses (1), (2) and (3) of Section 4.10(a), the Issuer shall also (A) use its commercially reasonable efforts (i) to post copies of such reports on such website as may be then maintained by the Issuer and its Subsidiaries or any CVC Parent or (ii) otherwise to provide substantially comparable public availability of such reports (as determined by the Issuer in good faith) or (B) to the extent the Issuer determines in good faith that such reports cannot be made available in the manner described in Section 4.10(g)(A) owing to applicable law or after the use of its commercially reasonable efforts, furnish such reports to the Holders and, upon their request, prospective purchasers of the Notes.

(h)                                 For so long as the Notes remain outstanding and during any period during which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Issuer shall furnish to the Holders and holders of beneficial interests in the Notes and, upon their request, prospective purchasers of the Notes or prospective and purchasers of beneficial interests in the Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(i)                                     The Trustee shall have no obligation to determine if and when the Issuer’s financial statements or reports are publicity available and accessible electronically.  Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.11                             Suspension of Covenants on Achievement of Investment Grade Status.

If on any date following the Combination Date, any series of Notes have achieved Investment Grade Status and no Default or Event of Default has occurred and is continuing (a “Suspension Event”), then the Issuer shall notify the Trustee of these events and beginning on that day and continuing until such time, if any, at which the applicable series of Notes cease to have Investment Grade Status (the “Reversion Date”), the following sections will not apply to such series of Notes: Section 4.04, Section 4.05, Section 4.07, Section 4.08, Section 4.09 and Section 5.03(a)(3) and any related default provision of this Indenture will cease to be effective and will not be applicable to the Issuer and the Restricted Subsidiaries.  Such Sections and any related default provisions will again apply according to their terms from the first day on which a Suspension Event ceases to be in effect.  Such Sections will not, however, be of any effect with regard to actions of the Issuer properly taken during the continuance of the Suspension Event, and Section 4.05 will be interpreted as if it has been in effect since the date of this Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.05 was suspended.  On the Reversion Date, all Indebtedness Incurred during the continuance of the Suspension Event will be classified, at the Issuer’s option, as having been Incurred pursuant to Section 4.04(a) or Section 4.04(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Event and outstanding on the Reversion Date).  To the extent such Indebtedness would not be so permitted to be Incurred under Section 4.04(a) or Section 4.04(b), such Indebtedness will be deemed to have been outstanding on the Combination Date, so that it is classified as permitted under Section 4.04(b)(4)(b). The Issuer shall give the Trustee written notice of any Covenant Suspension Event and in any event not later than five Business Days after such Covenant Suspension Event has occurred.  In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.  The Issuer shall give the Trustee written notice of any occurrence of a Reversion Date not later than five Business Days after such Reversion Date.  After any such notice of the occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect. The Issuer shall give the Trustee written notice of any Suspension Event and in any event not later than five Business Days after such Suspension Event has occurred. The Issuer shall give the Trustee written notice of any occurrence of a Reversion Date not later than five Business Days after such Reversion Date. Absent such written notice the Trustee shall be entitled to assume that no Suspension Event or the occurrence of any Reversion Date has occurred.

Section 4.12                             [Reserved].

Section 4.13                             [Reserved].

Section 4.14                             Compliance Certificate.

The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2018), an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year.  The Issuer shall deliver to the Trustee, within 30 days after the occurrence of a Default or Event of Default a written notice of any events of which it is aware which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take with respect thereto.

The Trustee shall not be deemed to have knowledge of any Default except any Default under clauses (1) or (2) of Section 6.01(a)) or any other Default of which a Responsible Officer shall have received written notification in accordance with Section 12.01 or obtained actual knowledge.

If a Default occurs for a failure to deliver a required certificate in connection with another default (such other default, an “Initial Default”) then at the time such Initial Default is cured, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.10 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 4.15                             [Reserved].

Section 4.16                             [Reserved].

Section 4.17                             [Reserved].

Section 4.18                             [Reserved].

Section 4.19                             Payments for Consents.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms of the provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of Notes that consent, waive or agree to amend in the time-frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided, however, that if any consent, waiver or amendment will only affect the 2021 May Notes, 2021 September Notes, 2025 Notes or 2028 Notes such consideration shall only be required to be offered to be paid and be paid to all Holders of the relevant series of Notes that consent, waive or agree to amend in the time-frame set forth in the solicitation documents relating to such consent, waiver or amendment.  Notwithstanding the foregoing, the Issuer and the Restricted Subsidiaries shall be permitted, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture, to exclude holders of Notes in any jurisdiction where (i) the solicitation of such consent, waiver or amendment, including in connection with an exchange offer or an offer to purchase for cash, or (ii) the payment of the consideration therefor would require the Issuer or any Restricted Subsidiary to file a registration statement, prospectus or similar document under any applicable securities laws (including, but not limited to, the United States federal securities laws and the laws of the European Union), which the Issuer in its sole discretion determine (acting in good faith) (A) would be materially burdensome (it being understood that it would not be materially burdensome to file the consent document(s) used in other jurisdictions, any substantially similar documents or any summary thereof with the securities or financial services authorities in such jurisdiction) or (B) such solicitation would otherwise not be permitted under applicable law in such jurisdiction.

Section 4.20                             Lines of Business.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Similar Business, except to such extent as would not be material to the Issuer and the Restricted Subsidiaries, taken as a whole.

Section 4.21                             [Reserved].

Section 4.22                             [Reserved].

Section 4.23                             [Reserved].

Section 4.24                             [Reserved].

Section 4.25                             [Reserved].

Section 4.26                             [Reserved].

Section 4.27                             Limited Condition Transaction

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Indenture which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Issuer, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreements or irrevocable notice, as applicable, for such Limited Condition Transaction are entered into or has been delivered, as applicable.  For the avoidance of doubt, if the Issuer has exercised its option under the first sentence of this Section 4.27, and any Default or Event of Default occurs following the date the definitive agreements or irrevocable notice, as applicable, for the applicable Limited Condition Transaction were entered into  or has been delivered, as applicable, and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

In connection with any action being taken in connection with a Limited Condition Transaction for purposes of:

(1)                                 determining compliance with any provision of this Indenture which requires the calculation of the Consolidated Net Senior Secured Leverage Ratio, Consolidated Net Leverage Ratio or Priority Indebtedness Ratio; or

(2)                                 testing baskets set forth in this Indenture (including baskets measured as a percentage of L2QA Pro Forma EBITDA);

in each case, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements or irrevocable notice, as applicable, for such Limited Condition Transaction are entered into or has been delivered, as applicable (the “LCT Test Date”).  If, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent two consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of the Issuer are available, the Issuer could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

If the Issuer has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in L2QA Pro Forma EBITDA of the Issuer or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations.  If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the Incurrence of Indebtedness or Liens, or the making of Asset Dispositions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Issuer or the designation of an Unrestricted Subsidiary or the making of Investments or Restricted Payments on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement or irrevocable notice, as applicable, for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

ARTICLE 5
SUCCESSOR COMPANY

Section 5.01                             [Reserved].

Section 5.02                             [Reserved].

Section 5.03                             Merger and Consolidation

(a)                                 The Issuer will not consolidate with or merge with or into, or assign, convey, transfer, lease or otherwise dispose all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions to, any Person, unless:

(1)                                 the resulting, surviving or transferee Person (the “Successor Company”) (if not the Issuer) will be a Person organized and existing under the laws of any member state of the European Union, as of the Combination Date or the date on which such Person becomes the Successor Company, Switzerland, Canada or the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture;

(2)                                 immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                 immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable two consecutive fiscal quarter period, either (a) the Issuer or the Successor Company would have been able to Incur at least $1.00 of additional Indebtedness under pursuant to Section 4.04(a); or (b) the Consolidated Net Leverage Ratio would not be greater than it was immediately prior to giving effect to such transaction; and

(4)                                 the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company (in each case, in form and substance reasonably satisfactory to the Trustee); provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.

(b)                                 For purposes of this Section 5.03, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(c)                                  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under this Indenture or the Notes.

(d)                                 Notwithstanding clauses (2) and (3) (which do not apply to transactions referred to in this sentence) and (4) of Section 5.03(a) (which does not apply to transactions referred to in this sentence in which the Issuer is the Successor Company), (a) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer; (b) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary or the Issuer and (c) the Issuer and the Restricted Subsidiaries may effect any Permitted Reorganization.  Notwithstanding Section 5.03(a)(3) (which does not apply to the transactions referred to in this sentence), the Issuer may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Issuer, reincorporating the Issuer in another jurisdiction, or changing the legal form of the Issuer.

(e)                                  Section 5.03(a) through Section 5.03(d) (other than the requirements of Section 5.03(a)(2)) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary.

Section 5.04                             [Reserved].

Section 5.05                             [Reserved].

Section 5.06                             [Reserved].

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

(a)                                 Each of the following is an “Event of Default” under this Indenture:

(1)                                 default in any payment of interest on any Note issued under this Indenture when due and payable, continued for 30 days;

(2)                                 default in the payment of the principal amount of or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)                                 failure by the Issuer or any Restricted Subsidiary to comply for 60 days after notice by the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes with its other agreements under this Indenture; provided that in the case of a failure to comply with the Indenture provisions described under Section 4.05, such period of continuance of such default or breach shall be 90 days after notice described in this clause (3) is given;

(4)                                 [Reserved];

(5)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary (or the payment of which is Guaranteed by the Issuer or any Restricted Subsidiary) other than Indebtedness owed to the Issuer or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the Combination Date, which default:

(A)                               is caused by the failure to pay principal of such Indebtedness at the Stated Maturity thereof (after giving effect to any applicable grace periods provided in such Indebtedness) (“payment default”); or

(B)                               results in the acceleration of such Indebtedness prior to its maturity (the “cross-acceleration provision”),

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25 million or more;

(6)                                 certain events of bankruptcy, insolvency or court protection of the Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences proceedings to be adjudicated bankrupt or insolvent;

(B)                               consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(C)                               consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors; or

(E)                                generally is not paying its debts as they become due;

(7)                                 failure by the Issuer or a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25 million, exclusive of any amounts that a solvent insurance company has acknowledged liability for, which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final (the “judgment default provision”);

(8)                                 [Reserved]; and

(9)                                 [Reserved].

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body.

(b)                                 A Default under clauses (3), (5), (7) of Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes under this Indenture notify the Issuer of the Default and, with respect to clauses (3), (5) and (7) of Section 6.01(a) the Issuer does not cure such Default within the time specified in clauses (3), (5) and (7) of Section 6.01(a), as applicable, after receipt of such notice.

(c)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default (other than Default under clauses (1) or (2) of Section 6.01(a)) unless a written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(d)                                 If a Default occurs for a failure to deliver a required certificate in connection with another Default (such other Default, an “Initial Default”) then at the time such Initial Default is cured, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action.

(e)                                  Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.10 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02                             Acceleration.

If an Event of Default described in clause (6) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  If any other Event of Default (other than an Event of Default pursuant to Section 6.01(a)(6)) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may and, if directed by holders of at least 25% in aggregate principal amount of the then outstanding Notes, the Trustee shall, declare all the Notes to be due and payable immediately.  In the event of a declaration of acceleration of the Notes because an Event of Default under Section 6.01(a)(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(5) shall be remedied or cured, or waived by the holders of the relevant Indebtedness, or the relevant Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03                             Other Remedies.

Subject to Article 12 and to the duties of the Trustee as provided for in Article 7, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of a majority in the aggregate principal amount of the outstanding Notes under this Indenture may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to such Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.05                             Control by Majority.

The Holders of a majority in aggregate principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (on behalf of the Holders) or of exercising any trust or power conferred on the Trustee (on behalf of the Holders).  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  Subject to Article 7, if an Event of Default occurs and is continuing, prior to taking any action under this Indenture, the Trustee will be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06                             Limitation on Suits.

(a)                                 Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                 Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)                                 such Holders have offered the Trustee, and the Trustee has received, security and/or indemnity satisfactory to it against any loss, liability or expense;

(4)                                 the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

(5)                                 the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

(b)                                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07                             Rights of Holders to Receive Payment.

Subject to Section 9.02, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09                             Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents and take such actions as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agent and counsel and any other amounts due to the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee and the Agents under Section 7.07.

Section 6.10                             Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee and the Agents for amounts due under Section 7.02 and Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

Section 6.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as the Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including properly incurred attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee or a Paying Agent, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12                             Waiver of Stay or Extension Laws.

The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.14                             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.15                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 In the event an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has received written notification in accordance with the provisions of this Indenture, the Trustee will exercise such of the rights and powers vested in it under this Indenture and use the same degree of care that a prudent Person would use in the conduct of its own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein) and shall be entitled to seek advice from legal counsel in relation thereto.

(c)                                  The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(1)                                 this Section 7.01(c) does not limit the effect of Section 7.01(a);

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.02, Section 7.03 or Section 7.05;

(d)                                 The Trustee shall not be deemed to have notice or any actual knowledge of any matter (including, without limitation, Defaults or Events of Default (other than default under Section 6.01(a)(1) or 6.01(a)(2)), unless written notice thereof is received by the Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee in accordance with this Indenture and such notice clearly references the Notes, the Issuer or this Indenture.

(e)                                  Every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), Section 7.01(b), Section 7.01(c) and Section 7.01(f).

(f)                                   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it has grounds for believing that repayment of such funds is not assured to it or it does not receive an agreement in writing from the Holders for full indemnity and/or security satisfactory to it in its discretion against any loss, liability or expense which might be incurred by it in compliance with such request or direction nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws or this Indenture.  The Trustee will not be liable to the Holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(g)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(h)                                 Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(i)                                     The Trustee will (save as expressly otherwise provided herein) have absolute and uncontrolled discretion as to the exercise or non-exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise but, whenever the Trustee is under the provisions of this Indenture or the Notes bound to act at the request or direction of the Holders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.  Furthermore, the Trustee may also refrain from taking such action if such action would otherwise render it liable to any person in that jurisdiction, the State of New York or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction, in the State of New York or if it is determined by any court or other competent authority in that jurisdiction, in the State of New York that it does not have such power.

(b)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining to act based upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(c)                                  Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(d)                                 The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(e)                                  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(f)                                   The Trustee may retain professional advisers to assist it in performing its duties under this Indenture.  The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any Officer’s Certificate, Opinion of Counsel, or any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

(h)                                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee indemnity and/or other security satisfactory to the Trustee against any loss, liability or expense which may be incurred by it in compliance with such request, order or direction.

(i)                                     In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than the requisite majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its opinion, resolved, and absent willful misconduct or gross negligence, the Trustee shall not be liable for acting in good faith on instructions believed by them to be genuine and from the proper party.

(j)                                    [Reserved].

(k)                                 [Reserved].

(l)                                     The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer and/or its Restricted Subsidiaries in this Indenture and shall be entitled to assume that the Issuer and any Restricted Subsidiaries are in compliance with the terms of this Indenture.

(m)                             The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes, but may at its sole discretion, choose to do so.

(n)                                 [Reserved].

(o)                                 The Trustee and each Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(p)                                 The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(q)                                 [Reserved].

(r)                                    The permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(s)                                   Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profits of any kind) of the Issuer, any Restricted Subsidiary or any other person, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(t)                                    Except with respect to Section 4.01, and provided it or an affiliate of it is acting as the Paying Agent, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article 4.  The Trustee may assume without inquiry in the absence of written notice to the contrary that the Issuer is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(u)                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(v)                                 The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(w)                               The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Indenture, delegate to any person or persons all or any of the trusts, powers, authorities and discretions vested in it by this Indenture and any such delegation may be made upon such terms and conditions and subject to such regulations as the Trustee may think fit.  The Trustee shall not be under any obligation to supervise the activities of such delegates and shall not be responsible for the misconduct or negligence of such delegates, or for any costs, expenses, losses or liabilities of, or caused by, such delegates, provided that such delegation has been made with reasonable care.

(x)                                 No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(y)                                 The Trustee and the Paying Agent shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted.

(z)                                  The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee.  For the avoidance of doubt, any Paying Agent, Transfer Agent or Registrar may do the same with like rights.

Section 7.04                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity, effectiveness, correctness or adequacy of this Indenture, the offering materials related to this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.  The Trustee shall not be charged with knowledge of the identity of any Significant Subsidiary unless either (a) a Responsible Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 12.01 from the Issuer or any Holder.

Section 7.05                             Notice of Defaults.

If a Default occurs and is continuing and a Responsible Officer of the Trustee has received written notification thereof by the Issuer, the Trustee shall give notice of the Default to the Holders within 60 days after being notified by the Issuer.  Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06                             [Reserved].

Section 7.07                             Compensation and Indemnity.

The Issuer shall pay to the Trustee and the Agents from time to time such compensation as the Issuer and Trustee or the Agents, as applicable, may from time to time agree in writing for its acceptance of this Indenture and services hereunder and under the Notes.  The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust.

In the event of the occurrence of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee, the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

The Issuer shall reimburse the Trustee and the Agents promptly upon request for all properly incurred disbursements, advances and expenses incurred or made by it (as evidenced in an invoice from the Trustee or the Agents, as applicable), including costs of collection, in addition to the compensation for its services.  Such expenses shall include the properly incurred compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuer shall indemnify the Trustee, the Agents and their respective officers, directors, agents and employers against any and all loss, liability, taxes or expenses (including properly incurred attorneys’ fees) incurred by or in connection with the acceptance or administration of its duties under this Indenture and the Notes including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure to so notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder.  Except in cases where the interests of the Issuer and the Trustee may be adverse, the Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense.  In cases where the interests of the Issuer and the Trustee are adverse, (i) such indemnified party may, in its sole discretion, assume the defense of the claim against it and the Issuer pay the properly incurred fees and expenses of the indemnified party’s defense (as evidenced in an invoice from the Trustee) and (ii) such indemnified parties may have separate counsel of their choosing and the Issuer shall pay the properly incurred fees and expenses of such counsel (as evidenced in an invoice from the Trustee).  The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or fraud.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee and the Agents have a Lien senior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s payment obligations pursuant to this Section 7.07 and any lien arising thereunder shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee and the Agents.  Without prejudice to any other rights available to the Trustee and the Agents under applicable law, when the Trustee and the Agents incur expenses (including the fees and expenses of counsel) after the occurrence of a Default specified in Section 6.01(a)(6) with respect to the Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.07, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder and by each agent (including the Agents), any custodian and any other Person employed with due care to act as agent hereunder.

Section 7.08                             Replacement of Trustee.

(a)                                 The Trustee may resign at any time by so notifying the Issuer in writing.  The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee.  The Issuer shall be entitled to remove the Trustee and any Holder who has been a bona fide Holder for not less than six months may petition any court for removal of the Trustee and appointment of a successor Trustee, if:

(1)                                 the Trustee, in its capacity as such, has or acquires a conflict of interest that is not eliminated;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee otherwise becomes incapable of acting as Trustee hereunder.

(b)                                 If the Trustee resigns, is removed pursuant to Section 7.08(a) or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in this Section 7.08.  For the avoidance of doubt, any removal or resignation of the Trustee pursuant to this Section 7.08 shall not become effective until the acceptance of the appointment by the successor Trustee.

(d)                                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee, at the expense of the Issuer, or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor trustee, or (ii) the retiring Trustee may appoint a successor trustee at any time prior to the date on which a successor Trustee takes office; provided that such appointment is reasonably satisfactory to, and at the joint and several cost and expense of, the Issuer.

(e)                                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f)                                   For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Article 7, including its right to be indemnified, are extended to, and shall be enforceable by each Agent employed to act hereunder.

Section 7.09                             Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or its Authenticating Agent may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10                             [Reserved].

Section 7.11                             Certain Provisions.

Each Holder by accepting a Note authorizes and directs on his or her behalf the Trustee to enter into and to take such actions and to make such acknowledgements as are set forth in this Indenture or other documents entered into in connection therewith.

Section 7.12                             Resignation of Agents.

(a)                                 Any Agent may resign its appointment hereunder at any time without the need to give any reason and without being responsible for any costs associated therewith by giving notice to the Issuer and the Trustee (and in the case of resignation of the Paying Agent the Paying Agent giving 30 days’ written notice) (waivable by the Issuer and the Trustee), provided that in the case of resignation of the Paying Agent no such resignation shall take effect until a new Paying Agent shall have been appointed by the Issuer to exercise the powers and undertake the duties hereby conferred and imposed upon the Paying Agent.  Following receipt of a notice of resignation from any Agent, the Issuer shall promptly give notice thereof to the Holders in accordance with Section 12.01 Such notice shall expire at least 30 days before or after any due date for payment in respect of the Notes.

(b)                                 If any Agent gives notice of its resignation in accordance with this Section 7.12 and a replacement Agent is required and by the tenth day before the expiration of such notice such replacement has not been duly appointed, such Agent may itself appoint as its replacement any reputable and experienced financial institution or may petition a court of competent jurisdiction, with costs and expenses properly incurred by the Agent in relation to such petition to be paid by the Issuer.  Immediately following such appointment, the Issuer shall give notice of such appointment to the Trustee, the remaining Agents and the Holders whereupon the Issuer, the Trustee, the remaining Agents and the replacement Agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Indenture.

(c)                                  Upon its resignation becoming effective the Paying Agent shall forthwith transfer all moneys held by it hereunder, if any, to the successor Paying Agent or, if none, the Trustee or to the Trustee’s order, but shall have no other duties or responsibilities hereunder, and shall be entitled to the payment by the Issuer of its remuneration for the services previously rendered hereunder and to the reimbursement of all reasonable expenses (including legal fees) incurred in connection therewith.

ARTICLE 8
DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01                             Discharge of Liability on Notes; Defeasance.

(a)                                 This Indenture, and the rights of the Trustee and the Holders of the applicable series of Notes hereunder will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes of a series when (1) either (a) all the Notes of such series previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuer) have been delivered to the relevant Paying Agent for cancellation; or (b) all the Notes of such series not previously delivered to the relevant Paying Agent for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer; (2) the Issuer has deposited or caused to be deposited with the Trustee (or an entity designated or appointed as agent by it for this purpose), cash in U.S. dollars or U.S. dollar-denominated U.S. Government Obligations or a combination thereof, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes of such series not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuer has paid or caused to be paid all other sums payable under this Indenture with respect to the applicable series of Notes (and, in the case of a discharge of this Indenture, all series of Notes); (4) the Issuer has delivered irrevocable instructions under this Indenture to apply the deposited money toward payment of the Notes of such series at maturity or on the redemption date, as the case may be; and (5) the Issuer has delivered to the Trustee an Officer’s Certificate to the effect that all conditions precedent under this Section 8.01 relating to the satisfaction and discharge of this Indenture or the applicable series of Notes, as the case may be, have been complied with.

(b)                                 Subject to Section 8.01(c) and Section 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes of a series and this Indenture (“legal defeasance option”) and cure all then existing Defaults and Events of Default or (ii) its obligations under the covenants in Article 4 and Article 5 and the default provisions relating to such covenants in clauses (3) of Section 6.01(a), the operation of clauses (5), (6) with respect to the Issuer and Significant Subsidiaries and (7) of Section 6.01(a) (“covenant defeasance option”).  The Issuer at its option at any time may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  In the event that the Issuer terminates all of its obligations under a series of Notes and this Indenture by exercising its legal defeasance option, the obligations under any Guarantees (if any) shall each be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, the rights of the Trustee and the Holders under this Indenture in effect at such time will terminate (other than with respect to the defeasance trust).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

If the Issuer exercises its legal defeasance option with respect to a series of the Notes, payment of such Notes may not be accelerated because of an Event of Default with respect to such Notes.  If the Issuer exercises its covenant defeasance option with respect to a series of Notes, payment of such Notes may not be accelerated because of an Event of Default specified in clause (3) (other than with respect to clauses (1) and (2) of Section 5.03(a)), (5), (6) or (7) of Section 6.01(a).

(c)                                  Notwithstanding Section 8.01(a) and Section 8.01(b), the Issuer’s obligations in Sections 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 2.09, Section 2.10, Section 2.11, Article 7 and this Article 8, as applicable, and the rights of Holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.01(a) and Section 8.02(a), shall survive until the Notes have been paid in full.  Thereafter, the Issuer’s obligations in Section 7.07, Section 8.05 and Section 8.06, as applicable, shall survive.

Section 8.02                             Conditions to Defeasance.

(a)                                 The Issuer may exercise its legal defeasance option or its covenant defeasance option with respect to a series of Notes only if the Issuer has irrevocably deposited in trust (the “defeasance trust”) with the Trustee (or an entity designated or appointed as agent by it for this purpose) cash in U.S. dollars or U.S. dollar-denominated U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on such Notes to redemption or maturity, as the case may be, and has delivered to the Trustee:

(1)                                 an Opinion of Counsel (subject to customary exceptions and exclusions) from United States counsel to the effect that Holders of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel from United States counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law);

(2)                                 an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer;

(3)                                 an Officer’s Certificate stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with; and

(4)                                 an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended.

(b)                                 Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

Section 8.03                             Application of Trust Money.

The Trustee (or an entity appointed or designated (as agent) by it for this purpose) shall hold in trust money, U.S. Government Obligations for the payment of principal, premium, if any, and interest deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.04                             Repayment to Issuer.

The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any money, U.S. Government Obligations held by it as provided in this Article 8 which, in the written opinion of an internationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such moneys.

Section 8.05                             Indemnity for Government Obligations.

The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any money, U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Issuer has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENTS AND WAIVERS

Section 9.01                             Without Consent of Holders.

(a)                                 Without the consent of any Holder, the Issuer, the Trustee and the other parties thereto, as applicable, may amend or supplement any Notes Documents to:

(1)                                 cure any ambiguity, omission, defect, error or inconsistency;

(2)                                 provide for the assumption by a successor Person of the obligations of the Issuer under any Notes Document;

(3)                                 add to the covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Restricted Subsidiary;

(4)                                 make any change that would provide additional rights or benefits to the Trustee or the Holders or does not adversely affect the rights or benefits to the Trustee or any of the Holders in any material respect under the Notes Documents;

(5)                                 make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Additional Notes Incurred in accordance with the terms of this Indenture;

(6)                                 to add Guarantees with respect to the Notes (including any provisions relating to the release or limitations of such Additional Guarantees), to add security to or for the benefit of the Notes, or to effectuate or confirm and evidence the release, termination, discharge or retaking of any such note guarantee or Lien or any amendment in respect thereof with respect to the Notes when such release, termination, discharge or retaking or amendment is provided for under this Indenture;

(7)                                 conform the text of this Indenture or the Notes to any provision of the section of the Offering Memorandum entitled “Description of the New CSC Senior Notes” to the extent that such provision in the section of the Offering Memorandum entitled “Description of the New CSC Senior Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes; or

(8)                                 evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Notes Document.

(b)                                 In formulating its decision on the matters described in Section 9.01(a), the Trustee shall be entitled to require and rely absolutely on such evidence as it deems necessary, including Officer’s Certificates and Opinions of Counsel.

Section 9.02                             With Consent of Holders.

(a)                                 The Issuer may amend, supplement or otherwise modify the Notes Documents with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, unless otherwise provided for in this Indenture, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that if any amendment, supplement or waiver will only affect the, 2021 May Notes, 2021 September Notes, 2025 Notes or 2028 Notes, only the consent of Holders of a majority in principal amount of the then outstanding 2021 May Notes, 2021 September Notes, 2025 Notes or 2028 Notes (and not the consent of Holders of a majority in principal amount of all Notes then outstanding), as the case may be, shall be required.  However, without the consent of each Holder of Notes affected (provided, however, that if any amendment, supplement or waiver will only affect the 2021 May Notes, 2021 September Notes, 2025 Notes or 2028 Notes only the consent of each Holder of the outstanding 2021 May Notes, 2021

September Notes, 2025 Notes or 2028 Notes (and not the consent of each Holder of Notes then outstanding), as the case may be, shall be required) (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an amendment, supplement or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1)                                 reduce the principal amount of such Notes whose Holders must consent to an amendment, waiver, supplement or modification;

(2)                                 reduce the stated rate of or extend the stated time for payment of interest on any such Note (other than, for the avoidance of doubt, any payment pursuant to a Change of Control Offer or pursuant to Section 4.08);

(3)                                 reduce the principal of, or extend the Stated Maturity of, any such Note;

(4)                                 reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case under Section 3.07 (other than, for the avoidance of doubt, any payment pursuant to a Change of Control Offer or pursuant to Section 4.08);

(5)                                 make any such Note payable in money other than that stated in such Note (except to the extent the currency stated in such Notes has been succeeded or replaced pursuant to applicable law);

(6)                                 impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes (it being understood that this clause (6) will not apply to Section 4.03 or Section 4.08 except to the extent payments thereunder are at such time due and payable);

(7)                                 [Reserved];

(8)                                 waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest on such Notes (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration); or

(9)                                 make any change in the amendment or waiver provisions which require the Holders’ consent described in this Section 9.02(a).

(b)                                 In formulating its decision on the matters described in Section 9.02(a), the Trustee shall be entitled to require and rely absolutely on such evidence as it deems necessary, including Officer’s Certificates and Opinions of Counsel.

(c)                                  The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.  A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(d)                                 After an amendment under this Section 9.02 becomes effective, in the case of Holders of Definitive Notes, the Issuer shall mail to the Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

(e)                                  The Notes issued on the Combination Date, and any Additional Notes, will be treated as a single class for all purposes under this Indenture, including with respect to waivers and amendments, except as otherwise stated in this Section 9.02.

Section 9.03                             Revocation and Effect of Consents and Waivers.

(a)                                 A written consent to an amendment or a waiver by a Holder shall bind the Holder and every subsequent Holder of that Note or portion of the Notes that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b)                                 The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their written consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.04                             Notation on or Exchange of Notes.

If an amendment, modification or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee or an Authenticating Agent shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

Section 9.05                             Trustee to Sign Amendments.

The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not impose any personal obligations on the Trustee or adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture.  If it does, the Trustee may, but need not, sign it.  In signing such amendment the Trustee shall be entitled to receive an indemnity and/or security satisfactory to it and to receive, and (subject to Section 7.01 and Section 7.02(o)) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment complies with this Indenture and that such amendment has been duly authorized, executed and delivered and is the legally valid and binding obligation of the Issuer (if any) enforceable against it in accordance with its terms, subject to customary exceptions.

Notwithstanding the foregoing and Section 12.02(b), no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantee of the Notes under this

Indenture; provided that the execution thereof shall be deemed a representation by such guarantor(s) that (i) all conditions precedent and covenants, if any, relating to the execution of such supplemental indenture have been satisfied, (ii) that such executed supplemental indenture is substantially in the form attached as Exhibit D hereto (subject to the inclusion of any additional limitations under applicable laws on the obligations of such guarantor under its Guarantee of the Notes) and (iii) such supplemental indenture is enforceable in accordance with its terms subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (B) general principles of equity.

For the avoidance of doubt, an Officer’s Certificate (which the Trustee will be fully protected in relying upon and upon which the Trustee shall be entitled to rely without further enquiry or investigation) will be required for the Trustee to execute any amendment or supplement adding a new Guarantee of the Notes under this Indenture.

ARTICLE 10
[RESERVED]

ARTICLE 11
[RESERVED]

ARTICLE 12
MISCELLANEOUS

Section 12.01                      Notices.  Any notice or communication shall be in writing in English and delivered in person or mailed by first-class mail or facsimile addressed as follows:

if to the Issuer:

CSC Holdings, LLC
1 Court Square West
Long Island City, NY, 11101
United States of America
Facsimile: +1 (516) 803-2577

if to the Trustee, Paying Agent, Registrar and Transfer Agent:

Deutsche Bank Trust Company Americas
Trust & Agency Services
60 Wall Street, 16th Floor
Mail Stop: NYC60-1630
New York, New York 10005
United States of America
Attention of: Corporates Team Deal Manager — CSC Holdings, LLC
Facsimile: +1 (732) 578-4635

with a copy to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Agency Services
100 Plaza One, 8th Floor

Mailstop: JCY03-0801
Jersey City, New Jersey 07311
United States of America
Attention of: Corporates Team Deal Manager — CSC Holdings, LLC
Facsimile: +1 (732) 578-4635

Each of the Issuer or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices to Holders of the Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of such Notes, if any, maintained by the Registrar.  In addition, if any Notes are listed on an exchange, and the rules of the exchange so require, the Issuer will publish or post such notices in accordance with the rules of such exchange.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed.  Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Holder if so mailed within the time prescribed.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

For Notes which are represented by global certificates held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution for the aforesaid mailing.

Section 12.02                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(a)                                 an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and any other matters that the Trustee may reasonably request; and

(b)                                 if requested by the Trustee, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with and any other matters that the Trustee may reasonably request.

Section 12.03                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.14) shall include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)                                 a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 12.04                      When Notes Disregarded.

(a)                                 Except as otherwise provided under Section 3.07 and 4.03, in determining whether the Holders of the required principal amount of the Notes or a series of Notes, as applicable, have concurred in any direction, waiver or consent, any such Notes or series of Notes, as applicable, owned by the Issuer or by any Person directly or indirectly controlling, or controlled by, or under direct or indirect common control with the Issuer will be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.  Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 12.05                      Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.06                      Legal Holidays.

If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.  If a regular record date is not a Business Day, the record date shall not be affected.

Section 12.07                      Governing Law and Waiver of Trial by Jury.

This Indenture, the Notes and the note guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.  Each of the Issuer, the Holders and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the Notes.

Section 12.08                      Consent to Jurisdiction and Service.

The Issuer irrevocably (i) agrees that any legal suit, action or proceeding against the Issuer arising out of or based upon this Indenture, the Notes or any note guarantee or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York court and (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

Section 12.09                      No Recourse Against Others.

No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Notes Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.10                      Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11                      Multiple Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

Section 12.12                      Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.13                      Prescription.

Claims against the Issuer for the payment of principal, or premium, if any, on the Notes of any series will be prescribed ten years after the applicable due date for payment thereof.  Claims against the Issuer for the payment of interest on Notes of any series will be prescribed five years after the applicable due date for payment of interest.

Section 12.14                      Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and/or the Agents.  Accordingly, each of the parties agree to provide to the Trustee and the Agents upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and the Agents to comply with Applicable Law.

Section 12.15                      Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

(Signature pages follow)

SIGNATURES

Dated as of , 2018

CSC Holdings, LLC, as the Issuer

By:
Name: Jérémic Bonnin
Title: President

(Signature Page to Senior Notes Indenture)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Paying Agent, Transfer Agent and Registrar

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

(Signature Page to Senior Notes Indenture)

Exhibit A-1

[Form of Face of 5.125 % Senior Notes due 2021 (May 2021 Notes)]

[REGULATION S PERMANENT/RULE 144A/REGULATION S TEMPORARY] GLOBAL NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

A-1-1

ISIN               (1)

CUSIP               (2)

5.125% 2021 Senior Notes due 2021 (May 2021 Notes)

No.	$

CSC Holdings, LLC

CSC Holdings, LLC, a Delaware Corporation, promises to pay to [•], or its registered assigns, the principal sum of $[          ] dollars, subject to adjustments listed on the Schedule of Increases or Decreases in the Global Note attached hereto, on [ ].

Interest Payment Dates: June 15 and December 15 of each year, commencing [          ].

Record Dates: June 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Note.

(Signature page to follow)

(1)  144A: [ ]; Reg S: []

(2)  144A: [ ]; Reg S: [ ]

A-1-2

IN WITNESS WHEREOF, CSC Holdings, LLC has caused this Note to be signed manually or by facsimile by its duly authorized officers.

CSC Holdings, LLC

Dated:

By:
Name:
Title:

This is one of the Notes referred
to in the Indenture.

A-1-3

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in a personal capacity, but in its capacity as the Authenticating Agent

By:
(Authorized Signatory)

A-1-4

[Form of Back of Note]

5.125% Senior Notes due 2021 (May 2021 Notes)

1.                                      Interest

CSC Holdings, LLC, a limited liability company incorporated under the laws of Delaware (the “Issuer”), promises to pay interest on the principal amount of this 2021 May Note at the rate of 5.125%% per annum.  The Issuer shall pay interest semi-annually on June 15 and December 15 of each year, commencing [ ] until maturity. The Issuer will make each interest payment to Holders of record of the 2021 May Notes on the June 1 and December 1 immediately preceding the related interest payment date. Interest on the 2021 May Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [ ](1) until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve months of 30 days each.

2.                                      Method of Payment

Holders must surrender 2021 May Notes to the Paying Agent to collect principal payments.  The Issuer shall pay principal, premium, if any, and interest in dollars.  Principal, interest and premium, if any, on the Global Notes will be payable at the specified office or agency of one or more Paying Agents; provided that payments on the Regulation S Global Notes and the Rule 144A Global Notes will be made to Cede & Co. as the registered holder of the Regulation S Global Notes and the Rule 144A Global Notes by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

Principal, interest and premium, if any, on the Definitive Registered Notes will be payable at the specified office or agency of one or more Paying Agents maintained for such purposes in New York, New York.  In addition, at the option of the Issuer, interest on the Definitive Registered Notes may be paid by check mailed to the Person entitled thereto as shown on the register for the Definitive Registered Notes.

If the due date for any payment in respect of any 2021 May Notes is not a Business Day, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day, and will not be entitled to any further interest or other payment as a result of any such delay.

3.                                      Paying Agent, Transfer Agent and Registrar

Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Transfer Agent and Registrar.  The Issuer may appoint and change any Registrar, Transfer Agent and Paying Agent.  The Issuer or any of its Subsidiaries may act as Registrar, Transfer Agent and Paying Agent.

4.                                      Indenture

The Issuer issued the 2021 May Notes under the Indenture dated as of [ ], 2018 (the “Indenture”), among the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), Paying Agent, Transfer Agent, and Registrar.  The terms of the 2021 May Notes include those stated in the Indenture.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The 2021 May Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms and provisions.  In the event of a conflict between the Indenture and the terms of the 2021 May Notes, the terms of the Indenture govern.

(1)  For the first issuance, insert: June 15, 2018, or if interest has already been paid on the 2021 Cequel May Notes as of a later date, from the date it was mostly recently paid

A-1-5

The 2021 May Notes are general, senior obligations of the Issuer.  This 2021 May Note is one of the 2021 May Notes referred to in the Indenture.  The 2021 May Notes and, if issued, any 2021 May Additional Notes are treated as a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase, except as otherwise provided for therein.

5.                                      Optional Redemption

(a)                                 The Issuer may redeem all or, from time to time, part of the 2021 May Notes upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest, to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 15, of the years indicated below:

Year	Redemption Price

2018	101.281%
2019 and thereafter	100.000%

(b)                                 Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the relevant series of 2021 May Notes or the portion thereof called for redemption on the applicable redemption date.

(c)                                  Any redemption notice given in respect of the redemption of any series of the 2021 May Notes (including upon an Equity Offering or in connection with a transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion or occurrence of the related transaction, as the case may be.

(d)                                 Any redemption pursuant to this paragraph 5 shall be made pursuant to Sections 3.01 through 3.06 of the Indenture.

(e)                                  If a series of 2021 May Notes is listed on an exchange, and the rules of the exchange so require, the Issuer will notify the exchange of any such redemption and the principal amount of such 2021 May Notes outstanding following any partial redemption of such series of 2021 May Notes.  In no event will the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of 2021 May Notes eligible under the Indenture to be redeemed.

(f)                                   In connection with any tender offer or other offer to purchase for all of the 2021 May  Notes of a series, if Holders of not less than 90% of the aggregate principal amount of the then outstanding 2021 May Notes of such series validly tender and do not validly withdraw such 2021 May Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the 2021 May Notes of such series validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ notice following such purchase date, to redeem all 2021 May Notes of such series that remain outstanding following such purchase at a price equal to the price paid to each other

A-1-6

Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the repurchase date.

6.                                      [Reserved].

7.                                      Mandatory Redemption

The Issuer shall not be required to make mandatory redemption payments or sinking fund payments with respect to the 2021 May Notes.

(a)                                 [Reserved]

8.                                      Notice of Redemption

Not less than 10 days but not more than 60 days before a date for redemption of 2021 May Notes, the Issuer shall transmit a notice of redemption in accordance with Section 3.03 of the Indenture.

9.                                      [Reserved].

10.                               Repurchase of 2021 May Notes at the Option of Holders

(a)                                 If a Change of Control occurs, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s 2021 May Notes at a purchase price in cash equal to 101% of the principal amount of the 2021 May Notes, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

(b)                                 In accordance with Section 4.08 of the Indenture, the Issuer will be required to, or may be permitted to, offer to purchase 2021 May Notes upon the occurrence of certain events, including certain Asset Dispositions.

(c)                                  If Holders of not less than 90% in aggregate principal amount of the outstanding 2021 May Notes of a series validly tender and do not validly withdraw such 2021 May Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the 2021 May Notes of such series validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described in Section 4.03(b) of the Indenture, to redeem all 2021 May Notes of such series that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of the delivery of the notice for such redemption.  In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding 2021 May Notes have validly tendered and not validly withdrawn 2021 May Notes in a Change of Control Offer, 2021 May Notes owned by any Affiliate of the Issuer or funds controlled or managed by any Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purpose of such Change of Control Offer.

A-1-7

11.                               Denominations; Transfer; Exchange

The 2021 May Notes are in registered form without interest coupons in minimum denominations of $200,000 and multiples of $1,000 in excess thereof.  A Holder may transfer or exchange 2021 May Notes in accordance with the Indenture.

12.                               Persons Deemed Owners

The registered Holder of this 2021 May Note will be treated as the owner of it for all purposes.

13.                               Prescription

Claims against the Issuer for the payment of principal, or premium, if any, on 2021 May Notes of any series will be prescribed ten years after the applicable due date for payment thereof.  Claims against the Issuer for the payment of interest on 2021 May Notes of any series will be prescribed five years after the applicable due date for payment of interest.

14.                               Discharge and Defeasance

The Indenture and the 2021 May Notes of a series may be discharged, and the Issuer may exercise its legal defeasance option or covenant defeasance option, as set forth in the Indenture.

15.                               Amendment, Waiver

The Indenture and the 2021 May Notes may be amended as set forth in the Indenture.

16.                               Defaults and Remedies

The Events of Default relating to the 2021 May Notes are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

17.                               Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2021 May Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

18.                               No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuer or any of its respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the 2021 May Notes Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a 2021 May Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 2021 May Notes.

19.                               Authentication

This 2021 May Note shall not be valid until an authorized signatory of the Trustee or the Authenticating Agent manually signs the certificate of authentication on the other side of this 2021 May Note.  The signature shall be conclusive evidence that the security has been authenticated under the Indenture.

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20.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.                               Governing Law

THIS 2021 MAY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

22.                               Common Codes, ISIN and CUSIP Numbers

The Issuer in issuing the 2021 May Notes may use Common Codes, ISIN and CUSIP numbers (if then generally in use) and, if so, the Issuer shall use Common Codes, ISIN and CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the 2021 May Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the 2021 May Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Issuer will furnish to any Holder of 2021 May Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this 2021 May Note.

A-1-9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-10

[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED 2021 MAY NOTES]

This certificate relates to $                         principal amount of 2021 May Notes held in (check applicable box) ☐ book-entry or ☐ definitive registered form by the undersigned.

The undersigned (check one box below):

☐                                                                                    has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by DTC, a Definitive Registered Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐                                                                                    has requested the Trustee by written order to exchange or register the transfer of a 2021 May Note.

In connection with any transfer of any of the 2021 May Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act, the undersigned confirms that such 2021 May Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)           ☐            to the Issuer;

(2)           ☐            pursuant to a registration statement that has been declared effective under the U.S. Securities Act of 1933, as amended;

(3)           ☐            for so long as the 2021 May Notes are eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended, to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A;

(4)           ☐            pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended; or

(5)           ☐            pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2021 May Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5) is checked, the Issuer and the Trustee may require, prior to registering any such transfer of the 2021 May Notes, such legal opinions, certifications and other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933, as amended.

Date:

A-1-11

Your Signature:

Sign exactly as your name appears on the other side of this certificate.

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this 2021 May Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature:
(to be executed by an executive officer of purchaser)

A-1-12

Exhibit A-2

[Form of Face of 5.125 % Senior Notes due 2021 (September 2021 Notes)]

[REGULATION S PERMANENT/RULE 144A/REGULATION S TEMPORARY] GLOBAL NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

A-2-1

ISIN               (1)

CUSIP               (2)

5.125 % Senior Notes due 2021 (September 2021 Notes)

No.	$

CSC Holdings, LLC

CSC Holdings, LLC, a Delaware Corporation, promises to pay to [•], or its registered assigns, the principal sum of $[          ] dollars, subject to adjustments listed on the Schedule of Increases or Decreases in the Global Note attached hereto, on [ ].

Interest Payment Dates: June 15 and December 15 of each year, commencing [          ].

Record Dates: June 1 and December 1.

Additional provisions of this September 2021 Note are set forth on the other side of this September 2021 Note.

(Signature page to follow)

(1)  144A: [ ]; Reg S: []

(2)  144A: [ ]; Reg S: [ ]

A-2-2

IN WITNESS WHEREOF, CSC Holdings, LLC has caused this September 2021 Note to be signed manually or by facsimile by its duly authorized officers.

CSC Holdings, LLC

Dated:

By:
Name:
Title:

This is one of the September 2021 Notes referred
to in the Indenture.

A-2-3

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in a personal capacity, but in its capacity as the Authenticating Agent

By:
(Authorized Signatory)

A-2-4

Exhibit A-2

[Form of Back of Note]

5.125% Senior Notes due 2021 (September 2021 Notes)

1.                                      Interest

CSC Holdings, LLC, a limited liability company incorporated under the laws of Delaware (the “Issuer”), promises to pay interest on the principal amount of this 2021 September Note at the rate of 5.125%% per annum.  The Issuer shall pay interest semi-annually on June 15 and December 15 of each year, commencing [ ] until maturity. The Issuer will make each interest payment to Holders of record of the 2021 September Notes on the June 1 and December 1 immediately preceding the related interest payment date. Interest on the 2021 September Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [ ](1) until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve months of 30 days each.

2.                                      Method of Payment

Holders must surrender 2021 September Notes to the Paying Agent to collect principal payments.  The Issuer shall pay principal, premium, if any, and interest in dollars.  Principal, interest and premium, if any, on the Global Notes will be payable at the specified office or agency of one or more Paying Agents; provided that payments on the Regulation S Global Notes and the Rule 144A Global Notes will be made to Cede & Co. as the registered holder of the Regulation S Global Notes and the Rule 144A Global Notes by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

Principal, interest and premium, if any, on the Definitive Registered Notes will be payable at the specified office or agency of one or more Paying Agents maintained for such purposes in New York, New York.  In addition, at the option of the Issuer, interest on the Definitive Registered Notes may be paid by check mailed to the Person entitled thereto as shown on the register for the Definitive Registered Notes.

If the due date for any payment in respect of any 2021 September Notes is not a Business Day, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day, and will not be entitled to any further interest or other payment as a result of any such delay.

3.                                      Paying Agent, Transfer Agent and Registrar

Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Transfer Agent and Registrar.  The Issuer may appoint and change any Registrar, Transfer Agent and Paying Agent.  The Issuer or any of its Subsidiaries may act as Registrar, Transfer Agent and Paying Agent.

4.                                      Indenture

The Issuer issued the 2021 September Notes under the Indenture dated as of [ ], 2018 (the “Indenture”), among the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), Paying Agent, Transfer Agent, and Registrar.  The terms of the 2021 September Notes include those stated in the Indenture.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The 2021 September Notes are subject to all terms and provisions of the Indenture, and

(1)  For the first issuance, insert: June 15, 2018, or if interest has already been paid on the 2021 Cequel September Notes as of a later date, from the date it was mostly recently paid

A-2-5

Holders are referred to the Indenture for a statement of such terms and provisions.  In the event of a conflict between the Indenture and the terms of the 2021 September Notes, the terms of the Indenture govern.

The 2021 September Notes are general, senior obligations of the Issuer.  This 2021 September Note is one of the 2021 September Notes referred to in the Indenture.  The 2021 September Notes and, if issued, any 2021 September Additional Notes are treated as a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase, except as otherwise provided for therein.

5.                                      Optional Redemption

(a)                                 The Issuer may redeem all or, from time to time, part of the 2021 September Notes upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest, to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 15, of the years indicated below:

Year	Redemption Price

2018	101.281%
2019 and thereafter	100.000%

(b)                                 Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the relevant series of 2021 September Notes or the portion thereof called for redemption on the applicable redemption date.

(c)                                  Any redemption notice given in respect of the redemption of any series of the 2021 September Notes (including upon an Equity Offering or in connection with a transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion or occurrence of the related transaction, as the case may be.

(d)                                 Any redemption pursuant to this paragraph 5 shall be made pursuant to Sections 3.01 through 3.06 of the Indenture.

(e)                                  If a series of 2021 September Notes is listed on an exchange, and the rules of the exchange so require, the Issuer will notify the exchange of any such redemption and the principal amount of such 2021 September Notes outstanding following any partial redemption of such series of 2021 September Notes.  In no event will the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of 2021 September Notes eligible under the Indenture to be redeemed.

(f)                                   In connection with any tender offer or other offer to purchase for all of the 2021 September Notes of a series, if Holders of not less than 90% of the aggregate principal amount of the then outstanding 2021 September Notes of such series validly tender and do not validly withdraw such 2021 September Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the 2021 September Notes of such series validly tendered and not validly withdrawn

A-2-6

by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ notice following such purchase date, to redeem all 2021 September Notes of such series that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the repurchase date.

6.                                      [Reserved].

7.                                      Mandatory Redemption

The Issuer shall not be required to make mandatory redemption payments or sinking fund payments with respect to the 2021 September Notes.

(a)                                 [Reserved]

8.                                      Notice of Redemption

Not less than 10 days but not more than 60 days before a date for redemption of 2021 September Notes, the Issuer shall transmit a notice of redemption in accordance with Section 3.03 of the Indenture.

9.                                      [Reserved].

10.                               Repurchase of 2021 September Notes at the Option of Holders

(a)                                 If a Change of Control occurs, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s 2021 September Notes at a purchase price in cash equal to 101% of the principal amount of the 2021 September Notes, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

(b)                                 In accordance with Section 4.08 of the Indenture, the Issuer will be required to, or may be permitted to, offer to purchase 2021 September Notes upon the occurrence of certain events, including certain Asset Dispositions.

(c)                                  If Holders of not less than 90% in aggregate principal amount of the outstanding 2021 September Notes of a series validly tender and do not validly withdraw such 2021 September Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the 2021 September Notes of such series validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described in Section 4.03(b) of the Indenture, to redeem all 2021 September Notes of such series that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of the delivery of the notice for such redemption. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding 2021 September Notes have validly tendered and not validly withdrawn 2021 September Notes in a Change of Control Offer, 2021 September Notes owned by any Affiliate of the Issuer or funds controlled or managed by any Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purpose of such Change of Control Offer.

A-2-7

11.                               Denominations; Transfer; Exchange

The 2021 September Notes are in registered form without interest coupons in minimum denominations of $200,000 and multiples of $1,000 in excess thereof.  A Holder may transfer or exchange 2021 September Notes in accordance with the Indenture.

12.                               Persons Deemed Owners

The registered Holder of this 2021 September Note will be treated as the owner of it for all purposes.

13.                               Prescription

Claims against the Issuer for the payment of principal, or premium, if any, on 2021 September Notes of any series will be prescribed ten years after the applicable due date for payment thereof.  Claims against the Issuer for the payment of interest on 2021 September Notes of any series will be prescribed five years after the applicable due date for payment of interest.

14.                               Discharge and Defeasance

The Indenture and the 2021 September Notes of a series may be discharged, and the Issuer may exercise its legal defeasance option or covenant defeasance option, as set forth in the Indenture.

15.                               Amendment, Waiver

The Indenture and the 2021 September Notes may be amended as set forth in the Indenture.

16.                               Defaults and Remedies

The Events of Default relating to the 2021 September Notes are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

17.                               Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2021 September Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

18.                               No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuer or any of its respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the 2021 September Notes Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a 2021 September Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 2021 September Notes.

19.                               Authentication

This 2021 September Note shall not be valid until an authorized signatory of the Trustee or the Authenticating Agent manually signs the certificate of authentication on the other side of this 2021

A-2-8

September Note.  The signature shall be conclusive evidence that the security has been authenticated under the Indenture.

20.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.                               Governing Law

THIS 2021 SEPTEMBER NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

22.                               Common Codes, ISIN and CUSIP Numbers

The Issuer in issuing the 2021 September Notes may use Common Codes, ISIN and CUSIP numbers (if then generally in use) and, if so, the Issuer shall use Common Codes, ISIN and CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the 2021 September Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the 2021 September Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Issuer will furnish to any Holder of 2021 September Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this 2021 September Note.

A-2-9

ASSIGNMENT FORM

To assign this 2021 September Note, fill in the form below:

(I) or (we) assign and transfer this 2021 September Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this 2021 September Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2021 September Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-10

[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED 2021 SEPTEMBER NOTES]

This certificate relates to $                         principal amount of 2021 September Notes held in (check applicable box) ☐ book-entry or ☐ definitive registered form by the undersigned.

The undersigned (check one box below):

☐                                                                                    has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by DTC, a Definitive Registered Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐                                                                                    has requested the Trustee by written order to exchange or register the transfer of a 2021 September Note.

In connection with any transfer of any of the 2021 September Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act, the undersigned confirms that such 2021 September Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(6)                                 ☐                                    to the Issuer;

(7)                                 ☐                                    pursuant to a registration statement that has been declared effective under the U.S. Securities Act of 1933, as amended;

(8)                                 ☐                                    for so long as the 2021 September Notes are eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended, to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A;

(9)                                 ☐                                    pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended; or

(10)                          ☐                                    pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2021 September Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5) is checked, the Issuer and the Trustee may require, prior to registering any such transfer of the 2021 September Notes, such legal opinions, certifications and other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933, as amended.

Date:

A-2-11

Your Signature:

Sign exactly as your name appears on the other side of this certificate.

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this 2021 September Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature:
(to be executed by an executive officer of purchaser)

A-2-12

Exhibit A-3

[Form of Face of 7.750% 2025 Notes due 2025]

[REGULATION S PERMANENT/RULE 144A/REGULATION S TEMPORARY] GLOBAL NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

A-3-1

ISIN               (1)

CUSIP               (2)

7.750% 2025 Notes due 2025

No.	$

CSC Holdings, LLC

CSC Holdings, LLC, a Delaware Corporation, promises to pay to [•], or its registered assigns, the principal sum of $[          ] dollars, subject to adjustments listed on the Schedule of Increases or Decreases in the Global Note attached hereto, on [ ].

Interest Payment Dates: July 15 and January 15 of each year, commencing [          ].

Record Dates: July 1 and January 1.

Additional provisions of this 2025 Note are set forth on the other side of this 2025 Note.

(Signature page to follow)

(1)  144A: [ ]; Reg S: []

(2)  144A: [ ]; Reg S: [ ]

A-3-2

IN WITNESS WHEREOF, CSC Holdings, LLC has caused this 2025 Note to be signed manually or by facsimile by its duly authorized officers.

CSC Holdings, LLC

Dated:

By:
Name:
Title:

This is one of the 2025 Notes referred
to in the Indenture.

A-3-3

A-3

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in a personal capacity, but in its capacity as the Authenticating Agent

By:
(Authorized Signatory)

A-3-4

Exhibit A-4

[Form of Back of Note]

7.750% 2025 Notes due 2025

1.                                      Interest

CSC Holdings, LLC, a limited liability company incorporated under the laws of Delaware (the “Issuer”), promises to pay interest on the principal amount of this 2025 Note at the rate of 7.750 % per annum.  The Issuer shall pay interest semi-annually on July 15 and January 15 of each year, commencing [ ] until maturity. The Issuer will make each interest payment to Holders of record of the 2025 Notes on the July 1 and January 1 immediately preceding the related interest payment date. Interest on the 2025 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [ ](1) until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve months of 30 days each.

2.                                      Method of Payment

Holders must surrender 2025 Notes to the Paying Agent to collect principal payments.  The Issuer shall pay principal, premium, if any, and interest in dollars.  Principal, interest and premium, if any, on the Global Notes will be payable at the specified office or agency of one or more Paying Agents; provided that payments on the Regulation S Global Notes and the Rule 144A Global Notes will be made to Cede & Co. as the registered holder of the Regulation S Global Notes and the Rule 144A Global Notes by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

Principal, interest and premium, if any, on the Definitive Registered Notes will be payable at the specified office or agency of one or more Paying Agents maintained for such purposes in New York, New York.  In addition, at the option of the Issuer, interest on the Definitive Registered Notes may be paid by check mailed to the Person entitled thereto as shown on the register for the Definitive Registered Notes.

If the due date for any payment in respect of any 2025 Notes is not a Business Day, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day, and will not be entitled to any further interest or other payment as a result of any such delay.

3.                                      Paying Agent, Transfer Agent and Registrar

Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Transfer Agent and Registrar.  The Issuer may appoint and change any Registrar, Transfer Agent and Paying Agent.  The Issuer or any of its Subsidiaries may act as Registrar, Transfer Agent and Paying Agent.

4.                                      Indenture

The Issuer issued the 2025 Notes under the Indenture dated as of [ ], 2018 (the “Indenture”), among the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), Paying Agent, Transfer Agent, and Registrar.  The terms of the 2025 Notes include those stated in the Indenture.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The 2025 Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms and provisions.  In the event of a conflict between the Indenture and the terms of the Notes, the terms of the Indenture govern.

(1)  For the first issuance, insert: July 15, 2018, or if interest has already been paid on the 2025 Cequel Notes as of a later date, from the date it was mostly recently paid

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A-3

The 2025 Notes are general, senior obligations of the Issuer.  This 2025 Note is one of the 2025 Notes referred to in the Indenture.  The 2025 Notes and, if issued, any 2025 Additional Notes are treated as a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase, except as otherwise provided for therein.

5.                                      Optional Redemption

(a)                                 Except as described below, the 2025 Notes are not redeemable until July 15, 2020. On and after July 15, 2020, the Issuer may redeem all or, from time to time, part of the 2025 Notes upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest, to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15, of the years indicated below:

Year	Redemption Price

2020	103.875%
2021	102.583%
2022	101.929%
2023 and thereafter	100.000%

(b)                                 Prior to July 15, 2020, the Issuer may redeem all, or from time to time, a part of the 2025 Notes upon not less than 10 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)                                  Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the relevant series of 2025 Notes or the portion thereof called for redemption on the applicable redemption date.

(d)                                 Any redemption notice given in respect of the redemption of any series of the 2025 Notes (including upon an Equity Offering or in connection with a transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion or occurrence of the related transaction, as the case may be.

(e)                                  Any redemption pursuant to this paragraph 5 shall be made pursuant to Sections 3.01 through 3.06 of the Indenture.

(f)                                   If a series of 2025 Notes is listed on an exchange, and the rules of the exchange so require, the Issuer will notify the exchange of any such redemption and the principal amount of such 2025 Notes outstanding following any partial redemption of such series of 2025 Notes.  In no event will the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of 2025 Notes eligible under the Indenture to be redeemed.

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(g)                                  In connection with any tender offer or other offer to purchase for all of the 2025 Notes of a series, if Holders of not less than 90% of the aggregate principal amount of the then outstanding 2025 Notes of such series validly tender and do not validly withdraw such 2025 Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the 2025 Notes of such series validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ notice following such purchase date, to redeem all 2025 Notes of such series that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the repurchase date.

6.                                      [Reserved].

7.                                      Mandatory Redemption

The Issuer shall not be required to make mandatory redemption payments or sinking fund payments with respect to the 2025 Notes.

(a)                                 [Reserved]

8.                                      Notice of Redemption

Not less than 10 days but not more than 60 days before a date for redemption of 2025 Notes, the Issuer shall transmit a notice of redemption in accordance with Section 3.03 of the Indenture.

9.                                      [Reserved].

10.                               Repurchase of 2025 Notes at the Option of Holders

(a)                                 If a Change of Control occurs, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s 2025 Notes at a purchase price in cash equal to 101% of the principal amount of the 2025 Notes, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

(b)                                 In accordance with Section 4.08 of the Indenture, the Issuer will be required to, or may be permitted to, offer to purchase 2025 Notes upon the occurrence of certain events, including certain Asset Dispositions.

(c)                                  If Holders of not less than 90% in aggregate principal amount of the outstanding 2025 Notes of a series validly tender and do not validly withdraw such 2025 Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the 2025 Notes of such series validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described in Section 4.03(b) of the Indenture, to redeem all 2025 Notes of such series that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of the delivery of the notice for such redemption. In determining whether the Holders of at least 90% of the aggregate

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principal amount of the then outstanding 2025 Notes have validly tendered and not validly withdrawn 2025 Notes in a Change of Control Offer, 2025 Notes owned by any Affiliate of the Issuer or funds controlled or managed by any Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purpose of such Change of Control Offer.

11.                               Denominations; Transfer; Exchange

The 2025 Notes are in registered form without interest coupons in minimum denominations of $200,000 and multiples of $1,000 in excess thereof.  A Holder may transfer or exchange 2025  Notes in accordance with the Indenture.

12.                               Persons Deemed Owners

The registered Holder of this 2025 Note will be treated as the owner of it for all purposes.

13.                               Prescription

Claims against the Issuer for the payment of principal, or premium, if any, on 2025 Notes of any series will be prescribed ten years after the applicable due date for payment thereof.  Claims against the Issuer for the payment of interest on 2025 Notes of any series will be prescribed five years after the applicable due date for payment of interest.

14.                               Discharge and Defeasance

The Indenture and the 2025 Notes of a series may be discharged, and the Issuer may exercise its legal defeasance option or covenant defeasance option, as set forth in the Indenture.

15.                               Amendment, Waiver

The Indenture and the 2025 Notes may be amended as set forth in the Indenture.

16.                               Defaults and Remedies

The Events of Default relating to the 2025 Notes are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

17.                               Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2025 Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

18.                               No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuer or any of its respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the 2025 Notes Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a 2025 Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 2025 Notes.

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19.                               Authentication

This 2025 Note shall not be valid until an authorized signatory of the Trustee or the Authenticating Agent manually signs the certificate of authentication on the other side of this 2025 Note.  The signature shall be conclusive evidence that the security has been authenticated under the Indenture.

20.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.                               Governing Law

THIS 2025 NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

22.                               Common Codes, ISIN and CUSIP Numbers

The Issuer in issuing the 2025 Notes may use Common Codes, ISIN and CUSIP numbers (if then generally in use) and, if so, the Issuer shall use Common Codes, ISIN and CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the 2025  Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the 2025 Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Issuer will furnish to any Holder of 2025 Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM

To assign this 2025 Note, fill in the form below:

(I) or (we) assign and transfer this 2025 Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this 2025 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2025 Note)

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED 2025 NOTES]

This certificate relates to $                         principal amount of 2025 Notes held in (check applicable box) ☐ book-entry or ☐ definitive registered form by the undersigned.

The undersigned (check one box below):

☐                                                                                    has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by DTC, a Definitive Registered Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐                                                                                    has requested the Trustee by written order to exchange or register the transfer of a 2025 Note.

In connection with any transfer of any of the 2025  Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act, the undersigned confirms that such 2025 Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(11)         ☐            to the Issuer;

(12)         ☐            pursuant to a registration statement that has been declared effective under the U.S. Securities Act of 1933, as amended;

(13)         ☐            for so long as the 2025 Notes are eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended, to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A;

(14)         ☐            pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended; or

(15)         ☐            pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2025 Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5) is checked, the Issuer and the Trustee may require, prior to registering any such transfer of the 2025 Notes, such legal opinions, certifications and other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933, as amended.

Date:

A-3-11

Your Signature:

Sign exactly as your name appears on the other side of this certificate.

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this 2025 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature:
(to be executed by an executive officer of purchaser)

A-3-12

Exhibit A-4

[Form of Face of 7.500% 2028 Notes due 2028]

[REGULATION S PERMANENT/RULE 144A/REGULATION S TEMPORARY] GLOBAL NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

A-4-1

ISIN               (1)

CUSIP               (2)

7.500% 2028 Notes due 2028

No.	$

CSC Holdings, LLC

CSC Holdings, LLC, a Delaware Corporation, promises to pay to [•], or its registered assigns, the principal sum of $[          ] dollars, subject to adjustments listed on the Schedule of Increases or Decreases in the Global Note attached hereto, on [ ].

Interest Payment Dates: April 1 and October 1 of each year, commencing [          ].

Record Dates: March 15 and September 15.

Additional provisions of this 2028 Note are set forth on the other side of this 2028 Note.

(Signature page to follow)

(1) 144A: [ ]; Reg S: []

(2) 144A: [ ]; Reg S: [ ]

A-4-2

IN WITNESS WHEREOF, CSC Holdings, LLC has caused this 2028 Note to be signed manually or by facsimile by its duly authorized officers.

CSC Holdings, LLC

Dated:

By:
Name:
Title:

This is one of the 2028 Notes referred to in the Indenture.

A-4-3

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in a personal capacity, but in its capacity as the Authenticating Agent

By:
(Authorized Signatory)

A-4-4

[Form of Back of Note]

7.500% 2028 Notes due 2028

1.                                      Interest

CSC Holdings, LLC, a limited liability company incorporated under the laws of Delaware (the “Issuer”), promises to pay interest on the principal amount of this 2028 Note at the rate of 7.500 % per annum.  The Issuer shall pay interest semi-annually on April 1 and October 1 of each year, commencing [ ] until maturity. The Issuer will make each interest payment to Holders of record of the 2028 Notes on March 15 and September 15 immediately preceding the related interest payment date. Interest on the 2028 Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [ ](1) until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve months of 30 days each.

2.                                      Method of Payment

Holders must surrender 2028 Notes to the Paying Agent to collect principal payments.  The Issuer shall pay principal, premium, if any, and interest in dollars.  Principal, interest and premium, if any, on the Global Notes will be payable at the specified office or agency of one or more Paying Agents; provided that payments on the Regulation S Global Notes and the Rule 144A Global Notes will be made to Cede & Co. as the registered holder of the Regulation S Global Notes and the Rule 144A Global Notes by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

Principal, interest and premium, if any, on the Definitive Registered Notes will be payable at the specified office or agency of one or more Paying Agents maintained for such purposes in New York, New York.  In addition, at the option of the Issuer, interest on the Definitive Registered Notes may be paid by check mailed to the Person entitled thereto as shown on the register for the Definitive Registered Notes.

If the due date for any payment in respect of any 2028 Notes is not a Business Day, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day, and will not be entitled to any further interest or other payment as a result of any such delay.

3.                                      Paying Agent, Transfer Agent and Registrar

Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Transfer Agent and Registrar.  The Issuer may appoint and change any Registrar, Transfer Agent and Paying Agent.  The Issuer or any of its Subsidiaries may act as Registrar, Transfer Agent and Paying Agent.

4.                                      Indenture

The Issuer issued the 2028 Notes under the Indenture dated as of [ ], 2018 (the “Indenture”), among the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), Paying Agent, Transfer Agent, and Registrar.  The terms of the 2028 Notes include those stated in the Indenture.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The 2028 Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms and provisions.  In the event of a conflict between the Indenture and the terms of the 2028 Notes, the terms of the Indenture govern.

(1)  For the first issuance, insert: September 15, 2018, or if interest has already been paid on the 2028 Cequel Notes as of a later date, from the date it was mostly recently paid

A-4-5

The 2028 Notes are general, senior obligations of the Issuer.  This 2028 Note is one of the 2028 Note referred to in the Indenture.  The 2028 Note and, if issued, any 2028 Additional Notes are treated as a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase, except as otherwise provided for therein.

5.                                      Optional Redemption

(a)                                 Except as described below, the 2028 Notes are not redeemable until April 1, 2023. On and after April 1, 2023, the Issuer may redeem all or, from time to time, part of the 2028 Notes upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest, to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 1, of the years indicated below:

Year	Redemption Price
2023	103.750%
2024	101.875%
2025	101.250%
2026 and thereafter	100.000%

(b)                                 Prior to April 1, 2023, the Issuer may redeem all, or from time to time, a part of the 2028 Notes upon not less than 10 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)                                  Prior to April 1, 2021, the Issuer may on any one or more occasions redeem up to 40% of the original principal amount of the 2028 Notes (including, in each case, the principal amount of any 2028 Additional Notes), upon not less than 10 nor more than 60 days’ notice, with funds in an aggregate amount not exceeding the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.500% of the principal amount of the 2028 Notes, plus, accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (1) at least 60% of the original principal amount of the 2028 Notes (including the principal amount of any 2028 Additional Notes remains outstanding after each such redemption); and (2) the redemption occurs within 180 days after the closing of such Equity Offering.

(d)                                 Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the relevant series of 2028 Notes or the portion thereof called for redemption on the applicable redemption date.

(e)                                  Any redemption notice given in respect of the redemption of any series of the 2028 Notes (including upon an Equity Offering or in connection with a transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent,

A-4-6

including, but not limited to, the completion or occurrence of the related transaction, as the case may be.

(f)                                   Any redemption pursuant to this paragraph 5 shall be made pursuant to Sections 3.01 through 3.06 of the Indenture.

(g)                                  If a series of 2028 Notes is listed on an exchange, and the rules of the exchange so require, the Issuer will notify the exchange of any such redemption and the principal amount of such 2028 Notes outstanding following any partial redemption of such series of 2028 Notes.  In no event will the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of 2028 Notes eligible under the Indenture to be redeemed.

(h)                                 In connection with any tender offer or other offer to purchase for all of the 2028 Notes of a series, if Holders of not less than 90% of the aggregate principal amount of the then outstanding 2028 Notes of such series validly tender and do not validly withdraw such 2028 Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the 2028 Notes of such series validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ notice following such purchase date, to redeem all 2028 Notes of such series that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(i)                                     If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

6.                                      [Reserved].

7.                                      Mandatory Redemption

The Issuer shall not be required to make mandatory redemption payments or sinking fund payments with respect to the 2028 Notes.

(a)                                 [Reserved]

8.                                      Notice of Redemption

Not less than 10 days but not more than 60 days before a date for redemption of 2028 Notes, the Issuer shall transmit a notice of redemption in accordance with Section 3.03 of the Indenture.

9.                                      [Reserved].

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10.                               Repurchase of 2028 Notes at the Option of Holders

(a)                                 If a Change of Control occurs, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s 2028 Notes at a purchase price in cash equal to 101% of the principal amount of the 2028 Notes, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

(b)                                 In accordance with Section 4.08 of the Indenture, the Issuer will be required to, or may be permitted to, offer to purchase 2028 Notes upon the occurrence of certain events, including certain Asset Dispositions.

(c)                                  If Holders of not less than 90% in aggregate principal amount of the outstanding 2028 Notes of a series validly tender and do not validly withdraw such 2028 Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the 2028 Notes of such series validly tendered and not validly withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described in Section 4.03(b) of the Indenture, to redeem all 2028 Notes of such series that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of the delivery of the notice for such redemption.

11.                               Denominations; Transfer; Exchange

The 2028 Notes are in registered form without interest coupons in minimum denominations of $200,000 and multiples of $1,000 in excess thereof.  A Holder may transfer or exchange 2028 Notes in accordance with the Indenture.

12.                               Persons Deemed Owners

The registered Holder of this 2028 Note will be treated as the owner of it for all purposes.

13.                               Prescription

Claims against the Issuer for the payment of principal, or premium, if any, on 2028 Notes of any series will be prescribed ten years after the applicable due date for payment thereof.  Claims against the Issuer for the payment of interest on 2028 Notes of any series will be prescribed five years after the applicable due date for payment of interest.

14.                               Discharge and Defeasance

The Indenture and the 2028 Notes of a series may be discharged, and the Issuer may exercise its legal defeasance option or covenant defeasance option, as set forth in the Indenture.

15.                               Amendment, Waiver

The Indenture and the 2028 Notes may be amended as set forth in the Indenture.

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16.                               Defaults and Remedies

The Events of Default relating to the 2028 Notes are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

17.                               Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2028 Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

18.                               No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuer or any of its respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the 2028 Notes Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a 2028 Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 2028 Notes.

19.                               Authentication

This 2028 Note shall not be valid until an authorized signatory of the Trustee or the Authenticating Agent manually signs the certificate of authentication on the other side of this 2028 Note.  The signature shall be conclusive evidence that the security has been authenticated under the Indenture.

20.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.                               Governing Law

THIS 2028 NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

22.                               Common Codes, ISIN and CUSIP Numbers

The Issuer in issuing the 2028 Notes may use Common Codes, ISIN and CUSIP numbers (if then generally in use) and, if so, the Issuer shall use Common Codes, ISIN and CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the 2028 Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the 2028 Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Issuer will furnish to any Holder of 2028 Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this 2028 Note.

A-4-9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this 2028 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2028 Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-4-10

[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED 2028 NOTES]

This certificate relates to $                         principal amount of 2028 Notes held in (check applicable box) ☐ book-entry or ☐ definitive registered form by the undersigned.

The undersigned (check one box below):

☐                                                                                    has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by DTC, a Definitive Registered Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐                                                                                    has requested the Trustee by written order to exchange or register the transfer of a 2028 Note.

In connection with any transfer of any of the 2028 Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act, the undersigned confirms that such 2028 Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(16)                          ☐                                    to the Issuer;

(17)                          ☐                                    pursuant to a registration statement that has been declared effective under the U.S. Securities Act of 1933, as amended;

(18)                          ☐                                    for so long as the 2028 Notes are eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended, to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A;

(19)                          ☐                                    pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended; or

(20)                          ☐                                    pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2028 Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5) is checked, the Issuer and the Trustee may require, prior to registering any such transfer of the 2028 Notes, such legal opinions, certifications and other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933, as amended.

Date:

A-4-11

Your Signature:

Sign exactly as your name appears on the other side of this certificate.

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this 2028 Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature:
(to be executed by an executive officer of purchaser)

A-4-12

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Issuer address block]

[Trustee/Registrar address block]

Re: 5.125%  Senior Notes due 2021 of CSC Holdings LLC (May  2021 Notes)
Re: 5.125%  Senior Notes due 2021 of CSC Holdings LLC (September 2021 Notes)

Re: 7.750% Senior Notes due 2025 of CSC Holdings LLC (2025 Notes)
Re: 7.500% Senior Notes due 2028 of CSC Holdings LLC (2028 Notes)

Reference is hereby made to the Indenture (the “Indenture”), dated as of [ ], 2018, among CSC Holdings LLC., a corporation incorporated under the laws of Delaware (the “Initial Issuer” or the “Issuer” prior to the Combination Date) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and paying agent, transfer agent and registrar.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                      , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                in such Note[s] or interests (the “Transfer”), to                                (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             ☐            Check if Transferee will take delivery of a Book-Entry Interest in the 144A Global Note or a Definitive Registered Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act in a transaction meeting the requirements of Rule 144A under the U.S. Securities Act and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or the Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

2.             ☐            Check if Transferee will take delivery of a Book-Entry Interest in the Regulation S Global Note or a Definitive Registered Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, (ii) such Transferor does not know that the transaction was

B-1

prearranged with a buyer in the United States, (iii) no directed selling efforts have been made in connection with the Transfer in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the U.S. Securities Act, (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act and (v) if the proposed transfer is being effected prior to the expiration of a Restricted Period, the transferee is not a U.S. Person, as such term is defined pursuant to Regulation S of the Securities Act, and will take delivery only as a Book-Entry Interest so transferred through DTC.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

3.             ☐            Check and complete if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Registered Note pursuant to any provision of the U.S. Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Global Notes and Definitive Registered Notes and pursuant to and in accordance with the U.S. Securities Act and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

B-2

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)                                 ☐            a Book-Entry Interest in the:

(i)            ☐  144A Global Note ([Common Code] [ISIN] [CUSIP]             ), or

(ii)           ☐  Regulation S Global Note ([Common Code][ISIN][CUSIP]           ).

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐            a Book-Entry Interest in the:

(i)            ☐  144A Global Note ([Common Code] [ISIN] [CUSIP]           ), or

(ii)           ☐  Regulation S Global Note ([Common Code][ISIN][CUSIP]         ).

in accordance with the terms of the Indenture.

B-3

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Issuer address block]

[Trustee/Registrar address block]

Re: 5.125%  Senior Notes due 2021 of CSC Holdings LLC (May  2021 Notes)
Re: 5.125%  Senior Notes due 2021 of CSC Holdings LLC (September 2021 Notes)

Re: 7.750% Senior Notes due 2025 of CSC Holdings LLC (2025 Notes)
Re: 7.500% Senior Notes due 2028 of CSC Holdings LLC (2028 Notes)

(ISIN                       ; Common Code                               ; CUSIP                                   )

Reference is hereby made to the Indenture (the “Indenture”), dated as of [ ], 2018, among CSC Holdings LLC., a corporation incorporated under the laws of Delaware (the “Initial Issuer” or the “Issuer” prior to the Combination Date) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and paying agent, transfer agent and registrar.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                      , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $               in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             ☐            Check if Exchange is from Book-Entry Interest in a Global Note for Definitive Registered Notes.  In connection with the Exchange of the Owner’s Book-Entry Interest in a Global Note for Definitive Registered Notes in an equal amount, the Owner hereby certifies that such Definitive Registered Notes are being acquired for the Owner’s own account without transfer.  The Definitive Registered Notes issued pursuant to the Exchange will bear the Private Placement Legend and will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

2.             ☐            Check if Exchange is from Definitive Registered Notes for Book-Entry Interest in a Global Note.  In connection with the Exchange of the Owner’s Definitive Registered Notes for Book-Entry Interest in a Global Note in an equal amount, the Owner hereby certifies that such Book- Entry Interest in a Global Note are being acquired for the Owner’s own account without transfer.  The Book-Entry Interests transferred in exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-1

ANNEX A TO CERTIFICATE OF EXCHANGE

1.             The Owner owns and proposes to exchange the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐            a Book-Entry Interest held through DTC Account No.              in the:

(i)            ☐  144A Global Note ([Common Code] [ISIN] [CUSIP]            ), or

(ii)           ☐  Regulation S Global Note ([Common Code] [ISIN] [CUSIP]            ), or

(b)                                 ☐            a Definitive Registered Note.

2.             After the Exchange the Owner will hold:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐            a Book-Entry Interest held through DTC Account No.           in the:

(i)            ☐  144A Global Note ([Common Code] [ISIN] [CUSIP]           ), or

(ii)           ☐  Regulation S Global Note ([Common Code] [ISIN] [CUSIP]           ), or

(b)                                 ☐            a Definitive Registered Note.

in accordance with the terms of the Indenture.

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE dated as of [              ], among [GUARANTOR] (the “Guarantor”), CSC Holdings, LLC (the “Issuer”), and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Trustee and the other parties thereto have heretofore executed and delivered an indenture, dated as of [ ], 2018 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 5.125% Senior Notes due 2021 (the “2021 May Notes”), 5.125%  Senior Notes due 2021 (the “2021 September Notes”), 7.750% Senior Notes due 2025 (the “2025 Notes”), 7.500% Senior Notes due 2028 (the “2028 Notes” and, together with the 2021 May Notes, the 2021 September Notes and the 2025 Notes, the “Notes”);

WHEREAS, pursuant to Sections 9.01 and Section 9.05 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Guarantor is a Restricted Subsidiary of the Issuer;

WHEREAS, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1
Defined Terms

Section 1.01.         Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital thereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
Obligations and Agreements; Agreement to be Bound; Agreement to Guarantee; Limitations

Section 2.01.         Obligations and Agreements.  The Guarantor hereby becomes a party to the Indenture as a guarantor.

Section 2.02.         Agreement to be Bound.  The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a guarantor and to perform all of the obligations and agreements of a guarantor under the Indenture.

Section 2.03.         Agreement to Guarantee. [insert as applicable](2)

(2) [To be based on guarantee provisions in the senior guaranteed notes indenture dated October 9, 2015 in connection with 6.625% Senior Guaranteed Notes due 2025 issues by Neptune Finco Corp.]

Section 2.04.         Limitations on Note Guarantee. [insert as applicable]

ARTICLE 3
Miscellaneous

Section 3.01.         Notices.  All notices and other communications to the Guarantor shall be given as provided in the Indenture, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer [        ].

Section 3.02.         Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.03.         Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04.         Jurisdiction.  The Guarantor irrevocably (i) agrees that any legal suit, action or proceeding against it arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York court and (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

Section 3.05.         Severability Clause.  In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.06.         Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.07.         Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 3.08.         Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 3.09.         Successors.  All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

Section 3.10.         Trustee.  The Trustee shall not be responsible for or in respect of the sufficiency of this Supplemental Indenture or for or in respect of the recitals herein, which have been made by the Issuer and the Guarantor.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

[GUARANTOR]

By:
Name:
Title:

CSC HOLDINGS, LLC, as Issuer

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title: